Rule 424(b)(3)
                                              Registration No. 333-09517





                                703,591 UNITS
                                $5.00 PER UNIT
                        EASTCO INDUSTRIAL SAFETY CORP.

   Each unit ("Unit") consists of one share of common stock $0.12 par value ("Common Stock") and one Class B Redeemable Common Stock Purchase Warrant ("Class B Warrant").



   Eastco Industrial Safety Corp. (the "Company") is granting to all holders of its outstanding common stock of record on the close of business September 24, 1996 ("Record Date"), in those states where qualified, or exempt from qualification, (see page 3 for list of such states), the nontransferable right ("Rights") to subscribe for Units, at the subscription price set forth below on the basis of 4 Units for every 5 shares of Common Stock owned on the Record Date. The number of Rights will be determined by dividing shareholdings (as adjusted for all prior stock splits) by five, rounded down to the nearest whole number, with the result multiplied by four. No fractional Rights or Units will be issued. Rights and Units will be rounded to the nearest lower whole number. Inasmuch as the Rights are not transferable, there will be no market for the Rights, nor will Royce Investment Group, Inc. (the "Underwriter") be purchasing any Rights. See "The Offering -- Method of Exercising Rights" at page 41 for procedure to exercise Rights.

   The subscription period for the Rights will expire at 5:00 p.m. New York Time on November 8, 1996 ("Expiration Date"). Any Units not subscribed for pursuant to the exercise of Rights will be sold to the Underwriter ("Standby Offering") at the Subscription Price under a Standby Agreement between the Company and the Underwriter which is identical to the price under the offering for the Rights. The term "Offering" as hereinafter utilized in this Prospectus includes the offering in connection with the Rights, the Standby Offering and the offering of the Optional Units as hereinafter defined. The Underwriter will offer to sell the components of the Units to the public at prices not to exceed the lowest asked prices then existing at the time of sale as reported on the NASDAQ Small-Cap Market. No Units and/or components thereof will be offered by the Underwriter to the public until at least two business days after the Expiration Date of the Rights Offering. See "The Offering" and "Underwriting".



   Each Class B Warrant entitles the holder to purchase one share of Common Stock commencing twelve months (or sooner with the consent of the Underwriter) after the date of this Prospectus (the date of the Prospectus is sometimes referred to herein as the "Effective Date") until the close of business on the third year after the date of this Prospectus at an exercise price of $6.25 per share subject to adjustment in certain circumstances pursuant to anti-dilution provisions therein. The Common Stock and Class B Warrants are immediately detachable from the Units and separately tradeable. See "Description of Securities -- Class B Warrants" for a discussion of the Company's right to redeem the Class B Warrants on 30 days notice commencing
18 months from the date of this Prospectus under certain conditions but no sooner than 12 months from the date the Warrants become exercisable.
                                                 (continued on following page)



THESE ARE SPECULATIVE SECURITIES. THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AS DESCRIBED HEREIN. FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 9 AND "DILUTION" ON PAGE 18.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



=============================================================================
                                            Standby        Proceeds to
                  Subscription Price      Fees(1)(2)    Company(1)(2)(3)
-----------------------------------------------------------------------------
Per Unit .......         $5.00               $.50             $4.50
-----------------------------------------------------------------------------
Total  .........      $3,517,955          $351,795.50     $3,166,159.50
=============================================================================

                                                 (footnotes on following page)

                         ROYCE INVESTMENT GROUP, INC.


               The date of this Prospectus is October 10, 1996

------
(1) Represents a 10% standby fee of $351,795.50 ($.50 per share) but does not include a 3% nonaccountable expense allowance of $105,538.65 ($.15 per share) payable to the Underwriter in connection with this Offering unless the Standby Offering is terminated pursuant to the terms of the Standby Agreement. Before deducting approximately $365,000 for printing, legal fees, accounting and other related expenses of the Offering. See "Underwriting".

(2) Does not include additional compensation to the Underwriter consisting of
    (i) an option (the "Underwriter's Warrant" or "Underwriter's Purchase Option"), sold to the Underwriter for nominal consideration, entitling the Underwriter to purchase one Unit for each ten Units sold in the Offering, at a price of $6.00 per Unit, subject to the anti-dilution provisions thereof, for a period of four years commencing one year after the Effective Date; and (ii) a one year financial consulting agreement providing for fees totaling 2% of the proceeds of the Offering, payable on the closing date(s) of the Offering (the "Closing") and the Optional Units. The Company has also agreed to pay the Underwriter a warrant solicitation fee of 7% of the exercise price for each Class B Warrant exercised during the period commencing one year after the Effective Date, and to indemnify the Underwriter against certain liabilities, including those arising under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting".

(3) In the event that the number of unsubscribed Units to be purchased by the Underwriter is less than 300,000 Units, the Underwriter will have the right but not the obligation to purchase such number of Units that will bring the number of Units to be purchased by the Underwriter up to a total of 300,000 Units at the Subscription Price less a 10% discount and 3% nonaccountable expense allowance within 30 days of the Closing. See note (2) regarding a financial consulting fee applicable to the Optional Units. Such additional Units are herein referred to as the "Optional Units".



   The Company's Common Stock is traded on the NASDAQ Small-Cap Market under the symbol ESTO and upon the closing of the Standby Offering will be listed on the Boston Stock Exchange under the symbol "EST". Upon closing of the Standby Offering, the Class B Warrants will be listed on NASDAQ Small-Cap Market under the symbol ESTOZ and the Boston Stock Exchange under the symbol "ESTZ". The Company will not apply for listing of the Units on NASDAQ or the Boston Stock Exchange. However, it is possible that some broker-dealers may seek to have the Units listed on the NASD Electronic Bulletin Board, or in the National Quotation Bureau's pink sheets at some time in the future. On September 30, 1996, the reported closing sale price for the Common Stock as reported by NASDAQ was $5 5/8 per share. The purchase price of the Units and the Exercise Price of the Class B Warrants for each of the offerings have been arbitrarily determined through negotiation between the Company and the Underwriter, was set at approximately 77% of the average closing price as reported by NASDAQ for the ten business days preceding October 1, 1996 and may bear no relationship to current market price, earnings, assets or other recognized criteria of value applicable to the Company. The Company is unable to predict the impact of the Offering upon the market price of the stock. There can be no assurances that shareholders who purchase Units under the Rights Offering and/or investors who purchase shares under the Standby Offering will be able to sell such shares at the price they purchased the shares or at any price. See "Underwriting" and "Market Information".


                                    ------

   It is expected that certificates for such Units will be ready for delivery on or about the third business day after the Underwriter receives notice from the Subscription Agent as to the number of unsubscribed Units for which it is committed to purchase. The issuance of the Common Stock at below-market price will have the effect of adding to the number of shares issuable under certain outstanding options and warrants. See "Management".

                        RESTRICTIONS IN CERTAIN STATES



THIS OFFERING WITH RESPECT TO THE UNITS TO BE ISSUED UPON THE EXERCISE OF THE RIGHTS IS EXPECTED TO BE QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION IN THE FOLLOWING JURISDICTIONS: ALABAMA, ALASKA, ARIZONA, ARKANSAS, CALIFORNIA, COLORADO, CONNECTICUT, DELAWARE, DISTRICT OF COLUMBIA, FLORIDA, GEORGIA, HAWAII, ILLINOIS, IDAHO, INDIANA, IOWA, KANSAS, LOUISIANA, MARYLAND, MASSACHUSETTS, MICHIGAN, MISSISSIPPI, MISSOURI, NEVADA, NEW
HAMPSHIRE, NEW JERSEY, NEW YORK, NORTH CAROLINA, OKLAHOMA, OREGON,
PENNSYLVANIA, PUERTO RICO, RHODE ISLAND, SOUTH CAROLINA, SOUTH DAKOTA,
UTAH, VERMONT, VIRGINIA, WASHINGTON, WEST VIRGINIA, WISCONSIN, AND WYOMING. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE UNITS OFFERED
HEREBY UNLESS THEY CAN DEMONSTRATE TO THE SATISFACTION OF THE COMPANY THAT
THEY SATISFY CERTAIN SPECIFIC CRITERIA FOR EXEMPTION SET FORTH IN THE APPLICABLE STATES SECURITIES LAWS. PROSPECTUSES WILL BE MAILED TO ALL HOLDERS OF
COMMON STOCK ON THE RECORD DATE. HOWEVER, RIGHTS CERTIFICATES WILL NOT BE INCLUDED IN THE MAILING TO THOSE RESIDENTS OF JURISDICTIONS NOT LISTED ABOVE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OTHER THAN THOSE TO WHICH IT SPECIFICALLY RELATES, OR A SOLICITATION OF AN OFFER TO BUY FROM ANY PERSON OR ENTITY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

FOR RESIDENTS OF NEW JERSEY ONLY:

THE OFFERING COVERED BY THIS PROSPECTUS MAY BE MADE ONLY TO EXISTING COMMON STOCK HOLDERS IN THE STATE OF NEW JERSEY AND TO ACCREDITED INVESTORS IN THE STATE OF NEW JERSEY AS THAT TERM IS DEFINED UNDER REGULATION 501 OF THE SECURITIES ACT OF 1933, AS AMENDED. RULE 501 DEFINES "ACCREDITED INVESTORS"
TO INCLUDE, AMONG OTHER THINGS: (I) ANY NATURAL PERSON WHOSE INDIVIDUAL NET WORTH, OR JOINT NET WORTH WITH THAT PERSON'S SPOUSE, AT THE TIME OF HIS PURCHASE EXCEEDS $1,000,000; (II) ANY NATURAL PERSON WHO HAD AN INDIVIDUAL INCOME IN EXCESS OF $200,000 IN EACH OF THE TWO MOST RECENT YEARS OR JOINT INCOME WITH THAT PERSON'S SPOUSE IN EXCESS OF $300,000 IN EACH OF THOSE YEARS AND HAS A REASONABLE EXPECTATION OF REACHING THE SAME INCOME LEVEL IN THE CURRENT YEAR; AND (III) ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS ARE ACCREDITED INVESTORS. FURTHER, THE EXERCISE OF WARRANTS BY RESIDENTS OF THE STATE OF NEW JERSEY MAY ONLY BE MADE BY EXISTING COMMON STOCKHOLDERS WHO PURCHASED SUCH WARRANTS FROM THE COMPANY IN THIS OFFERING AND BY ACCREDITED INVESTORS. IN THE EVENT WARRANTS ARE EXERCISED, THE WARRANT EXERCISE MAY ONLY BE EFFECTED IN NEW JERSEY PURSUANT TO A REGISTERED BROKER/DEALER OR IN RELIANCE ON AN EXEMPTION OR EXCEPTION UNDER N.J.S.A., 49:3-47 ET. SEQ."



FOR OKLAHOMA INVESTORS

THE OFFERING COVERED BY THE PROSPECTUS CONTAINS OFFERING EXPENSES IN EXCESS OF 15% PERMITTED BY TITLE 660, CH.10 (660;10-9-35) UNDER THE OKLAHOMA SECURITIES ACT. FOR FURTHER INFORMATION REGARDING THE EXPENSES OF THE OFFERING, PLEASE SEE PAGE 2 OF THIS PROSPECTUS. MOREOVER, THIS REGISTRATION STATEMENT PERTAINS ONLY TO THE SECURITIES OFFERED TO EXISTING COMMON STOCK HOLDERS IN THE STATE OF OKLAHOMA AND MAY NOT BE USED FOR ANY OTHER SALES UNLESS OTHERWISE REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE OKLAHOMA SECURITIES ACT.

FOR ALABAMA RESIDENTS

THE OFFERING COVERED BY THIS PROSPECTUS CONTAINS OFFERING AND MARKETING EXPENSES IN EXCESS OF THE AMOUNTS PERMITTED BY RULE 830-X-4.09 UNDER THE ALABAMA SECURITIES ACT. FOR FURTHER INFORMATION REGARDING THE EXPENSES OF THIS

OFFERING, PLEASE SEE PAGE 2 OF THIS PROSPECTUS. MOREOVER, THIS REGISTRATION STATEMENT PERTAINS ONLY TO THE SECURITIES OFFERED TO EXISTING COMMON STOCK HOLDERS IN THE STATE OF ALABAMA AND MAY NOT BE USED FOR ANY OTHER SALES UNLESS OTHERWISE REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE ALABAMA SECURITIES ACT.

                      STATEMENT OF AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities and Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the File No. 0-8027. Such reports, proxy statements and other information filed by the Company can be inspected at the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, and at the following Regional Offices of the Commission, Chicago Regional Office, 219 South Dearborn Street, Chicago, Illinois and New York Regional Office, 7 World Trade Center, New York, New York 10007.

   The Company currently files its reports electronically by EDGAR. The Company distributes annual reports containing audited financial statements to its shareholders.

                          FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY. SUCH STATEMENTS REFLECT SIGNIFICANT ASSUMPTIONS AND SUBJECTIVE JUDGMENTS BY THE COMPANY'S MANAGEMENT CONCERNING ANTICIPATED RESULTS. THESE ASSUMPTIONS AND JUDGMENTS MAY OR MAY NOT PROVE TO BE CORRECT. MOREOVER, SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF SUCH RISKS, SEE "RISK FACTORS". INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE UNDERWRITER HAS NOT ATTEMPTED TO VERIFY THE BASIS FOR ANY SUCH STATEMENTS INDEPENDENTLY AND NEITHER THE UNDERWRITER NOR THE COMPANY UNDERTAKES ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OCCURRING OR CIRCUMSTANCES ARISING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                              PROSPECTUS SUMMARY

   The following is a summary as of the date hereof of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus. All shares and shares issuable under outstanding warrants and options in this Prospectus have been adjusted for a one-for-ten reverse stock split approved by the shareholders of the Company on August 12, 1996.

THE COMPANY

   Eastco Industrial Safety Corp. (the "Company" and sometimes "Eastco") is a corporation organized and existing under the laws of the State of New York, having been incorporated on May 15, 1958. The Company, through its wholly-owned subsidiaries, Disposable Safety Wear, Inc. ("Disposable"), Safety Wear Corp. ("Safety Wear"), Puerto Rico Safety Equipment Corporation ("Puerto Rico Safety Equipment"), and Puerto Rico Safety Corp. ("Puerto Rico Safety"), manufactures industrial protective clothing products and distributes a wide range of industrial safety products. The Company's Manufacturing Operations sells its products to distributors. The Company's Distribution Operations sells its products to "end users," including manufacturing companies and service businesses, public utilities, fisheries, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement. The Company's executive offices are located at 130 West 10th Street, Huntington Station, New York 11746 and its telephone number is (516) 427-1802.

MANUFACTURING OPERATIONS

   Manufactured products are sold under the "Charkate/Worksafe", "Charkate", "Worksafe" and "Cover-up" trade names. The Company, through Disposable, Safety Wear and Puerto Rico Safety Equipment, manufactures disposable and reusable industrial protective apparel. Disposable protective products items include coveralls, shirts, pants, hats, hoods, aprons, smocks, lab coats, hazardous material handler suits, examination gowns, sleeves, shoe covers and related items. Disposable clothing is designed to protect the user from, among other things, splash, dirt, contamination and against a wide range of hazardous substances. Disposable clothing is made primarily of a spun bonded polyolefin produced solely by Dupont under the trade name Tyvek(R). Reusable industrial protective clothing consists of items for the protection of various parts of the body which are designed to shield the user from, among other things, splash, dirt, contamination, heat, fire, cold and the outside environment. Specific products manufactured include coveralls, gloves, mitts, shirts, thermal underwear, sleeves, coats, pants, leggings, spats, bibs, safety vests and a variety of other kinds of protective clothing and uniforms. The Company also manufactures welding blankets, curtains and screens.

   The Company's Manufacturing Operations and warehousing are located primarily in Puerto Rico and Alabama, and are primarily directed from the Company's offices in New York. The Company's products are sold primarily in the United States and Puerto Rico. In addition, manufactured products are sold to "end-users" through the Company's Distribution Operations (the "Eastco Division") in the Northeastern region of the United States and Puerto Rico.

DISTRIBUTION OPERATIONS



   The Company, primarily through its Eastco Division, distributes industrial safety products to "end-users" made by the Charkate/Worksafe division as well as by non-affiliated companies. Products distributed include hard hats, protective glasses, ear muffs, ear plugs, respirators, goggles, face shields, rainwear, protective footwear, first-aid kits, monitoring devices, signs and related products. These products are sold to manufacturing companies and service businesses, including public utilities, fisheries, hospitals, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement.

   The Company supplies a variety of items which may be used during the removal and/or encapsulation of hazardous materials in office buildings, chemical plants, refineries, electric generating plants and schools. Abatement products sold by the Company include in the largest part, items made by other companies, such as negative air machines, respirators, air filtration equipment, vacuums, polybags and sheetings, decontamination showers, signs, tools, pumps, sprayers and related equipment. The Company does not engage in the removal or encapsulation of hazardous materials.

   The Company's Distribution Operations are primarily directed from the Company's offices in New York. The Company also has facilities for warehousing and distribution of its non-manufactured products in Puerto Rico, Connecticut and Florida. Items distributed are sold primarily in the Northeastern region of the United States.

THE OFFERING


 Securities Offered ...........  703,591 Units. Each Unit consists of one share of Common Stock and one Class B
                                 Warrant. See "Description of Securities".

 Subscription Price ...........  $5.00 per Unit (the "Subscription Price").

 Common Stock Outstanding
   Prior to the Offering(1) ...  879,488 shares of Common Stock (as adjusted for prior stock splits and estimated
                                 rounding for fractional shares)

 Common Stock Outstanding
   After the Offering(1) ......  1,583,079 shares of Common Stock.



 Terms of Rights Offering(3) ..  Holders of record on the close of business
                                 September 24, 1996 of the outstanding Common
                                 Stock may subscribe to purchase Units on the basis of 4 Units for each 5 shares of Common Stock owned on the Record Date. The number of Rights will be determined by dividing shareholdings (as adjusted for all prior stock splits) by five, rounded down to the nearest whole number, with the result multiplied by four.

 Expiration of Offering .......  November 8, 1996 at 5:00 p.m. New York Time.
                                 Payment must be received by American Stock
                                 Transfer & Trust Co. (the "Subscription
                                 Agent") by this time.



 Standby Offering(3) ..........  The Underwriter will offer to sell the components of the Units at a price not to exceed the lowest asked prices then existing at the time of sale as reflected on NASDAQ. No Units and/or components thereof will be offered by the Underwriter to the public until at least two business days after the Expiration Date of the Rights Offering. See "The Offering" and "Underwriting".

 Class B Warrants to be Issued
   in the Offering (2) ........  703,591 Class B Warrants.



 Exercise Terms................  Each Class B Warrant entitles the holder thereof to purchase one share of Common
                                 Stock for $6.25 (the "Exercise Price"),
                                 during the period commencing twelve months
                                 (or sooner with the Underwriter's consent) after the Effective Date, subject to adjustment in certain circumstances. See "Description of Securities -- Class B Warrants".

 Expiration Date...............  October 9, 1999 (three years after the
                                 Effective Date).

 Redemption....................  Redeemable by the Company, in whole or in part, at a price of $.01 per Class B Warrant commencing eighteen months after the Effective Date but no sooner than 12 months after the Warrants become exercisable; provided that: (i) prior notice of not less than 30 days is given to the Class B Warrantholders; and (ii) the closing high bid price of the Company's Common Stock, for the 15 consecutive trading days ending on the third day prior to the date on which the Company gives notice, has been at least $9.375 per share (to be adjusted for any stock dividends and stock splits, and which may be adjusted to 150% of the exercise price of the Class B Warrants, if such exercise price is changed). See "Description of Securities -- Class B Warrants".



Use of Proceeds ...............  The Company intends to use the net proceeds of this Offering, amounting to approximately
                                 $2,696,000 to pay the financial consulting fee of $70,359 to the Underwriter and the balance to paydown the amount outstanding on its line of credit thereby increasing the amount available under such line of credit for future working capital and other needs such as acquisitions. See "Use of Proceeds".


Risk Factors ..................  The securities offered hereby involve a high degree of risk and immediate substantial dilution. See "Risk Factors" and "Dilution".

NASDAQ Symbols ................  Common Stock: ESTO
                                 Class B Warrants: ESTOZ


Boston Stock Exchange
  Symbols (4) .................  Common Stock: EST
                                 Class B Warrants: ESTZ


------
(1) Does not include Common Stock which may be issued upon the exercise of any options or warrants currently outstanding. The Company currently has outstanding options and warrants to purchase 617,930 shares of Common Stock exercisable at prices between $5.302 and $30.00 per share which will be adjusted to acquire 630,887 shares at prices between $5.169 and $30.00 as a result of anti- dilution rights due to this Offering.

(2) Does not include Common Stock which may be issued upon exercise of Underwriter's Purchase Option and Optional Units.

(3) Since the Company's shares are to a large extent registered in the names of brokers, banks, and trust companies who may not be the beneficial holders of such securities and/or nominees, the Company is unable to determine the number of beneficial holders (and the amount of shares owned by such persons) that reside in states where this Offering is being made. Accordingly, there can be no assurances given that any of the Units offered hereby will be subscribed for by shareholders and in this event absent the market-out provision, the Underwriter will be obligated to purchase all unsubscribed Units. Should the Underwriter not purchase the unsold Units in accordance with the market-out provision, shareholders who have exercised the Rights will not have a right to cancel their subscription and under such circumstances, the Company will retain the monies from the Rights subscribed for. See "Underwriting".



(4) The Company's Common Stock has been approved for listing on the Boston Stock Exchange upon completion of the Rights Offering which is expected to occur on or about November 15, 1996.

                        SUMMARY FINANCIAL INFORMATION
                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following is a summary of the Company's financial information extracted from the indicated year end Consolidated Financial Statements of the Company, and is qualified in its entirety by the detailed financial information appearing in the Consolidated Financial Statements and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

STATEMENT OF OPERATIONS DATA:

                                           Year Ended June 30,
                                      ------------------------------
                                            1996            1995
                                       -------------   -------------
Net sales  .............................$26,982,699     $24,024,897
Cost of sales  ......................... 21,495,693      19,254,571
                                        -------------   -------------
Gross profit  ..........................  5,487,006       4,770,326
                                        -------------   -------------
Selling, general and administrative
   expenses  ...........................  4,546,222       4,148,517
Interest  ..............................    836,359         583,665
Other expense (income)(net)  ...........     16,388         (39,793)
Settlement with former underwriter  ........ 78,000              --
                                         -------------   -------------
Total expenses  ......................... 5,476,969       4,692,389
                                         -------------   -------------
Net income  ............................ $   10,037      $   77,937
                                         =============   =============
Net income per share(1):
   Primary ............................  $      .02      $      .20
                                         =============   =============
   Assuming full dilution .............  $      .02      $      .17
                                         =============   =============
Average number of shares used in
    computing per share amounts:
   Primary ...............................  595,758         392,529
                                          =============   =============
   Assuming full dilution ................  595,758         471,698
                                          =============   =============

CONSOLIDATED BALANCE SHEET DATA:

                                                   As at June 30, 1996
                               ----------------------------------------------
                          As at                                      Pro-Forma
                        June 30,                        Pro-             as
                          1995        Historical       Forma(1)     Adjusted(2)
                      -------------  -------------   -------------  -----------
Current Assets  ...... $ 9,265,149    $10,987,100    $11,158,100    $11,228,459
Current Liabilities  .   8,200,620      9,434,587      9,434,587      6,809,325
Working Capital  .....   1,064,529      1,552,513      1,723,513      4,419,134
Total Assets  ........  10,716,048     12,472,105     12,643,105     12,713,464
Long-Term Debt  ......     489,782        433,738        433,738        433,738
Total Liabilities  ...   8,690,402      9,868,325      9,868,325      7,243,063
Shareholders' Equity     2,025,646      2,603,780      2,774,780      5,470,401

------
(1) Adjusted to give effect to shares issued in a private placement with net proceeds to the Company of $171,000.

(2) Adjusted to give effect to shares issued in the Rights Offering and the sale of units offered and the receipt of $2,695,621 in net proceeds and their initial application which is to prepay the Underwriter $70,359 for a one year consulting agreement with the balance going to pay down the amount outstanding on the Company's line of credit.

                                 RISK FACTORS



   The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in the Company. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus:

   HISTORY OF PREVIOUS SIGNIFICANT LOSSES. Although for the fiscal years ended June 30, 1996 and 1995, the Company had net income of $10,037 and $77,937, respectively, the Company incurred losses (before extraordinary items) of ($2,711,378), ($858,326), ($1,362,761) and ($1,388,831),
respectively, for the fiscal years ended June 30, 1994, 1993, 1992 and 1991. Other than for the fiscal years ended June 30, 1996 and 1995, the Company has not had a profitable fiscal year since its fiscal year ended June 30, 1989. As of June 30, 1996, the Company had an accumulated deficit of $4,230,555 compared to an accumulated deficit of $4,240,592 as of June 30, 1995. There can be no assurances that the Company will be profitable or will not incur losses in the future. Recent hurricanes have adversely affected production and shipments in Puerto Rico. As a result, preliminary sales information indicates a decline of approximately $500,000 in the first quarter of fiscal 1997 when compared to sales in the first quarter of fiscal 1996 of $6,522,386. However, the Company's production facilities have not been damaged and the Company believes that such adverse effects will be temporary. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements".

   LENDING ARRANGEMENTS; LIENS ON THE COMPANY'S ASSETS; USE OF ALL OF NET PROCEEDS TOWARD PAYMENT OF DEBT. The Company is dependent upon its revolving line of credit with Congress Financial Corporation ("Congress"), which as revised during July, 1996, expires October 1, 1999, except that Congress at its sole option may extend the termination date to October 1, 2000. The line of credit was increased from $6,000,000 to $9,000,000 as of July, 1996. Interest is payable monthly at 1.25% (previously 2.25%) over a prime rate, with provision to further reduce such rate to 1% over the prime rate upon consummation of this Offering for net proceeds of at least $2,500,000 which must occur no later than December 31, 1996. Borrowings are currently limited to 55% of the Company's eligible inventory and 85% of the Company's eligible accounts receivable. As of June 30, 1996, the amount outstanding on the line of credit was approximately $5,558,000, with an availability of borrowing $76,000 based upon accounts receivable and inventory at that date. The loan is subject to certain working capital and net worth covenants and is collateralized by all of the Company's assets not previously pledged under other loan agreements. Although the Company will use substantially all of the net proceeds of this offering to reduce outstanding indebtedness under its credit facility (See "Use of Proceeds"), the Company will, in all likelihood, draw down funds under such facility in the future in order to continue to finance its operations. In the event that the Company is unable to obtain financing from its principal lender or alternative sources of financing, or if able to do so but not on favorable terms, the Company's ability to operate profitably could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."



   In the event that the Company fails to comply with its obligations, the Company's indebtedness could be declared immediately due and payable and, in certain cases, the Company's assets could be foreclosed upon. Moreover, to the extent that all of the Company's assets continue to be pledged to secure outstanding indebtedness, such assets are unavailable to secure additional debt financing, which may adversely affect the Company's ability to borrow in the future.

   ASBESTOS LITIGATION AGAINST THE COMPANY. The Company, in the past, manufactured certain products made of asbestos. Such use was terminated by the Company in the mid-1980's. It has been alleged that asbestos is a cause of cancer, such as asbestosis, mesothelioma, and other related diseases, the symptoms of which may not appear for twenty or more years. Since the early 1980's, numerous lawsuits have been instituted against the Company by persons who have been exposed to asbestos and asbestos products.

   As of June 30, 1996, the Company estimates that it is a party to approximately 280 cases with respect to exposure to asbestos involving approximately 1300 plaintiffs. All of the actions against the Company to date have been brought by non-employees of the Company and are based upon personal injury claims.

   These actions are pending in the states of New York, New Jersey, and Pennsylvania. The number of first-party plaintiffs include, in various instances, spouses of said plaintiffs. The actions, with the exception of one pending action, involve a multitude of defendants. The complaints allege exposure to asbestos and asbestos products over various periods of time. Each seeks varying amounts of damages, usually unlimited, or for each plaintiff as high as $10,000,000 for compensatory damages and $20,000,000 for punitive damages.

   From 1981 through June 30, 1996, the Company estimates that approximately 900 actions on behalf of approximately 7500 first-party plaintiffs have been instituted against it concerning asbestos-related claims, and that the claims of approximately 6200 plaintiffs have been terminated against the Company. The Company estimates that, with the exception of defense costs, a total of approximately $1,400,000 has been paid, or agreed to be paid, in settlements to date with regard to the terminated actions, of which all but approximately $30,000 has been or will be paid by the Company's insurance carriers. Through June 30, 1996, the Company has paid less than approximately $35,000 for legal and defense costs to counsel appointed by the insurance carriers to defend it. Past results of settlements and defense costs are not necessarily indicative of future settlements and defense costs which the Company is unable to predict.

   The existence of the asbestos litigation may have an adverse effect upon the financial liquidity of the Company in the future. The Company is unable to predict the outcome of this uncertainty or the total extent to which its insurance carriers will provide coverage. Based upon prior experience, the Company believes that additional claims will be filed in the future. Further, the Company's independent auditors report emphasizes the uncertainties of these matters. See "Legal Proceedings" for a description of asbestos and other litigation pending against the Company.

   INSURANCE COVERAGE APPLICABLE TO ASBESTOS LITIGATION -- PERIODS OF NON-COVERAGE. For the period commencing April 1, 1968 to April 1, 1969 and March 11, 1971 to November 27, 1985, the Company believes that it has various policies of primary insurance in different amounts which would protect it against liability for asbestos-made, product-related personal injuries. The policies range in amounts from $50,000 to $1,000,000 on an annual basis. The Company also believes that since August 10, 1972 to on or about August 11, 1986 it has had various policies for excess coverage applicable to asbestos claims on an annual basis. These policies range in amounts from $500,000 to $10,000,000 for excess coverage. There are gaps of approximately six weeks in the primary coverage between March 11, 1971 to November 27, 1985 and approximately thirty-six months in the excess coverage between August 10, 1972 and August 11, 1986, and an additional period of approximately thirteen months for excess coverage insurance companies in liquidation, where there is likely to be no coverage. The policies of insurance are not applicable to all of the subsidiaries of the Company, which have varying coverage, and such subsidiaries may also be without coverage for various times of their doing business. Not all of these policies are in the possession of the Company.

   Effective June 26, 1990, an agreement between Eastco and its primary insurance carriers dated March 26, 1990 became effective. Eastco entered into this agreement in an effort to resolve uncertainties as to its insurance coverage which will cover asbestos claims against the parent Company, Eastco, where any exposure to asbestos is alleged during the period 1971 to 1985, inclusive. Pursuant to this agreement, the Company is obligated to share in the payment of asbestos-related claims against Eastco. Pursuant to the agreement, the Company is obligated to pay 12% of all attorneys' fees incurred on its behalf and 17% of indemnity costs (which include judgment and settlement amounts). The balance of these costs are to be paid by the insurance carriers, which are parties to the agreement. The agreement is subject to policy limitations of each insurance policy. The agreement may be terminated at any time upon ninety (90) days' notice by any of the parties provided that termination may not be effective as to any asbestos action that has already been placed on the trial calendar, unless it has a scheduled trial date more than twelve (12) months from the date the notice of termination is given. The Company is aware of only one case pending against it which is on the trial calendar.

   Effective during May, 1991, the Company entered into a Settlement Agreement and Release with Mount Vernon Fire Insurance Company. The Company discontinued its action against Mount Vernon, which provided that, subject to the terms of the agreement, Mount Vernon would reimburse the Company (where applicable) for 6.25% of attorneys' fees (52.08% of the Company's 12% share referred to in the agreement in the previous paragraph) and 6.25% of indemnification costs (36.76% of the Company's 17% share referred to in the agreement in the previous paragraph). The agreement is not applicable to any asbestos actions against the Company where no exposure is alleged to products manufactured or distributed by Eastco between April 1, 1968 and April 1, 1969. The agreement may be terminated at any time upon 90 days' notice, but such notice is not applicable to asbestos actions placed on a trial calendar, unless such has a trial date more than twelve months from the date the notice of termination is given. The agreement provides that the limit available under the policy is $100,000 plus attorneys' fees while the agreement is in effect and is applicable only to the parent Company, Eastco. Approximately $25,000 has been reimbursed by Mount Vernon Fire Insurance Company as of June 30, 1996 for indemnification.

   During fiscal 1994, the Company reached a settlement (the "1994 Settlement") pertaining to all pending and future cases against it in the State of New York brought by one firm of plaintiffs' attorneys, which firm has been primarily responsible for bringing asbestos actions against the Company in the State of New York. The settlement does not apply to Puerto Rico Safety Equipment and is only applicable to cases brought by the same law firm against the Company in the State of New York. The Company is to be dismissed without any payment in cases not involving any exposure to a power generating station in the State of New York ("Powerhouse"). Where there is Powerhouse exposure, a payment of $100 is to be made for each alleged nonmalignant case and $300 for each malignant case. Where plaintiffs consist of two spouses, such is deemed one case. Payment is to await appropriate documentation of exposure, releases from the plaintiffs and the agreement of each plaintiff whose case is settled.

   The two agreements referred to above between the Company and the insurance carriers may not be applicable to Puerto Rico Safety Equipment, which is covered by other insurance. To date, the claims settled by Puerto Rico Safety Equipment have been paid in full by insurance. No agreement has been reached with the insurance companies confirming all of these policies, which range from $100,000 to $500,000 for primary coverage and $1,000,000 to $5,000,000 for excess coverage. The policies for Puerto Rico Safety Equipment cover the period March 11, 1971 to July 23, 1986 with various gaps of fourteen months on primary coverage and forty-two months on excess coverage.

   The Company is unable to ascertain the total extent of insurance applicable to asbestos claims against it or the extent to which its insurance carriers will provide coverage. The Company's insurance may not provide coverage for punitive damages where such damages are sought against it in pending litigation. Punitive damages are allowable in addition to compensatory damages and are awarded as a punishment to the defendant for wrongs in a particular case as well as for the protection of the public against similar acts, to deter the defendant from a repetition of the wrongful act and to serve as a warning to others. Usually a wrong, aggravated by an evil or wrongful motive or a willful and intentional misdoing or a reckless indifference equivalent thereto, is required for a court to award punitive damages. The Company is unable to specify whether its actions would give rise to punitive damages. It believes that its actions should not give rise to punitive damages. There, however, can be no assurance that this will be the case. See "Legal Proceedings".



   RECENT ISSUANCE OF SUBSTANTIAL SHARES AT REDUCED PRICE. During June and July of 1996, the Company issued 513,000 shares at $1.50 per share at a time when the market price range was approximately $8 to $12 per share and the Company was contemplating a prospective rights offering at approximately $5.00 per share. This offering was authorized to provide proceeds to pay loans and provide working capital. None of the Company's officers, directors or persons associated or affiliated with them participated in the Offering. Melinda Tyrwhitt (owner of 38,000 shares or 7.4% of both placements), is the married daughter of Anthony P. Towell, the Company's Chief Financial Officer, and a Director and Mr. Towell disclaims beneficial ownership of these shares. No other person has had a prior relationship with the Company, with the exception of Heather Reiser (owner of 21,667 shares or 4.2% of both placements) whose husband is affiliated with Donald & Co., the Company's investment advisor. The shares issued are being registered for sale concurrently herewith. Holders of 114,000 of these shares have agreed not to sell their shares for nine months from the date hereof. See "Concurrent Registration of Common Stock" and "Recent Private Placements".



   GOVERNMENT REGULATION; NO ASSURANCE OF COMPLIANCE WITH OSHA. The Company's manufacturing facilities are subject to regulation and inspection standards established by the Occupational Safety and Health Administration ("OSHA"), which were enacted, in part, to require employers to supply protective clothing in certain work environments. To date, the Company's manufacturing facilities have not been inspected for compliance with the standards established by OSHA. Various of the Company's products are also subject to other governmental standards. Although the Company believes that it is in material compliance with current standards, there can be no assurance that any inspection will not reveal that the Company has failed to comply with the standards established by OSHA and that, as a result, the Company may be required to expend sums, which can be costly, to assure compliance with OSHA regulations.

   NEED FOR SUBSTANTIAL INVENTORIES. The Company is required to maintain substantial inventories for both its Manufacturing Operations and its Distribution Operations in order to meet the immediate requirements of its customers who require products on short notice and who do not maintain an inventory of such products. The Company had inventory of approximately $5,230,000 and $4,364,000, as of June 30, 1996 and June 30, 1995, respectively. Although the Company believes it currently maintains sufficient inventories, prior to a 1994 public offering (the "1994 Offering"), the Company experienced periods where it did not have sufficient working capital to maintain its inventories to meet the demands of certain of its customers. There can be no assurance that the Company will be able to maintain sufficient inventories or the Company will not return to periods where there is insufficient working capital to maintain its inventories to meet the needs of its customers.

   DEPENDENCE UPON DUPONT FOR SUPPLY OF TYVEK.(R) The Company is not dependent upon any one company for a source of supply of raw materials for its manufacturing operations other than DuPont, which supplies the Company with Tyvek(R), a raw material which is used in various lines of its disposable products. Products utilizing Tyvek(R) accounted for approximately 41% and 35% of consolidated sales for the fiscal years ended June 30, 1996 and June 30, 1995, respectively. Management believes that its current relationship with DuPont is satisfactory. The Company has no contract with DuPont for the supply of such raw material; therefore, DuPont could terminate its relationship with the Company at any time. The Company does not believe that an alternative source exists for the supply of Tyvek(R). Accordingly, the loss of DuPont as a supplier of Tyvek(R) would have a material adverse effect on the Company's operations.

   NO DIVIDENDS. The Company intends to retain future earnings to finance future growth. Accordingly, any potential investor who anticipates the need for dividends for his investment should not purchase any of the securities offered hereby. In addition, the Company's agreement with Congress contains restrictions which prohibit the Company from paying cash dividends.

   COMPETITION. The market for industrial protective clothing products and industrial safety products is extremely competitive. The Company faces competition in all of its product markets from large, established companies that have greater financial, managerial, sales and technical resources than the Company, and some of the Company's product markets are dominated by such larger companies. Where larger competitors offer products that are directly competitive with the Company's products, particularly as part of an established line of products, there can be no assurance that the Company can successfully compete for sales and customers. Larger competitors also may be able to benefit from economies of scale or to introduce new products that compete with the Company's products. There can be no assurance that the Company can successfully compete in any of its product markets.



   BROAD DISCRETION ON USE OF PROCEEDS. The net proceeds from the sale of the Units will be approximately $2,696,000. The Company intends to use the net proceeds of this Offering to prepay to the Underwriter $70,359 for a one year consulting agreement with the balance going to paydown of the amount outstanding on its line of credit thereby increasing the amount available under such line of credit for future working capital and other needs such as acquisitions. Although the Company may use substantially all of the net proceeds of this offering to reduce outstanding indebtedness under its credit facility, the Company will, in all likelihood, draw down funds under such facility in the future in order to continue to finance its operations. The proceeds of the Company's line of credit with Congress are used for working capital and general corporate purposes which includes salaries, purchase of inventory, marketing, and other applicable corporate expenses and needs. As a result of the foregoing, the Company will have broad discretion in allocating a substantial portion of the net proceeds of this Offering. See "Use of Proceeds".



   UNSPECIFIED ACQUISITIONS. The Company has broad flexibility in utilizing the net proceeds of this Offering. It may utilize a substantial portion of the proceeds to make unspecified acquisitions. The Company has been having ongoing discussions with several companies regarding possible acquisitions but has not entered into any definitive agreement or understanding with respect to any such acquisition. No assurances can be given that any such acquisition will be consummated, or if consummated, that such acquisition will be successful. The Company's shareholders and investors in this Offering are likely not to be able to vote on, or review the financial statements of any such acquisitions. See "Use of Proceeds".

   BENEFIT OF USE OF PROCEEDS FOR MANAGEMENT. In September 1993, the Company received an overadvance of $500,000 from Congress. In connection therewith, Messrs. A. Densen, L. Densen and A. Towell, directors and executive officers of the Company, obtained a $250,000 junior participation in the loans made to the Company from Congress by advancing $250,000 of their funds to Congress. $250,000 of this overadvance has been repaid to Congress. $35,000 has been repaid to L. Densen. The balance of $215,000 will be repaid by Congress, at its option, to Messrs. A. Densen and A. Towell, subject to the availability of funds under the revolving line of credit. The effect of the application of the proceeds of this Offering to the reduction of the monies owed to Congress should have the effect of enabling the balance of the overadvance of $215,000 to be repaid to Messrs. A. Densen and A. Towell. See "Use of Proceeds."

   LIMITATION ON NET OPERATING LOSS CARRYFORWARDS. As of June 30, 1996, the Company had Federal net operating loss carryforwards for income tax purposes of approximately $4,738,000 which expire through the year 2011. These carryforwards are subject to limitations on the amount that can be utilized by the Company in a fiscal year due to "change of ownership" rules as defined by applicable Federal tax statutes. The amount of income which may be offset after an ownership change is determined by multiplying the fair market value of the Company at the time of the ownership change by the long-term tax exempt rate. To the extent that such annual limitation is not utilized, it may be further carried forward until the carryforward would have otherwise expired. A "change in ownership" occurred upon the completion of two 1996 private placements ("Recent Private Placements"). See "Recent Private Placements". Based upon the number of shares offered in the Recent Private Placements and the applicable long-term tax exempt rate, the Company's ability to utilize its net operating carryforward losses in future years is limited to approximately $345,000 per year. A change in ownership may also occur upon the completion of this Offering and the Company's ability to utilize its net operating loss carryforwards could be further limited.

   RELIANCE ON CURRENT MANAGEMENT. The Company's current operations and future success is greatly dependent upon the services of Mr. Alan Densen, its President, Lawrence Densen, its Senior Vice President and Anthony P. Towell, its Vice President of Finance. The loss of services of any of the foregoing, who are each employed under written agreements for five year terms, could have a material adverse effect on the Company. There is no key man insurance on the life of the executive officers of the Company. See "Management".

   CONTROL BY MANAGEMENT. As of the date of this Prospectus, the Company's executive officers and directors own of record and beneficially (assuming exercise of all their options and warrants), an aggregate of approximately 23% of the Company's outstanding Common Stock and may be in a position to have significant influence over the outcome of all matters submitted to stockholders for approval, including the election of directors of the Company, as a result of their control of such shares which will vote on all matters. The Company's Board of Directors is divided into two classes, each of which generally serves for a term of two years, with only one class of directors being elected in each year. A classified board under certain circumstances could discourage, prevent or delay a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent shareholders from receiving the maximum value for their shares. In addition, there are provisions in the employment agreements with Messrs. A. Densen, A. Towell and L. Densen, that provide for them to receive immediately a lump sum payment of three years' compensation as well as severance pay should a "Change in Control" occur, which also could have a similar effect of deterring bids for the Company. Messrs. A. Densen, L. Densen, and A. Towell, in modification agreements to their employment agreements, have waived: (i) their right to bonuses based upon the Company's earnings before interest and taxes for the fiscal years ended June 30, 1996 through June 30, 2000; (ii) their exercise rights on options and warrants and repayment of their junior participation interests with Congress and compensation payable in the event of a Change in Control with respect to the Offerings; and (iii) their right to terminate their relationship with the Company, as per the terms of their respective employment agreements. The modification agreements and waivers provide that their right to terminate their employment agreements and waiver of their bonuses shall not be waived in the event that there is a material breach of such agreements by the Company. Messrs. A. Densen, L. Densen and A. Towell have agreed that the issuance of shares in this Offering will not result in any "Change of Control" rights under their respective employment agreements. See "Management" and "Executive Compensation -- Employment Agreements and Change of Control Features".

   OUTSTANDING OPTIONS AND WARRANTS. As of the date hereof, there are 617,930 shares of Common Stock subject to issuance upon currently outstanding options and warrants at exercise prices between $5.302 and $30.00 per share, which will be adjusted to acquire 630,887 shares at prices between $5.169 and $30.00 as a result of anti-dilution rights as a result of this Offering. Approximately 350,000 of these options and warrants have anti-dilution rights with respect to the subsequent issuance of shares at less than market value or their exercise price. To the extent that outstanding options and warrants are exercised, additional equity investment funds will be paid into the Company at the expense of dilution to the interests of the Company's share holders. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such securities. Outstanding options and warrants did not materially dilute earnings per share in 1996, but could do so in the future if there is a significant increase in the spread between their exercise price and the quoted market price of the Company's Common Stock.

   IMMEDIATE AND SUBSTANTIAL DILUTION. As of June 30, 1996, the pro-forma net tangible book value, giving effect to the private placement closed in July 1996, of the Company was $2,724,059 or approximately $3.10 per share of Common Stock, based upon 879,488 shares outstanding. Investors participating in the Offering will incur immediate dilution in the pro-forma net tangible book value of $1.58 per share, which is approximately 32%, based upon a (subscription) price of $5.00 allocated in full to the Common Stock. See "Dilution".

   NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING THE CLASS B WARRANTS. Although the Units will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Units or Class B Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Class B Warrants are not so registered or qualified during the period that the Class B Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Class B Warrants unless and until the shares could be registered or qualified for sale in the jurisdiction in which such purchasers reside, or an exemption to such qualification exists in such jurisdiction. If the Company were unable to register or qualify the shares in a particular state and no exemption to such registration or qualification was available in such jurisdiction, in order to realize any economic benefit from purchase of the Class B Warrants, a holder might have to sell the Class B Warrants rather exercise them. No assurance can be given, however, as to the ability of the Company to effect any required registration or qualification of the Units, Common Stock or Class B Warrants in any jurisdiction in which qualification of registration has not already become effective. See "Description of Securities -- Class B Warrants."

   CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE CLASS B WARRANTS. Holders of the Class B Warrants will have the right to exercise the Class B Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the applicable state or states. The Company has undertaken and intends to file and keep current the Prospectus which will permit the purchase and sale of the Common Stock underlying the Class B Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Class B Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The Class B Warrants may be deprived of any underlying shares which are not, or cannot be, registered in the applicable states. See "Description of Securities -- Class B Warrants."

   PENNY STOCK REGULATION. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction of a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell such securities.

  Although the Company believes that its securities will, as of the date of this Prospectus, be outside the definitional scope of a penny stock, as it will be listed on NASDAQ, in the event the Common Stock were subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be severely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities, and thus, the ability of purchasers in this offering to sell their securities in the secondary market.

   RELATIONSHIP OF UNDERWRITER TO TRADING. Subsequent to the Underwriter completing its distribution of any securities it acquires pursuant to the Standby Offering, the Underwriter intends to be a market maker for the Common Stock and Class B Warrants underlying the Units. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of warrantholders to exercise their Class B Warrants. Unless granted an exemption by the Commission from Rule 10b-6 promulgated under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during a period beginning two or nine business days, whichever is applicable, prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for soliciting the exercise of the Class B Warrants. As a result, the Underwriter may be unable to continue to make a market for the Company's securities during certain periods while the Class B Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Company's securities. See "Underwriting."



   NO PUBLIC MARKET FOR THE COMPANY'S UNITS AND CLASS B WARRANTS; POSSIBLE VOLATILITY OF STOCK PRICE; ARBITRARY DETERMINATION OF SUBSCRIPTION PRICE.
The Common Stock and Class B Warrants are immediately detachable from the Units and are separately tradeable. The Company will not apply for a listing of the Units on NASDAQ and as a result, such Units are not likely to be tradeable, although it is possible that some broker-dealers may seek to have the Units listed on the NASD Electronic Bulletin Board or, in the National Quotation Bureau's pink sheets at some time in the future. Prior to this Offering, there has been no public market for the Class B Warrants, and there can be no assurance that a market will develop at the conclusion of the Offering, or if developed, that it will be sustained. In addition, if any market does develop, the market price of these securities might be volatile. Factors such as announcements by the Company or its competitors concerning proposed plans, procedures and proposed government regulations, losses and litigation may have a significant effect on the market price of the Company's securities. Changes in the market price of the Company's securities may have no connection with the Company's actual financial results.



   In addition, the stock market has experienced extreme price and volume fluctuations which have particularly affected the market prices for many companies and which have often been unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the Company's securities. The Underwriter has the right after 30 days from the commencement of trading on NASDAQ on at least 15 business days notice to NASDAQ to request the Company to de-list from NASDAQ the Class B Warrants, which could have an adverse effect upon their trading.



   UNDERWRITER'S WARRANTS, OPTIONAL UNITS, AND REGISTRATION RIGHTS. The Company will sell to the Underwriter, for nominal consideration, Underwriter's Warrants to purchase one Unit for each ten Units actually sold in the Offering at an exercise price of $6.00, regardless of the number of Units purchased by the Underwriter. The Underwriter's Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the Effective Date, except to officers of the Underwriter. Exercise of the Underwriter's Warrants, which may be effected at any time, either in whole or in part, beginning 12 months after the Effective Date and not more than four years thereafter, may dilute the value of the Common Stock, may adversely affect the Company's ability to obtain equity capital, and, if the Common Stock issuable upon the exercise of the Underwriter's Warrants is sold in the public market, may adversely affect the market price of the Common Stock. The Units issuable upon exercise of the Underwriter's Warrants, the Common Stock and Class

B Warrants comprising such Units, and the Common Stock issuable upon exercise of the Class B Warrants, have been included in the Registration Statement of which this Prospectus forms a part. The Company has an obligation to keep such registration statement current, which could result in substantial expense to the Company. This obligation is in addition to the demand registration rights granted to the Underwriter in connection with the Offering. In the event that the number of the unsubscribed Units to be purchased by the Underwriter is less than 300,000 Units, the Underwriter will have the right but not the obligation to purchase such number of Units that will bring the total number of Units to be purchased by the Underwriter up to a total of 300,000 Units. Any profit received by the Underwriter either from the sale of the Underwriter's Warrants or from the sale of the shares of Common Stock purchasable upon exercise of the Underwriter's Warrant may be deemed additional underwriting compensation. See "Underwriting" with respect to these and other rights to compensation that the Underwriter has.

   STATE SECURITIES LAWS. The Offering with respect to the exercise of Rights has been qualified or is exempt from qualification in the states listed on page 3 of this Prospectus.Residents of other jurisdictions may not purchase Units or exercise Class B Warrants unless they can demonstrate to the Company that under the particular state's securities laws, an exemption is available for their transaction. This Prospectus does not constitute an offer other than those to which it specifically relates, or a solicitation of an offer to buy from any person or entity in any jurisdiction in which such offer or solicitation is unlawful. See "Restrictions in Certain States."

   FAILURE TO CONSUMMATE STANDBY OFFERING; RETENTION OF RIGHTS
SUBSCRIPTIONS. In the event that all of the Units offered hereby are not sold pursuant to the exercise of Rights, the Underwriter has agreed, on a firm commitment basis, to take and pay for all of the unsold Units, except if, in the reasonable judgment of the Underwriter, it is impracticable to consummate the Standby Offering under normal "market out" conditions, such as
(i) the Company having sustained a material loss of whatsoever nature, except losses which occur as result of litigations solely and unequivocally based 1) upon asbestos provided that the Company remains and/or would remain a viable entity, and 2) upon product liability provided such litigation is covered under the Company's basic product liability insurance coverage and to the extent that the losses in excess of such insurance coverage do not cause the Company to be and/or result in it becoming an inviable entity, whether or not insured, which, in the sole and absolute opinion of the Underwriter, substantially affects the value of the property of the Company or materially interferes with the operation of the business of the Company, (ii) any material adverse change in the business, property or financial condition of the Company, (iii) trading in securities on the New York Stock Exchange, the American Stock Exchange or NASDAQ System having been suspended or limited or minimum prices having been established on either such Exchange or System,
(iv) a banking moratorium having been declared by either federal or state authorities, (v) an outbreak of major hostilities or other national or international calamity having occurred, (vi) any action having been taken by any government in respect of its monetary affairs which, in the reasonable opinion of the Underwriter, has a material adverse effect on the United States securities markets; (vii) any action, suit or proceeding at law or in equity against the Company, or by any Federal, State or other Commission, board or agency wherein any unfavorable decision would materially adversely effect the business, property, financial condition or income of the Company; or (viii) due to conditions arising subsequent to the execution hereof, the Underwriter reasonably believes that, as a result of material and adverse events affecting the market for the Company's Common Stock or the securities markets in general, it is impracticable or inadvisable to proceed with the Standby Offering. Accordingly should the Underwriter not purchase the unsold shares in accordance with the market out conditions, shareholders who have exercised the Rights will not have a right to cancel their subscription and under such circumstances, the Company will retain the monies from the Rights subscribed for. The Rights Offering is distinct and separate from the Standby Offering under which the Underwriter has a "market out" right of cancellation as described above. In such event, investors may be vulnerable to illiquidity and/or a loss of their entire investment and the Company may also be at a greater risk of default and accelerated repayment of the Congress loan. See "The Offering" and "Underwriting".



   TAX INCENTIVES. Puerto Rico Safety Equipment and Disposable have elected to apply Section 936 of the Internal Revenue Code, effective July 1, 1979. The provisions of Section 936 are effective until revoked by the Company. If the conditions of Section 936(a)(2) are satisfied, the Section 936 credit equals the portion of the United States income tax that is attributable to taxable income from sources outside the United States derived from the active conduct of a trade or business within a United States possession, or the sale or exchange of substantially all of the qualified possession source investment income. Dividends payable by each subsidiary to the

Company from operations are entitled to a 100% dividends received deduction but are subject to a 10% withholding tax in Puerto Rico. The Omnibus Budget Reconciliation Act of 1993 (the "Omnibus Act") imposes new limitations on computing the Possession Tax Credit under Section 936 for tax years beginning after 1993. There are two methods for determining the credit under the new law. Under the first method, the amount of the credit may be determined by using the so-called economic activity limit. This attempts to limit the credit by applying various percentages to possession-based compensation, depreciation and taxes paid or accrued. Alternatively, the Company may make an irrevocable election when it files its June 30, 1996 federal income tax return to have present rules apply, but to phase out the credit to 60% of the 1994 level, and further phase down by 5% per year to 40% in 1998 and years thereafter. Since the credit is a function of future earnings, if any, the effect of such limitations cannot be determined at the present time. In addition, the Omnibus Act makes the 100% dividends received deduction subject to the Alternative Minimum Tax Calculation. No dividends have been declared on the aggregate undistributed earnings of Puerto Rico Safety Equipment and Disposable (which through June 30, 1996, aggregates approximately $2,321,000) and none are intended to be declared because it is management's intention to reinvest the earnings from such subsidiaries indefinitely. The Company believes that based upon current operations, the Omnibus Act will not have a material effect on the Company for the foreseeable future. The Small Business Job Protection Act of 1996 further limits the Possession tax credit for years beginning after 2001 with the credit being eliminated for tax years beginning after 2005.


   As Puerto Rico tax exemptions are reduced or expire, the Company may be required to pay taxes on income earned in Puerto Rico. The Company is unable to predict the amount of such impact after such exemptions are reduced or expire.



   SHARES ELIGIBLE FOR FUTURE SALE. There are 879,488 shares of Common Stock of the Company outstanding as of the Effective Date. Of these shares 528,607 shares are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act"). Of the restricted securities, 513,000 shares are being registered for sale, of which holders of 114,000 shares have agreed not to sell their shares for nine months from the Effective Date. See "Recent Private Placements" and "Concurrent Registration of Common Stock". 14,602 of the shares are restricted securities owned by officers and directors of the Company. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144. In general, under Rule 144, subject to satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above. The Company's executive officers and directors have agreed not to sell their shares for a period of twelve months from the Effective Date and an additional six months without the prior consent of the Underwriter. The Underwriter may consent to the sale of such shares at any time after 12 months from the date of this Prospectus, in its sole discretion, upon the request of the holder. The Underwriter's decision to consent will be based upon the current market conditions, liquidity of the Common Stock, as well as such other factors the Underwriter deems appropriate. No public announcement will be made with respect to the foregoing. See "Shares Eligible for Future Sale".



   AUTHORITY TO ISSUE BLANK CHECK PREFERRED STOCK. The Company is authorized to issue 1,000,000 shares of $.01 preferred stock without further action of the stockholders in one or more series and to fix before issuance with respect to each series: (a) the designation and the number of shares to constitute each series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, if any, (e) whether the shares will be subject to the operation of a sinking or retirement fund, if any, (f) whether the shares are to be convertible or exchangeable into other securities of the Company, and the rates thereof, if any, (g) any limitation on the payment of dividends on the Common Stock while any such series is outstanding, if any, (h) the voting power, if any, in addition to the voting rights provided by law, of the shares, which voting powers may be general or special, and (i) such other provisions as shall not be inconsistent with the certificate of incorporation. All the shares of any one series of the Preferred Stock shall be identical in all respects. The Company's board of directors has broad discretion with regard to the issuance of such shares. No preferred shares are currently outstanding. See "Description of Securities -- Preferred Stock".

                               USE OF PROCEEDS



   The net proceeds from the sale of the Units will be approximately $2,695,621. The Company intends to use the net proceeds of this Offering to
(a) prepay the Underwriter for a one year financial consulting agreement, a fee equal to 2% of the gross proceeds, or $70,359; and (b) with the balance going to paydown the amount outstanding on its line of credit thereby increasing the amount available under such line of credit for future working capital and other needs such as acquisitions. The Company has been having ongoing discussions with several companies regarding possible acquisitions but has not entered into any definitive agreement or understanding with respect to any such acquisition. No assurances can be given that any such acquisition will be consummated, or if consummated, that such acquisition will be successful. Although the Company may use substantially all of the net proceeds of this offering to reduce outstanding indebtedness under its credit facility, the Company will, in all likelihood, draw down funds under such facility in the future in order to continue to finance its operations. The proceeds of the Company's line of credit with Congress are used for working capital and general corporate purposes which includes salaries, purchase of inventory, marketing, and other applicable corporate expenses and needs. The effect of the application of the proceeds of this Offering to the reduction of the monies owed to Congress should have the effect of enabling the balance of the overadvance of $215,000 to be repaid to Messrs. A.Densen and A. Towell. See "Certain Relationships and Related Transactions". Any proceeds from the sale of Optional Units will also be utilized to further pay down the Company's line of credit.



                                   DILUTION

   The purchasers of the Units offered hereby can expect an immediate and substantial dilution of the net tangible book value of their investment. As of June 30, 1996, the Common Stock of the Company had a pro forma net tangible book value of $2,724,059 or approximately $3.10 per share, which gives effect to the private placement closed in July 1996. The Company's pro forma net tangible book value after the Offering will be $5,419,680 or $3.42 per share, representing an immediate increase in pro forma net tangible book value of $.32 per share to the existing shareholders and an immediate dilution of $1.58 per share or 32% to the persons purchasing the Common Stock contained in the Units offered hereby. The following table illustrates the per share dilution:

  Subscription Price  ...................................              $5.00
  Pro-forma net tangible book value before offering  ....    $3.10
  Increase in net tangible book value attributable to the
     Common Stock offered by the Company (1) ............      .32
                                                             ------
  Pro-forma net tangible book value after offering(1)  ..               3.42
                                                                      -------
  Dilution to new investors  ............................              $1.58
                                                                      =======

------
(1) After deduction of standby fees, the Underwriter's non-accountable expense allowance and estimated offering expenses paid by the Company. None of the price is allocated to the Class B Warrants.
(2) Gives no effect to outstanding options or warrants, or options or warrants to be issued in connection with this Offering.

                                CAPITALIZATION

   The following table sets forth the capitalization of the Company as of June 30, 1996: (i) on an historical basis; (ii) on a pro-forma basis giving effect to the sale of 114,000 shares in a private placement; and (iii) on such pro-forma basis as adjusted giving effect to the Rights Offering and the sale of Units and the application of the proceeds therefrom. This table should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.

                                                                       As of June 30, 1996
                                                         ----------------------------------------------
                                                                                               Pro-
                                                                              Pro-           Forma As
                                                             Actual         Forma (1)      Adjusted (2)
                                                          -------------   -------------    -------------
Current Liabilities:
Loans Payable  ........................................    $ 5,853,075     $ 5,853,075     $ 3,227,813
                                                          =============   =============    =============
Long-Term Debt (including the current portion)  .......    $   489,782     $   489,782     $   489,782
                                                          -------------   -------------    -------------
Stockholders' Equity:
Common Stock, $.12 par value; authorized 20,000,000
  shares; issued and outstanding; 765,488 actual
  outstanding, 879,488 pro-forma outstanding, 1,583,079
  pro- forma as adjusted outstanding ..................         91,859         105,539         189,970
Additional paid-in capital  ...........................      6,742,476       6,899,796       9,510,986
Accumulated Deficit  ..................................     (4,230,555)     (4,230,555)     (4,230,555)
                                                          -------------   -------------    -------------
Total Stockholders' Equity  ...........................      2,603,780       2,774,780       5,470,401
                                                          -------------   -------------    -------------
Total Capitalization  .................................    $ 3,093,562     $ 3,264,562     $ 5,960,183
                                                          =============   =============    =============

------
(1) Adjusted to give effect to the issuance of 114,000 shares in a private placement with net proceeds of approximately $171,000 during July, 1996. See Note 7 in the "Consolidated Financial Statements" and "Recent Private Placements".



(2) Adjusted to give the effect to shares issued in the Rights Offering and the sale of Units offered hereby and the receipt of $2,695,621 in net proceeds and their initial application which is to prepay the Underwriter $70,359 for a one year consulting agreement with the balance going to paydown the amount outstanding on the Company's line of credit.

                              MARKET INFORMATION

   The principal market on which the Common Stock of the Company is traded is the NASDAQ Small-Cap Market and its symbol is ESTO. The following chart sets forth the high and low sales price as determined from NASDAQ for the Common Stock for the periods indicated as adjusted for its reverse 1 for 10 stock split effective August 12, 1996:



                                                             High        Low
                                                           ---------   --------
Fiscal Year Ended June 30,
     1995
     ----
     First Quarter  ....................................    $17.50      $ 8.75
     Second Quarter  ...................................     14.38        5.63
     Third Quarter  ....................................     16.25        7.50
     Fourth Quarter  ...................................     17.50       10.00

     1996
     ----
     First Quarter  ....................................    $20.00      $15.00
     Second Quarter  ...................................     20.63       10.63
     Third Quarter  ....................................     14.38        7.50
     Fourth Quarter  ...................................     14.38        6.25

     1997
     ----
     First Quarter (July 1, 1996 through September 30,
        1996) ..........................................    $10.00      $ 5.63



   The approximate number of holders of record of the Common Stock, as of September 17, 1996 was 325. The Company believes there are in excess of 1200 beneficial holders of the Common Stock. On September 30, 1996, the closing price of the Common Stock was $5.63.



                               DIVIDEND POLICY

   The payment by the Company of dividends, if any, rests within the discretion of the Board of Directors and, among other things, will depend upon the Company's earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not declared any dividends since inception, and has no present intention of paying any dividends on its Common Stock in the foreseeable future, as it intends to reinvest its earnings, if any, in the Company's business. In addition, the Company's lending arrangement with Congress prohibits the payment of dividends without their consent.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995



   The Company's net income for fiscal 1996 was approximately $10,000, which included non-recurring expenses of approximately $113,000, comprised primarily of the settlement costs with the Company's former underwriter and costs incurred in connection with the issuance and repurchase of debentures, compared to net income of approximately $78,000 for fiscal 1995.



   Consolidated net sales during fiscal 1996 increased by 12.3% to $26,983,000 from $24,025,000 during fiscal 1995. In fiscal 1996,
Manufacturing Operations revenues increased 20.9% to $17,889,000 from $14,791,000, while Distribution Operations revenues decreased 1.5% to $9,094,000 from $9,234,000. The Company believes that the overall increase in sales was due to improved industry conditions in the manufacturing segment.

   The Company's gross profit margin continues to increase resulting in a 20.3% gross profit margin in fiscal 1996 as compared to 19.9% in fiscal 1995. The Company believes that this increase was due primarily to continued manufacturing efficiencies, targeting sales that produce higher gross profits and improved inventory position.

   Selling, general, and administrative expenses for fiscal 1996 were $4,546,000 or 16.8% of sales compared to $4,149,000 or 17.3% for the prior fiscal year. The decrease as a sales percentage was due to the increase in sales volume for the year as well as the effect of the Company's continuing cost reductions and increased purchase discounts and advertising incentives earned.

   Interest expense was $836,000 for fiscal 1996 as compared to $584,000 in the prior year. This increase was due principally due to increased borrowings during the year for working capital, including establishing of sales-point warehouses in the southwest and western areas of the United States.

   Outstanding options and warrants did not materially dilute earnings per share in 1996, but could do so in the future if there is a significant increase in the spread between their exercise price and the quoted market price of the Company's Common Stock.



   Recent hurricanes have adversely affected production and shipments in Puerto Rico. As a result, preliminary sales information indicates a decline of approximately $500,000 in the first quarter of fiscal 1997 when compared to sales in the first quarter of fiscal 1996 of $6,522,386. However, the Company's production facilities have not been damaged and the Company believes that such adverse effects will be temporary.

ADOPTION OF NEW ACCOUNTING STANDARDS

   Under Financial Accounting Standards Statement No. 123 (FASB 123), "Accounting for Stock-Based Compensation", companies are required to provide new information about stock options based upon their fair value at the date of grant. This new rule becomes effective for fiscal years beginning after December 15, 1995. FASB 123 provides for an option to disclose the pro-forma effects of stock options on net income and earnings per share or to charge their fair value to earnings when they are granted. The Company intends to use the pro-forma disclosure method in its June 30, 1997 consolidated financial statements.



LIQUIDITY AND CAPITAL RESOURCES

   The Company had working capital as of June 30, 1996 of $1,553,000 as compared to working capital of $1,065,000 as of June 30, 1995. The increase resulted primarily from the sale of stock in a private placement in June 1996. A substantial portion of the Company's working capital consists of inventory, which was $5,230,000 and $4,364,000, as of June 30, 1996 and 1995,
respectively. The Company is required to maintain substantial inventories of its numerous products to meet the immediate requirements of its customers who need products on short notice and who do not maintain an inventory of such products.

   The Company had a line of credit agreement with Congress whereby the Company could borrow up to $6,000,000, with interest payable at 2.25% above a prime rate, plus an unused line fee of .25% per year. Borrowings under this agreement were limited to 50% of the eligible inventory up to a maximum of $2,875,000 and 80% of eligible accounts receivable. In July, 1996, the line of credit was amended and extended until October 1, 1999 with an option by Congress to extend the loan for an additional year. The line was increased to $9,000,000 with an interest rate at 1.25% above the prime rate which will be reduced to prime plus 1% subject to the consummation of the Company's proposed public offering by December 31, 1996 and the net proceeds of this offering being at least $2,500,000. The limits on borrowings were increased to 85% of eligible accounts receivable and 55% of eligible inventory. The amounts outstanding at June 30, 1996 and June 30, 1995 were $5,558,000 and $4,829,000, respectively. The Company had $76,000 available for borrowing at June 30, 1996. The loan is subject to certain working capital and net worth requirements and is collateralized by all of the assets of the Company not previously pledged under other loan agreements. The loan agreement prohibits the payment of cash dividends by the Company.

   In September 1993, the Company received an overadvance of $500,000 from Congress. In connection therewith, Messrs. A. Densen, L.Densen, and A. Towell obtained a Junior Participation from Congress by advancing $250,000 of their funds to Congress. $250,000 of this overadvance has been repaid to Congress. The balance of $215,000, after repayment of $35,000 to L. Densen, will be repaid by Congress, at its option, to Messrs. A.Densen, and A. Towell subject to the availability of funds.



   The Company believes that its current working capital position, line of credit and operations will be sufficient to satisfy its cash needs through June 30, 1997. In addition, the net proceeds of $171,000 from the second private placement in July, 1996 and the net proceeds of this Offering will provide the Company with additional funds to be utilized as indicated in "Use of Proceeds."

   Net cash used for operating activities was principally a result of an increase in accounts receivable and inventories which was only partially offset by an increase in accounts payable. Cash flows used in investing activities was for the purchase of property, plant, and equipment. Cash flows provided by financing activities was principally from increased borrowings under the Company's line of credit and from the proceeds of a private placement of the Company's Common Stock.

   The Company has no material commitments for capital expenditures.

   At the present time, the Company, together with a variety of defendants, is a party to various asbestos- related lawsuits involving a number of plaintiffs alleging damages from exposure to asbestos products sold by the Company. The Company may become a party to additional asbestos-related actions in the future. The Company is also party to a non-asbestos product liability action. While as indicated in "Business-Legal Proceedings" legal and settlement costs to the Company have not been material to date, the Company cannot, at this time, determine the outcome of these uncertainties which may have an adverse effect upon the liquidity of the Company in the future.

   From time to time, information provided by the Company or statements made by its employees, or information provided in its filings with the Securities and Exchange Commission (including this Prospectus) may contain forward looking information. The Company's actual future results may differ materially from those projections or statements made in such forward looking information as a result of various risks and uncertainties, including each of those risks set forth in the Risk Factors contained in this Prospectus. See "Risk Factors". The market price of the Company's Common Stock may be volatile at times in response to fluctuations in the Company's quarterly operating results, changes in analyst earnings estimates, market conditions, as well as general conditions and other factors general to the Company.

                                   BUSINESS

GENERAL

   Eastco Industrial Safety Corp. is a corporation organized and existing under the laws of the State of New York, having been incorporated on May 15, 1958. The Company, through its wholly-owned subsidiaries, Disposable, Safety Wear, Puerto Rico Safety Equipment, and Puerto Rico Safety, manufactures industrial protective clothing products and distributes a wide range of industrial safety products. The Company's Manufacturing Operations sells its products to distributors. The Company's Distribution Operations sells products to "end users," including manufacturing companies and service businesses, public utilities, fisheries, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement.

MANUFACTURING OPERATIONS



   Manufactured products are sold under the "Charkate/Worksafe", "Charkate", "Worksafe" and "COVER- UP" trade names. The Company, through Disposable, Safety Wear and Puerto Rico Safety Equipment, manufactures disposable and reusable industrial protective apparel. Disposable protective products items include coveralls, shirts, pants, hats, hoods, aprons, smocks, lab coats, hazardous material handler suits, examination gowns, sleeves, shoe covers and related items. Disposable clothing is designed to protect the user from, among other things, splash, dirt, contamination and against a wide range of hazardous substances. Disposable clothing is made primarily of a spun bonded polyolefin produced solely by DuPont under the trade name Tyvek(R). Reusable industrial protective clothing consists of items for the protection of various parts of the body which are designed to shield the user from, among other things, splash, dirt, contamination, heat, fire, cold and the outside environment. Specific products manufactured include coveralls, gloves, mitts, shirts, thermal underwear, sleeves, coats, pants, leggings, spats, bibs, safety vests and a variety of other kinds of protective clothing and uniforms. The Company also manufactures welding blankets, curtains and screens.



   Sales of manufactured disposable clothing and related disposable products accounted for approximately 43% and 39% of the Company's consolidated revenues for the fiscal years ended June 30, 1996 and 1995, respectively.



   The Company's Manufacturing Operations and warehousing are located primarily in Puerto Rico and Alabama. The Company's Manufacturing Operations are directed primarily from New York. The Company is presently testing the use of contracted production facilities in Mexico. The Company's products are sold primarily in the United States and Puerto Rico. The Company sells its manufactured products through sales representatives. In addition, manufactured products are sold through the Company's Distribution Operations in the Northeastern region of the United States and Puerto Rico to "end users."


DISTRIBUTION OPERATIONS


   The Company, primarily through Eastco, distributes to "end users" industrial safety products made by the Charkate/Worksafe division as well as by non-affiliated companies. Products distributed include hard hats, protective glasses, ear muffs, ear plugs, respirators, goggles, face shields, rainwear, protective footwear, first-aid kits, monitoring devices, signs and related products. These products are sold to manufacturing companies and service businesses, including public utilities, fisheries, hospitals, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement.



   The Company supplies a variety of items which may be used during the removal and/or encapsulation of hazardous materials in office buildings, chemical plants, refineries, electric generating plants and schools. Abatement products sold by the Company include in the largest part, items made by other companies, such as negative air machines, respirators, air filtration equipment, vacuums, polybags and sheetings, decontamination showers, signs, tools, pumps, sprayers and related equipment. The Company does not engage in the removal or encapsulation of hazardous materials. Sales of these products accounted for approximately 20% and 22% of the Company's consolidated revenues for the fiscal years ended June 30, 1996 and June 30, 1995, respectively. The foregoing percentages do not include products used in the abatement field which are manufactured by the Company.

   The Company's Distribution Operations are primarily directed from the Company's offices in New York. The Company also has facilities for warehousing and distribution of its non-manufactured products in Puerto Rico, Connecticut and Florida. The Company sells a variety of safety products from independent manufacturers, including, but not limited to, 3M, Racal Health and Safety, Inc. and Willson Safety Products, a division of WGM Safety Corporation. Items distributed are sold primarily in the Northeastern region of the United States.

SALES AND MARKETING

   The Company utilizes catalogs and telemarketing to aid in its sales efforts; however, the Company does not engage in any mail-order business nor sell on a retail basis. Sales are also promoted through trade shows, mailings and advertising in directories and trade magazines. Sales are primarily to "end users" comprised of industrial, commercial and governmental accounts. The Company considers industrial accounts to be those businesses which are primarily based upon manufacturing and production, while commercial accounts are considered by the Company to be service businesses. The Company also believes that standards established by OSHA have resulted in a need by others to purchase the Company's products. The Company employs 10 full-time salespeople in its Distribution Operations who sell products distributed by the Company, and on a more limited basis, products manufactured by the Company.

CUSTOMERS

   For the year ended June 30, 1996 and the previous fiscal year, no one customer accounted for more than 10% of the Company's sales. Accordingly, the Company believes it is not dependent upon any single customer, the loss of any one of which would not have an adverse effect on the business of the Company.

COMPETITION

   The market for industrial protective clothing and industrial safety products is extremely competitive. The Company faces competition in all of its product markets from large, established companies that have greater financial, managerial, sales and technical resources than the Company, and some of the Company's product markets are dominated by such larger companies. Larger competitors also may be able to benefit from economies of scale and introduce new products that compete with the Company's products.

   The Company's primary competitors in its Manufacturing Operations are Kappler Inc. and Lakeland Industries, Inc., in disposable clothing sales, and P.G.I., Incorporated; Red Kap, a subsidiary of VF Industries Inc.; Topps Mfg. Co. and Workrite Uniform Co. in the sale of reusable clothing. Primary competitors in the manufacture of reusable gloves are Chicago Protective Apparel, Inc. and Steel Grip, Inc. The Company's major competitors in its Distribution Operations are Balco Industries, Inc. and Freemont Safety Corp. in industrial sales, and Insulation Distributions Company, Industrial Productions Company and Aramsco Company in abatement sales.

SUPPLIERS



   The Company is not dependent upon any one Company for a source of supply of raw materials for its manufacturing operations other than DuPont which supplies the Company with Tyvek(R), a raw material which is used in various lines of its disposable products. Products utilizing Tyvek(R) accounted for approximately 41% and 35% of consolidated sales for the fiscal years ended June 30, 1996 and June 30, 1995, respectively. Management believes that its current relationship with DuPont is satisfactory. Loss of DuPont as a supplier of Tyvek(R) would have a material adverse effect on the Company's Operations.



GOVERNMENT REGULATION

   The Company's manufacturing facilities are subject to regulation and inspection standards established by OSHA. Such facilities have not yet been inspected for compliance with OSHA. Various of the Company's products are subject to other government standards. Although the Company believes it is in material compliance with required standards, there can be no assurance that any inspection will not reveal that the Company has failed to comply with OSHA and that, as a result, the Company may be required to expend sums, which can be costly, to assure compliance with OSHA regulations.

SPECIAL TAX CONSIDERATIONS

   Puerto Rico Safety Equipment is engaged in manufacturing in Puerto Rico and was granted an exemption for seventeen (17) years under the Puerto Rico Industrial Tax Exemption Act of 1963 (the "Industrial Tax Act") with respect to Puerto Rico income taxes on the production of such items as safety clothing, protective sleeves, coats, pants, hoods and jackets for the period commencing January 1, 1970. On July 1, 1989 Puerto Rico Safety Equipment was granted an extension of its exemption and has a 90% exemption from Puerto Rico income taxes for the ten-year period ending on June 30, 1999. During this period, Puerto Rico Safety Equipment has a 75% exemption from Puerto Rico municipal taxes on its real and personal property utilized in its operations.

   Disposable has been granted a fifteen-year exemption under the Industrial Tax Act with respect to Puerto Rico income taxes on its operations covering the production of disposable clothing and with respect to the property used in its operations for the period commencing June 4, 1977, subject to the terms of the grant. This exemption has been extended until 2006 on the basis of a 90% exemption on Puerto Rico income taxes and personal property taxes and a 60% exemption on municipal license taxes.

   Puerto Rico Safety Equipment and Disposable have elected to apply Section 936 of the Internal Revenue Code, effective July 1, 1979. The provisions of
Section 936 are effective until revoked by the Company. If the conditions of
Section 936(a)(2) are satisfied, the Section 936 credit equals the portion of the United States income tax that is attributable to taxable income from sources outside the United States derived from the active conduct of a trade or business within a United States possession, or the sale or exchange of substantially all of the qualified possession source investment income. Dividends payable by each subsidiary to the Company from operations are entitled to a 100% dividends received deduction but are subject to a 10% withholding tax in Puerto Rico. The Omnibus Budget Reconciliation Act of 1993 (the "Omnibus Act") imposes new limitations on computing the Possession Tax Credit under Section 936 for tax years beginning after 1993. There are two methods for determining the credit under the new law. Under the first method, the amount of the credit may be determined by using the so-called economic activity limit. This attempts to limit the credit by applying various percentages to possession-based compensation, depreciation and taxes paid or accrued. Alternatively, the Company may make an irrevocable election when it files its June 30, 1996 federal income tax return to have present rules apply, but to phase out the credit to 60% of the 1994 level, and further phase down by 5% per year to 40% in 1998 and years thereafter. Since the credit is a function of future earnings, if any, the effect of such limitations cannot be determined at the present time. In addition, the Omnibus Act makes the 100% dividends received deduction subject to the Alternative Minimum Tax Calculation. The Small Business Job Protection Act of 1996 further limits the Possession tax credit for years beginning after 2001 with the credit being eliminated for tax years beginning after 2005. No dividends have been declared on the aggregate undistributed earnings of Puerto Rico Safety Equipment and Disposable (which through June 30, 1996, aggregates approximately $2,321,000) and none are intended to be declared because it is management's intention to reinvest the earnings from such subsidiaries indefinitely. The Company believes that based upon current operations, the Omnibus Act will not have a material effect on the Company for the foreseeable future.

   As Puerto Rico tax exemptions are reduced or expire, the Company may be required to pay taxes on income earned in Puerto Rico. The Company is unable to predict the amount of such impact if such exemptions are reduced or expire.

EMPLOYEES

   As of September 7, 1996, the Company has 195 employees in its Manufacturing Operations and 15 in its Distribution Operations. In addition, there are 4 executive management employees, and 17 clerical and administrative personnel. None of the Company's employees are covered by a collective bargaining agreement and the Company considers its relations with its employees to be satisfactory.

PROPERTIES

   The executive offices of the Company are located at 130 West 10th Street, Huntington Station, New York (the "Huntington Property"), which building is owned by the Company. The Huntington Property is also used for warehousing and distributing and contains approximately 25,000 square feet of warehouse space and 5,000 square feet of office space. As of June 30, 1996, the Huntington Property was subject to a first mortgage due to a group of investors (the "Associates") in the amount of $489,782. The wives of Messrs. Alan Densen and Anthony P. Towell, executive officers and directors of the Company, and Herbert Schneiderman, a director, are members of Associates. See "Certain Relationships and Related Transactions" regarding the extension of this mortgage for five years.

   The Company's wholly owned subsidiary, Disposable, leases a building in Aguadilla, Puerto Rico, consisting of approximately 45,000 square feet, from the Puerto Rico Industrial Development Company which is used for manufacturing and warehousing. A lease was entered into for these premises on February 21, 1995, effective for the ten year period commencing September 1, 1993. Monthly rent for the two-year period ending August 31, 1996 is at the rate of $7,079, and escalates to $13,041 monthly in the final year of the lease.

   The Company's wholly owned subsidiary, Safety Wear, occupies approximately 30,000 square feet in Decatur, Alabama. The premises are utilized for the cutting and warehousing of coveralls and the manufacturing of disposable products. The Company pays $6,450 rent per month. The premises are leased on a month-to-month basis. Should these facilities not be available to the Company, the Company believes that alternative sites are available at a comparative cost.

LEGAL PROCEEDINGS

   The Company, in the past, manufactured certain products made of asbestos. Such use was terminated by the Company in the mid-1980's. It has been alleged that asbestos is a cause of cancer, such as asbestosis, mesothelioma, and other related diseases, the symptoms of which may not appear for twenty or more years. Since the early 1980's, numerous lawsuits have been instituted against the Company by persons who have been exposed to asbestos and asbestos products. Such legal proceedings, for the most part, are covered by the Company's insurance policies.

   As of June 30, 1996, the Company estimates that it is a party to approximately 280 cases with respect to exposure to asbestos involving approximately 1300 plaintiffs, of which no cases pertain to Puerto Rico Safety Equipment. During the twelve months ended June 30, 1996, approximately 30 new actions involving approximately 630 plaintiffs were commenced against the Company. During the same period, approximately 30 actions involving approximately 670 plaintiffs were settled or discontinued, for which the Company's obligations on these settlements were approximately $19,000. All of the actions against the Company to date have been brought by non-employees of the Company and are based upon personal injury claims. The pending actions are in the Supreme Court of the State of New York,County of New York; Superior Court of New Jersey, Middlesex County, Law Division; and Court of Common Pleas of Luzerne County, Trial Division of Pennsylvania. The number of first-party plaintiffs include, in various instances, spouses of said plaintiffs. The actions, with the exception of one pending action, involve a multitude of defendants. The complaints allege exposure to asbestos and asbestos products over various periods of time. Each seeks varying amounts of damages, usually unlimited, or for each plaintiff as high as $10,000,000 for compensatory damages and $20,000,000 for punitive damages. The Company may become a party to additional asbestos actions in the future.

   From 1981 through June 30, 1996, the Company estimates that approximately 900 actions on behalf of approximately 7500 first-party plaintiffs have been instituted against it concerning asbestos-related claims and that approximately 600 actions and the claims of approximately 6200 plaintiffs have been terminated against the Company. The Company estimates that as of June 30, 1996, with the exception of defense costs, a total of approximately $1,400,000 has been paid, or agreed to be paid, in settlements to date with regard to the terminated actions (inclusive of actions against Puerto Rico Safety Equipment) of which all but approximately $30,000 has been paid by the Company's insurance carriers. The foregoing is based upon information available to the Company to date. Through June 30, 1996, the Company has paid less than $35,000 for legal and defense costs to counsel appointed by the insurance carriers to defend it. Past results of settlements and defense costs are not necessarily indicative of future settlements and defense costs, which the Company is unable to predict.

   For the period commencing April 1, 1968 to April 1, 1969 and March 11, 1971 to November 27, 1985, the Company believes that it has various policies of primary insurance in different amounts which would protect it against liability for asbestos-made, product-related personal injuries. The policies range in amounts from $50,000 to $1,000,000 on an annual basis. The Company also believes that since August 10, 1972 to on or about August 11, 1986 it has had various policies for excess coverage applicable to asbestos claims on an annual basis. These policies range in amounts from $500,000 to $10,000,000 for excess coverage. There are gaps of approximately six weeks in the primary coverage between March 11, 1971 to November 27, 1985 and approximately thirty-six months in the excess coverage between August 10, 1972 and August 11, 1986 and an additional period of approximately thirteen months for excess coverage insurance companies in liquidation where there is likely to be no coverage. The policies of insurance are not applicable to all of the subsidiaries of the Company, which have varying coverage, and such subsidiaries may also be without coverage for various times of their doing business. Not all of these policies are in the possession of the Company.



   During fiscal 1994, the Company reached a settlement (the "1994 Settlement") pertaining to all pending and future cases against it in the State of New York brought by one firm of plaintiffs' attorneys, which firm has been primarily responsible for bringing asbestos actions against the Company in the State of New York. The settlement does not apply to Puerto Rico Safety Equipment and is only applicable to cases brought by the same law firm against the Company in the State of New York. The Company is to be dismissed without any payment in cases not involving any exposure to a power generating station in the State of New York ("Powerhouse"). Where there is Powerhouse exposure, a payment of $100 is to be made for each alleged nonmalignant case and $300 for each malignant case. Where plaintiffs consist of two spouses, such is deemed one case. Payment is to await appropriate documentation of exposure, releases from the plaintiffs and the agreement of each plaintiff whose case is settled.

   Effective June 26, 1990, an agreement between Eastco and its primary insurance carriers dated March 26, 1990 became effective. Eastco entered into this agreement in an effort to resolve uncertainties as to its insurance coverage which will cover asbestos claims against the parent Company where any exposure to asbestos is alleged during the period 1971 to 1985, inclusive. Pursuant to this agreement, the Company is obligated to share in the payment of asbestos-related claims against Eastco. Pursuant to the agreement, the Company is obligated to pay 12% of all attorneys' fees incurred on its behalf and 17% of indemnity costs (which include judgment and settlement amounts). The balance of these costs are to be paid by the insurance carriers, which are parties to the agreement. The agreement is subject to policy limitations of each insurance policy. The agreement may be terminated at any time upon ninety (90) days' notice by any of the parties provided that termination may not be effective as to any asbestos action that has already been placed on the trial calendar, unless it has a scheduled trial date more than twelve (12) months from the date the notice of termination is given. The Company is presently aware of only one pending case on the trial calendar.

   Effective during May, 1991, the Company entered into a Settlement Agreement and Release with Mount Vernon Fire Insurance Company. Pursuant to this Agreement, the Company discontinued its action against Mount Vernon, which provided that, subject to the terms of the Agreement, Mount Vernon would reimburse the Company (where applicable) for 6.25% of attorneys' fees (52.08% of the Company's 12% share referred to in the agreement in the previous paragraph) and 6.25% of indemnification costs (36.76% of the Company's 17% share referred to in the agreement in the previous paragraph). The Agreement is not applicable to any asbestos actions against the Company where no exposure is alleged to products manufactured or distributed by Eastco between April 1, 1968 and April 1, 1969. The Agreement may be terminated at any time upon 90 days' notice, but such notice is not applicable to asbestos actions placed on a trial calendar, unless such has a trial date more than twelve months from the date the notice of termination is given. The agreement provides that the limit available under the policy is $100,000 plus attorneys' fees while the agreement is in effect and is applicable only to Eastco. Approximately $25,000 has been reimbursed by Mount Vernon Fire Insurance Company as of June 30, 1996 for indemnification.

   The two agreements referred to above between the Company and the insurance carriers may not be applicable to Puerto Rico Safety Equipment, which is covered by other insurance. To date, the claims settled by Puerto Rico Safety Equipment have been paid in full by insurance. No agreement has been reached with the insurance companies confirming all of these policies, which range from $100,000 to $500,000 for primary coverage and $1,000,000 to $5,000,000 for excess coverage. The policies for Puerto Rico Safety Equipment cover the period March 11, 1971 to July 23, 1986 with various gaps of fourteen months on primary coverage and forty-two months on excess coverage.

   An action entitled Michael F. Cilone and Marie Cilone v. Willson Safety Products, Inc., Standard Coating Corporation, National Paint Co., Inc., E.I. Dupont De Nemours & Co Inc., Orb Industries, Inc., PPG Industries Inc., Olde England Paint & Varnish Corp., Oatey Co., d/b/a Bond Tight Products, Eastco Industrial Safety Corp. was instituted on September 19, 1988 in the Supreme Court of the State of New York, County of Kings. The Company has referred this matter to its insurance carriers applicable to the period 1984 to 1986 and who have provided primary insurance on an annual basis of $1,000,000 per year in addition to applicable excess carriers. The complaint alleges four causes of action, including one for punitive damages on behalf of Michael F. Cilone, against the Company in the amount of $5,000,000 each and one cause of action for $500,000 on behalf of Marie Cilone. The complaint alleges that the Company sold respirators made by Willson Safety Products and other safety equipment to Michael F. Cilone's employer, the New York City Transit Authority, between 1984 and 1986 and that he sustained injuries as a result of chemicals and various materials made by the other defendants. The Company has been advised by counsel, designated by its insurance carriers to defend it, that any settlement and/or verdict expense should be within the policy limits of the Company's insurance. This is based upon the present status of the case and the fact that depositions have not yet all been completed.

   The Company is unable to ascertain the total extent of insurance applicable to asbestos claims against it or the extent to which its insurance carriers will provide coverage. The Company's insurance may not provide coverage for punitive damages where such damages are sought against it in pending litigation. Punitive damages are allowable in addition to compensatory damages and are awarded as a punishment to the defendant for wrongs in a particular case as well as for the protection of the public against similar acts, to deter the defendant from a repetition of the wrongful act and to serve as a warning to others. Usually a wrong, aggravated by an evil or wrongful motive or a willful and intentional misdoing or a reckless indifference equivalent thereto, is required for a court to award punitive damages. The Company is unable to specify whether its actions would give rise to punitive damages. It believes that its actions should not give rise to punitive damages. There, however, can be no assurance that this will be the case.

                                  MANAGEMENT

DIRECTORS AND OFFICERS

   The Board of Directors is separated into two classes. All directors hold office until the second annual meeting of shareholders of the Company following their election or until their successors are duly elected and qualified officers are appointed by the Board of Directors and serve at its discretion. The directors and executive officers of the Company are as follows:

 Name                    Age                           Position
 --------------------   -----   ---------------------------------------------
Alan E. Densen  .....    62    President, Chief Executive Officer, and Director
Lawrence Densen  ....    38    Senior Vice President and Director
Anthony P. Towell ..     64    Vice President of Finance, Secretary, Treasurer,
                               Chief Financial Officer and Director
Dr. Martin Fleisher      59    Director
James Favia  ........    62    Director
Herbert Schneiderman     64    Director


   The term of office of Alan E. Densen, Lawrence Densen, and Anthony P. Towell does not expire until the Company's next annual meeting and when their successors are chosen. The remaining directors' term does not expire until the following year's annual meeting and when their successors are chosen.

   Alan E. Densen has been President, Chief Executive Officer and a director of the Company since 1958 (except for the period September 1993 to January 1994, when he served as its Senior Vice President). He was also Treasurer and Chief Financial Officer of the Company through 1992. He is the father of Lawrence Densen.

   Lawrence Densen, Senior Vice President and director of the Company, has been a Vice President and a director of the Company since 1986. He is the son of Alan E. Densen.

   Anthony P. Towell has been the Company's Vice President of Finance, Treasurer, and Chief Financial Officer since 1992, its Secretary since 1993, and from 1989 to 1992 its Vice President. He has been a director of the Company since 1989. He was a director of New York Testing Laboratories, Inc. ("NYT"), a laboratory testing Company and manufacturer of automotive accessories, from 1988 to 1995. In addition, he has been a director since 1988 of Nytest Environmental Inc. ("Nytest"), a hazardous waste testing Company. Mr. Towell was a director of Ameridata Technologies, Inc. ("Ameridata"), a provider of computer products and services from 1991 to 1996. The common stock of Nytest is registered, and the common stock of Ameridata was registered, under Section 12(g) and (b), respectively, of the Securities Exchange Act of 1934.

   Dr. Martin Fleisher has been a director of the Company since 1989. He holds a Ph.D. in biochemistry from New York University, and has been an attending clinical chemist at Memorial Sloan-Kettering Cancer Center since 1967. He devotes only a limited portion of his time to the business of the Company.



   James Favia has been a director of the Company since July 26, 1995. He has been a consultant during the past five years to Donald & Co. ("Donald"), which has acted as the Company's investment advisor. He is a chartered financial analyst and has an MBA in finance which he obtained from New York University in 1959. He was a director of T.J. Systems until November, 1994. The common stock of T.J. Systems is registered under Section 12(g) of the Securities Exchange Act of 1934. He devotes only a limited portion of his time to the business of the Company.



   Herbert Schneiderman has been a director of the Company since July 26, 1995. He has been President of the Casablanca Group, L.P. during the past five years, a manufacturer of diversified women's sportswear. He devotes only a limited portion of his time to the business of the Company.

   There is no key man insurance on the lives of the executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has established a Compensation Committee, a Stock Option Committee and an Audit Committee. The Compensation Committee consists of Messrs. Fleisher, Favia and Schneiderman. The purpose of the Compensation Committee is to review the Company's compensation of its executives, to make determinations relative thereto and to submit recommendations to the Board of Directors with respect thereto.



   The Stock Option Committee consists of Messrs. Fleisher, Favia and Schneiderman. The purpose of the Stock Option Committee is to select the persons to whom options to purchase shares of the Company's Common Stock under the Company's stock option plans and to make various other determinations with respect to such plans.



   The Company has an Audit Committee consisting of Messrs. Towell, Favia and Schneiderman. The purpose of the Audit Committee is to provide general oversight of audit, legal compliance and potential conflict of interest matters.

   Each of the foregoing committees met once during the fiscal year ended June 30, 1996.

                            EXECUTIVE COMPENSATION

   The following describes the components of the total compensation of the CEO and each other executive officer of the Company whose total annual salary and bonus exceeds $100,000.



                          SUMMARY COMPENSATION TABLE

                                       Annual Compensation                         Long term compensation
                               ----------------------------------    ----------------------------------------------------
                                                                               Awards                     Payouts
                                                                    ----------------------------   ----------------------
                                                         Other                       Securities                   All
     Name and                                            annual       Restricted     underlying       LTIP       other
    principal                    Salary      Bonus      compen-         stock         options/      payouts
compen-
     position         Year         ($)        ($)      sation($)     award(s)($)     SARs(#)(5)       ($)
sation($)
 ----------------   ---------   ---------    -------   -----------   ------------   ------------    ---------   ---------
Alan E. Densen,        1996      119,731      -0-        35,672(3)       -0-            8,348(4)      -0-         -0-
 CEO                   1995      110,000      -0-        35,672(3)       -0-           82,158(2)      -0-         -0-
                     1994(1)     119,225      -0-        30,078(3)       -0-              -0-         -0-         -0-

Lawrence Densen,       1996      103,848      -0-         4,200          -0-            8,348(4)      -0-         -0-
 Senior VP             1995       87,000      -0-         4,200          -0-           82,158(2)      -0-         -0-
                       1994       84,806      -0-         4,200          -0-              -0-         -0-         -0-


------
(1) From September, 1993 to January, 1994, Mr. Densen was not CEO; he served as Senior Vice President.

(2) Includes incentive stock options granted January 20, 1995 to acquire 2,000 shares at $10.625 as well as non-qualified stock options to acquire 80,158 shares exercisable at $5.302 per share, each exercisable until January 19, 2005. Because it was determined that the audited pre-tax profit for fiscal 1995 was greater than $50,000, non-qualified options can now be exercised for 40,079 shares of Common Stock. The remaining 40,079 non-qualified options can not be exercised during the first five years. The non-qualified options provide for adjustment in the event of dilution as a result of sales of securities at less than the exercise price. Each set of the options to acquire 40,079 shares at $5.302 per share will, as a result of anti-dilution rights, following the consummation of this Offering, be adjusted to acquire 41,110 shares at $5.169 per share.

(3) Primarily life insurance premiums on the life of Alan E. Densen owned by Mr. Densen's wife and paid for by the Company.

(4) Warrants to acquire 8,348 shares of Common Stock at $5.771 granted February 23, 1996 until February 22, 2001, in consideration of the guaranty of overadvances by Congress to the Company. These warrants provide for adjustment in the event of dilution, and will be adjusted to acquire 8,870 shares at $5.431 as a result of this Offering.

(5) Each person's options including only options directly held by such person.

STOCK OPTIONS

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                             [INDIVIDUAL GRANTS]

                         Number of        Percent of
                         securities     total options/
                         underlying      SARs granted      Exercise
                        Options/SARs      in fiscal         or base      Expiration
        Name           granted (#)(1)      year (1)      price ($/Sh)       Date
 -------------------   --------------   --------------    ------------   ------------
Alan E. Densen, CEO        8,348             33.3%          $5.771        2/22/2001
Lawrence Densen,
  Senior V.P.              8,348             33.3%          $5.771        2/22/2001

------
(1) See note (4) above in the Summary Compensation Table.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES


                                                            Number
                                                            of securities          Value
                                                             underlying       unexercised in-
                                                             unexercised     the-money options
                               Shares                     SARs at FY-end(#)   SARs at FY-end($)
                            acquired on       Value         exercisable/        exercisable/
          Name             exercise (#)    realized ($)   unexercisable(2)     unexercisable
 -----------------------   -------------   ------------    ----------------   -----------------
Alan E. Densen, CEO (1)          0              0           50,427/40,079    $117,685/$100,638
Lawrence Densen,
  Senior VP                      0              0           51,108/40,079    $117,685/$100,638

------
(1) See footnotes (2) and (4) above in the Summary Compensation Table. Does not include warrants to acquire 1,667 shares described in Note (1) under Principal Shareholders or options held by Lawrence Densen.

(2) Each person's options include only options directly held by such person.


EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL FEATURES



   As of July 1, 1995, Alan E. Densen entered into a new employment agreement which provides for him to serve as the Company's President for a term of five years and Lawrence Densen also entered into a new employment agreement to serve as Senior Vice-President for a term of five years. Anthony P. Towell has a similar contract. At the end of each fiscal year during the term of the agreement, the agreements are automatically extended for one additional year to be added at the end of the then current term of the agreements, unless the Board of Directors determines not to extend the agreements. Each may also terminate their agreements upon 30 days written notice. The base annual salaries for Alan E. Densen and Lawrence Densen were $119,731 and $103,848, respectively, for fiscal 1996 which is to be increased at the beginning of each fiscal year commencing July 1, 1996, at the discretion of the Board of Directors but not less than 10% of the minimum compensation paid to the employees in the prior fiscal year. For fiscal 1997, their base fiscal salaries are $133,100 and $115,500, respectively. Each is entitled to receive an annual bonus equal to 3 1/3% of the Company's earnings before interest and taxes for the fiscal year ended June 30, 1996 and each fiscal year thereafter during the term of the agreement, and Lawrence Densen is entitled to .75% of the Company's revenues in excess of $20.5 million. Bonuses are to be paid within 30 days after the completion of the Company's audited financial statements for each fiscal year and is to be paid in cash or registered shares of common stock of the Company. In addition, each, in accordance with Company policy, is entitled to receive reimbursement of ordinary and necessary business expenses, a monthly automobile allowance of $700 and disability, medical and hospitalization insurance.



   The employment agreements entered into by Messrs. Alan E. Densen and Lawrence Densen include provisions that provide for their right to terminate the agreements and thereby receive additional compensation, as provided below, in the event that they are not elected or retained as President and Senior Vice-President, respectively, or as a director of the Company; the Company acts to materially reduce their duties and responsibilities under the agreement; the Company changes the geographic location of their duties to a location from the New York metropolitan area; their base compensation is reduced by 10% or more; any successor to the Company fails to assume the agreements; any other material breach of the agreements which is not cured by the Company within 30 days; and a "Change of Control" by which a person, other than a person who is an officer and/or director of the Company as of the effective date of the agreements, or a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 20% or more of the combined voting power of the then outstanding securities of the Company or the composition of the board changes so that officers of the Company no longer hold a majority of the seats.

   In the event that Messrs. Alan E. Densen or Lawrence Densen terminate their positions because of any of the aforesaid reasons other than a "Change of Control", or if the Company terminates their employment in any way that is a breach of the agreement by the employer, Messrs. Alan E. Densen and Lawrence Densen shall be entitled to receive, in addition to their salary continuation, as a bonus, a cash payment equal to their total base salary plus projected expenses and bonuses for the remainder of the term thereof, payable within 30 days of termination and all stock options, warrants and other stock appreciation rights granted by the Company, with the exception of qualified incentive stock option plans, to them shall become immediately exercisable at an exercise price of $0.10 per share. In the event that either owns or is entitled to receive any unregistered securities of the Company, than the Company shall register such securities within 120 days of the their termination.

   In the event that there is a "Change of Control", Messrs. Alan E. Densen and Lawrence Densen shall be paid within 30 days thereof a one-time bonus equal to their total minimum base salary for the next three years and they shall be immediately reimbursed for all amounts not yet received for their participation in the balance of $215,000 ($35,000 has been repaid to Lawrence Densen) junior participation in the loans made to the Company from Congress Financial Corporation ("Congress") during September 1993, without regard to whether such amount is currently due pursuant to the terms thereof.



   Messrs. A. Densen, L. Densen, and A. Towell, in modification agreements to their employment agreements, have waived: (i) their right to bonuses based upon the Company's earnings before interest and taxes for the fiscal years ended June 30, 1996 through June 30, 2000; (ii) their exercise rights on options and warrants and repayment of their junior participation interests with Congress and compensation payable in the event of a Change in Control with respect to the Private Placement and this Rights Offering; and (iii) their right to terminate their relationship with the Company, as per the terms of their respective employment agreements. The modification agreements and waivers provide that their right to terminate their employment agreements and waiver of their bonuses shall not be waived in the event that there is a material breach of such agreements by the Company. Messrs. A. Densen, L. Densen, and A. Towell have agreed that the issuance of shares in this Offering will not result in any "change of control" rights under their respective employment agreements.



   During February 1996, Messrs. A. Densen, L. Densen, and A. Towell guaranteed to Congress overadvances to the Company of up to $500,000 in excess of the Company's eligible borrowings. The Company issued warrants for a term of five years in consideration for their guaranty to each Messrs. A. Densen, L. Densen, and A. Towell to purchase 8,348 shares of Common Stock at an exercise price of $5.771 per share commencing February 23, 1996. These warrants provide for adjustment in the event of dilution, and will be adjusted to acquire 8,870 shares at $5.431 as a result of this Offering. The overadvances have since been repaid and their guarantees are no longer in effect.

COMPENSATION TO DIRECTORS

   No compensation is paid to officers who also serve as directors for their serving solely as a director. Outside directors are compensated at the rate of $500 for each board of directors meeting which they attend in person.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

   The Company's Certificate of Incorporation provides that the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is eliminated to the fullest extent permitted by law. The bylaws of the corporation provide that directors or officers of the corporation shall be indemnified by the corporation in the manner and to the fullest extent permitted by law, as amended from time.

Section 722 of the Business Corporation Law of the State of New York contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith, the acts were not the result of deliberate dishonesty, and that the indemnitee does not personally gain or profit where not legally entitled to do so. The Company maintains directors and officers liability insurance.



   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefor unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, or officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and is therefore unenforceable and will be governed by the final adjudication of such issue. See "Underwriting" with reference to provisions in the Standby Agreement pertaining to reciprocal indemnification of the Company and the Underwriter.



1996 STOCK OPTION PLANS

   At a special meeting of shareholders held on August 12, 1996, the shareholders approved: (i) an incentive stock option plan (the "1996 Incentive Plan"); and (ii) a non-qualified stock option plan (the "1996 Non-Qualified Plan").

1996 INCENTIVE STOCK OPTION PLAN

   The 1996 Incentive Plan authorizes the grant of 300,000 shares of Common Stock, subject to adjustment as provided in the plan. Eligibility to participate in the 1996 Incentive Plan is limited to key employees of the Company and its subsidiaries. The 1996 Incentive Plan terminates May 12, 2006. The term of each option may not exceed ten years. Options will not be transferable except upon death and, in such event, transferability will be effected by will or by the laws of descent and distribution. An option granted under the 1996 Incentive Plan may not be exercised unless, at the time of exercise, the optionee is then in the Company's employ and has completed at least twelve (12) months of continuous employment with the Company from the date of grant of the option. Incentive Stock Options may not be granted at less than 100% of fair market value at the time of the grant. Options granted to employees who own more than 10% of the Company's outstanding Common Stock will be granted at not less than 110% of fair market value for a term of five years. The aggregate market value of stock for which Incentive Stock Options are exercisable during any calendar year by an individual is limited to $100,000, but the value may exceed $100,000 for which options may be granted to an individual. Payment of the exercise price for options under the 1996 Incentive Plan are to be made in cash or by the exchange of Common Stock having equivalent value.

   No options have been granted under this Plan.

1996 NON-QUALIFIED STOCK OPTION PLAN

   The 1996 Non-Qualified Plan authorizes the grant of 300,000 shares of Common Stock, subject to adjustment as provided in the plan, to key employees, consultants and others. The 1996 Non-Qualified Plan terminates ten
(10) years after stockholder approval. Options granted shall specify the exercise price, the duration of the option, the number of shares to which the option applies and such other terms and conditions not inconsistent with the 1996 Non-Qualified Plan as the committee, or other legally permissible entity, administering the 1996 Non-Qualified Plan shall determine provided that the option price shall not be less than 100% of the fair market value at the time the option is granted and no option may be exercisable for more than ten (10) years after the date on which it is granted. Payment of the exercise price for options under the 1996 Non-Qualified Plan is to be made in cash, by the exchange of Common Stock having equivalent value or through a "Cashless Exchange". If a Participant elects to utilize a "Cashless Exercise" (as defined in the Plan), he shall be entitled to a credit equal to the amount of that equity by which the current Fair Market Value exceeds the option price on that number of options surrendered and to utilize that credit to exercise additional options held by him that such equity could purchase. There shall be canceled that number of options utilized for the credit and for the options exercised with such credit.

   No options have been granted under this Plan.

                            PRINCIPAL SHAREHOLDERS

   The following are known by the Company, as of the date hereof, to be the beneficial owners of more than five percent of Common Stock:

                                                                                Percent        Percent
                                                                               of Class        of Class
                     Name and Address             Amount and Nature             Before          After
Title of Class       of Beneficial Owner          of Beneficial Owner          Offering      Offering(A)
 ------------------   --------------------------   -----------------------    ------------   -------------
Common Stock         Alan E. Densen               59,396(1)(4)(5)                 6.4%           3.7%
$.12 par value       130 West 10th Street         shares direct and
                     Huntington Station, NY       beneficial

Common Stock         Lawrence Densen              53,608(2)(4)(5)                 5.8%           3.4%
$.12 par value       130 West 10th Street         shares direct and
                     Huntington Station, NY       beneficial

Common Stock         Anthony P. Towell            138,739(3)(4)(5)               13.7%           8.6%
$.12 par value       130 West 10th Street         shares direct and
                     Huntington Station, NY       beneficial

Common Stock         George Schiavoni             76,000                          8.6%             0%(6)
$.12 par value       46 Bayview Avenue            shares direct and
                     Sag Harbor, NY               beneficial

------
(A) Assumes no Rights, warrants or options will be exercised as a result of this Offering. However, this column takes into consideration additional shares issuable under the anti-dilution rights of certain options and warrants.

(1) Includes warrants, held by Mr. Densen's wife, to acquire 1,667 shares of Common Stock, exercisable at $13.00 per share which expire April 11, 1999. Also includes incentive stock options granted under the 1994 Plan to acquire 2,000 shares of Common Stock, exercisable at $10.625 which expire January 19, 2005. Amount indicated does not include shares beneficially owned by Lawrence Densen, son of Alan E. Densen.

(2) Does not include shares beneficially owned by Alan E. Densen, father of Lawrence Densen. Includes 700 Class A Warrants; incentive stock options granted under the 1983 Incentive Stock Option Plan (the "1983 Plan") to acquire 625 shares which expire December 17, 1996 and are exercisable at $26.664 per share; incentive stock options granted under the 1983 Plan to acquire 56 shares of Common Stock which expire May 31, 1998 and are exercisable at $30.00 per share; and incentive stock options granted under the 1994 Plan to acquire 2,000 shares of Common Stock, which expire January 19, 2005 and are exercisable at $10.625.



(3) Includes 1,500 Class A Warrants; warrants, held by Mr. Towell's wife, to acquire 1,667 shares of Common Stock, exercisable at $13.00 per share which expire April 11, 1999; and incentive stock options granted under the 1994 Plan to acquire 2,000 shares of Common Stock, exercisable at $10.625 which expire January 19, 2005. Also includes warrants to acquire 82,645 shares of Common Stock exercisable at $6.292 per share which expire April 11, 1999, which warrants provide for an anti-dilution adjustment as a result of sales of securities at less than the exercise price, and will be adjusted to acquire 90,941 shares at $5.718 as a result of this Offering. Does not include 38,000 shares owned by Melinda Tyrwhitt, the married daughter of Mr. Towell which he disclaims beneficial ownership of. Her shares were acquired in a recent private placement and are included in the concurrent registration. See "Recent Private Placements" and "Concurrent Registration of Common Stock".



(4) Includes non-qualified options to acquire 40,079 shares to each Messrs.
    A. Densen, A. Towell and L. Densen exercisable until January 19, 2005 at an exercise price of $5.302. Does not include options to acquire an additional 40,079 shares to each Messrs. A. Densen, A. Towell and L. Densen which cannot be exercised until January 20, 2000. These options provide for a dilution adjustment as a result of sales of securities at less than the exercise price. Each of the options to acquire 40,079 shares at $5.302 per share will, as a result of anti-dilution rights, following the consummation of this Offering, become options to acquire 41,110 shares at $5.169 per share. See "Certain Relationships and Related Transactions".

(5) Includes warrants to acquire 8,348 shares of Common Stock exercisable at $5.771 per share, which expire February 22, 2001. These warrants provide for a dilution adjustment as a result of sales of securities at less than the exercise price, and will be adjusted to acquire 8,870 shares at $5.431 as a result of this Offering. See "Certain Relationships and Related Transactions".

(6) Mr. Schiavoni is a selling shareholder and this Prospectus assumes the sale of his shares of Common Stock after nine months from the Effective Date.

   The following table sets forth as of August 12, 1996, the number of shares of Common Stock owned by each of the present directors of the Company, together with certain information with respect to each:

                                                              Percent         Percent
                                                              of Class        of Class
                                 Amount and Nature             Before          After
Name and Address                 of Beneficial Owner          Offering      Offering(A)
 ------------------------------   -----------------------   ------------    -------------
Alan E. Densen                    59,396(1)                      6.4%            3.7%
130 West 10th Street              shares direct
Huntington Station, NY            and beneficial

Anthony P. Towell                 138,739(2)                    13.7%            8.6%
130 West 10th Street              shares direct
Huntington Station, NY            and beneficial

Lawrence Densen                   53,608(3)                      5.8%            3.4%
130 West 10th Street              shares direct
Huntington Station, NY            and beneficial

Dr. Martin Fleisher               1,000(4)                          *               *
130 West 10th Street              shares direct
Huntington Station, NY            and beneficial

James Favia                       2,000(5)                          *               *
130 West 10th Street              shares direct
Huntington Station, NY            and beneficial

Herbert Schneiderman              3,833(6)                          *               *
130 West 10th Street              shares direct
Huntington Station, NY            and beneficial

All executive officers and
  directors as a group
  (6 persons)                     258,576                       23.0%           14.8%

------
* Less than 1%

(A) Assumes no Rights, warrants or options will be exercised as a result of this Offering. However, this column takes into consideration additional shares issuable under the anti-dilution rights of certain options and warrants.

(1) See footnotes (1), (4), and (5) in the preceding chart.

(2) See footnotes (3), (4), and (5) in the preceding chart.

(3) See footnotes (2), (4), and (5) in the preceding chart.

(4) Includes stock options to acquire 1,000 shares of Common Stock.

(5) Includes stock options to acquire 1,000 shares of Common Stock.

(6) Includes warrants and stock options to acquire 1,833 shares of Common
    Stock.

   The foregoing reflects the outstanding options and warrants held by each of such persons, and reflects all adjustments for anti-dilution rights through this Offering.

                          DESCRIPTION OF SECURITIES

RIGHTS



   The Rights offered hereby to the Company's existing stockholders consist of the right to acquire one Unit of the Company's Common Stock at a price of $5.00 per Unit on the basis of 4 Rights for each 5 shares of Common Stock currently owned by such holder. No fractional Rights will be issued. Rights will be rounded to the nearest lower whole number. The Rights are nontransferable and expire upon the Expiration Date of the Offering unless exercised by the holder thereof. The number of Rights will be determined by dividing shareholdings (as adjusted for all prior stock splits) by five, rounded down to the nearest whole number, with the result multiplied by four.



UNITS

   The Units offered in the Offering each consist of one share of Common Stock and one Class B Warrant.

   The Class B Warrants are immediately detachable, transferable and separately tradeable from the Common Stock with which they are issued. The Units will be evidenced by separate certificates for the Common Stock and the Class B Warrants which comprise the Units.

COMMON STOCK

   The authorized capital stock of the Company is 20,000,000 shares of Common Stock, $0.12 par value per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which shareholders may vote at all meetings of shareholders.

   The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 51% of such outstanding shares voting for the election of Directors can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's Directors.

CLASS B WARRANTS

   The Class B Warrants will be issued pursuant to the Warrant Agreement between the Company and American Stock Transfer and Trust Co., as warrant agent (the "Warrant Agent"). None of the Class B Warrants have been issued prior to the Offering. The following discussion of certain terms and provisions of the Class B Warrants is qualified in its entirety by reference to the detailed provisions of the Class B Warrant Agreement and the Class B Warrant certificates, the forms of which have been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.



   Each Class B Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $6.25 per share commencing twelve months (or sooner with the consent of the Underwriter) until three years after the date of this Prospectus.The Class B Warrants may be redeemed by the Company at any time, commencing eighteen months after the Effective Date, but no sooner than 12 months from the date the Warrants become exercisable, at a redemption price of $.01 per Warrant upon 30 days prior written notice, provided the closing high bid price of the Common Stock for the 15 consecutive trading days ending on the third day prior to the date of notice of redemption is in excess of $9.375 (or 150% of the exercise price of the Class B Warrants to be proportionately adjusted for any stock dividends and stock splits occurring after the Effective Date and which may be adjusted to 150% of the current exercise price of the Class B Warrants, if such exercise price is changed) per share. Warrantholders shall exercise rights until the close of business on the day preceding the date fixed for redemption. All Class B Warrants must be redeemed, if any Class B Warrants are redeemed.

   In order for a holder to exercise a Class B Warrant, and as required in the Warrant Agreement, there must be a current registration statement on file with the Commission pertaining to the shares of Common Stock underlying the Class B Warrants, and such shares must be registered or qualified for sale under securities laws of the state in which such warrantholder resides or such exercise must be exempt from registration in such state. The Company will be required to file post-effective amendments to the Registration Statement of which this Prospectus forms a part during the nine month period from the date hereof, when events require such amendments. In addition, the Company has agreed with the Underwriter to use its best efforts to keep the Registration Statement covering the shares underlying the Class B Warrants current and effective. There can be no assurance however, that such Registration Statement (or any other Registration Statement filed by the Company to cover shares of Common Stock underlying the Class B Warrants) can be kept current. If a Registration Statement covering the shares of Common Stock is not kept current for any reason, or if the shares underlying the Class B Warrants are not registered in the state in which a holder resides, the Class B Warrants will not be exercisable and will be deprived of any value.

   Holders of the Class B Warrants will be protected against dilution upon the occurrence of certain events, including, but not limited to stock dividends, stock splits, reclassifications, mergers, and sales of Common Stock below the Exercise Price or then-current market value. However, holders of Class B Warrants will have no voting rights and are not entitled to dividends. In the event of liquidation, dissolution or winding up of the Company, holders of Class B Warrants will not be entitled to participate in any distribution of the Company's assets.

   The purchase price payable upon exercise of the Class B Warrants is to be paid in lawful money of the United States by certified or bank check. The Company is not required to issue certificates representing fractions of shares of Common Stock upon the exercise of Class B Warrants, but with respect to any fraction of a share, it will make payment in cash based upon the market price of the Common Stock as determined by the Warrant Agent based upon the average of the closing sales prices for the Common Stock on the NASDAQ SmallCap Market (or, if applicable, NASDAQ National Market) during the ten day trading period immediately preceding the date of exercise.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

   The Transfer Agent and Warrant Agent for the Common Stock and the Class B Warrants is American Stock Transfer and Trust Co., 40 Wall Street, New York, New York 10005.

OTHER PUBLICLY HELD SECURITIES AND PREFERRED STOCK

 CLASS A WARRANTS

   The Company has issued and outstanding 2,262,500 Class A Warrants, exercisable for 226,250 shares of Common Stock, which are publicly tradeable and are exercisable at a price of $13.00 per share until April 11, 1999. Such holders are protected against dilution upon the occurrence of certain events including but not limited to stock dividends, stock splits, reclassifications, and mergers, but have no voting rights and are not entitled to dividends. In the event of liquidation, dissolution, or winding up of the Company, holders of Class A Warrants are not entitled to participate in the distribution of any of the Company's assets.

 PREFERRED STOCK

   Pursuant to shareholder approval at the August 12, 1996 Special Shareholders' Meeting, the Company is authorized to issue 1,000,000 shares of preferred stock par value $.01. The Board of Directors has the express authority, without further action of the stockholders, to issue shares of Preferred Stock from time to time in one or more series and to fix before issuance with respect to each series: (a) the designation and the number of shares to constitute each series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, if any, (e) whether the shares will be subject to the operation of a sinking or retirement fund, if any, (f) whether the shares are to be convertible or exchangeable into other securities of the Company, and the rates thereof, if any, (g) any limitation on the payment of dividends on the Common Stock while any such series is outstanding, if any, (h) the voting power, if any, in addition to the voting rights provided by law, of the shares, which voting powers may be general or special, and (i) such other provisions as shall not be inconsistent with the certificate of incorporation. All the shares of any one series of the Preferred Stock shall be identical in all respects. No preferred shares are currently outstanding.

                       SHARES ELIGIBLE FOR FUTURE SALE



   There are 879,488 shares of Common Stock of the Company outstanding as of the Effective Date. Of these shares 528,607 shares are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act"). Of the restricted securities, 513,000 shares are being registered for sale. The holders of 114,000 of these shares have agreed not to sell any such shares for a period of nine months from the Effective Date. See "Recent Private Placements" and "Concurrent Registration of Common Stock". 14,602 of the shares are restricted securities owned by officers and directors of the Company. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144. In general, under Rule 144, subject to satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above. The Company's executive officers and directors have agreed not to sell their shares for a period of twelve months from the Effective Date and an additional six months without the prior consent of the Underwriter. The Underwriter may consent to the sale of such shares at any time after 12 months from the date of this Prospectus, in its sole discretion, upon the request of the holder. The Underwriter's decision to consent will be based upon the current market conditions, liquidity of the Common Stock, as well as such other factors the Underwriter deems appropriate. No public announcement will be made with respect to the foregoing.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During September 1993, the Company's lender, Congress, agreed to provide an overadvance to the Company of $500,000. In connection therewith, Messrs.
A. Densen, L. Densen and A. Towell obtained a junior participation interest from Congress by advancing $250,000 of their funds to Congress. $250,000 of this overadvance was repaid to Congress during fiscal 1994. Mr. L. Densen was repaid $35,000 of the previous balance in full by Congress during May, 1996. The remaining balance of $215,000 will be repaid by Congress, at its option, to Messrs. A. Densen and A. Towell, subject to the availability of funds.

   Associates holds a first mortgage on the Company's executive offices and warehouse facility in the principal amount of $489,782 as of June 30, 1996 and security interest on the Company's personal property. The wives of Alan
E. Densen and Anthony P. Towell, executive officers and directors of the Company, and Herbert Schneiderman, a director of the Company, are members of Associates owning approximately 38% thereof. During the fiscal year ended June 30, 1996, the Company paid Associates $121,107 in principal and interest on the mortgage, of which $72,346 constituted interest.

   On January 20, 1995, the Company granted non-qualified options to acquire 80,158 shares of Common Stock to each of Messrs. A. Densen, A. Towell, and L. Densen. Because it was determined that the audited pre- tax profit for fiscal 1995 was greater than $50,000, non-qualified options can now be exercised for 40,079 shares of Common Stock. The remaining 40,079 non-qualified options can not be exercised during the first five years. The non-qualified options provide for adjustment in the event of dilution as a result of sales of securities at less than the exercise price. Each set of the options to acquire 40,079 shares at $5.302 per share will, as a result of anti-dilution rights, following the consummation of this Offering, become options to acquire 41,110 shares at $5.169 per share. All of the options granted on January 20, 1995 were granted in consideration of previous sacrifices including reduction in salaries, cancellation of options, and other surrendered benefits by executive officers as well as the turnaround performance achieved by the Company. The turnaround achieved by the Company in its performance can be directly related to the efforts of Messrs. A. Densen, A. Towell, and L. Densen.

   On January 31, 1995, the Company's board of directors reduced the exercise price of the 2.3 million outstanding Class A Warrants issued in connection with the 1994 Public Offering to $13.00 per share. At the same time, the board of directors also reduced the exercise price to $13.00 per share with regard to the 10,833 warrants ("Associate Warrants") issued to a group of investors, including the spouses of Alan Densen (1,667 Associate Warrants owned by her) and Anthony P. Towell (1,667 Associate Warrants owned by her), and Herbert Schneiderman (833 Associate Warrants owned by him), in connection with a reduction of indebtedness regarding the Company's premises; 82,645 warrants purchased by Anthony P. Towell, the Company's Chief Financial Officer, from Scorpio Partners, L.P. (90,941, as adjusted for this Offering); 4,078 Royce warrants issued in connection with a 1991 public offering to the same Underwriter herein; and 833 warrants in connection with a 1991 bridge loan. All these warrants have also been extended to April 11, 1999. These warrants were all adjusted as indicated so as to treat them on an equal basis and to provide incentives for them to be exercised.



   The Company had employment agreements with Messrs. A. Densen, A. Towell and L. Densen, which commenced as of the effective date of the Company's 1994 public offering in April, 1994. As of July 1, 1995, these executive officers entered into new agreements. See "Executive Compensation -- Employment Agreements and Change in Control Features" with regards to provisions contained in the employment agreement of Alan E. Densen, the Company's President and CEO, and Lawrence Densen, the Company's Senior Vice-President. Similar provisions are contained in the employment agreement with Anthony P. Towell. Messrs. A. Densen, L. Densen, and A. Towell, in modification agreements to their employment agreements, have waived: (i) their right to bonuses based upon the Company's earnings before interest and taxes for the fiscal years ended June 30, 1996 through June 30, 2000; (ii) their exercise rights on options and warrants and repayment for their junior participation interests with Congress and compensation payable in the event of a Change in Control with respect to the Private Placement and this Rights Offering; and
(iii) their right to terminate their relationship with the Company, as per the terms of their respective employment agreements. The modification agreements and waivers provide that their right to terminate their employment agreements and waiver of their bonuses shall not be waived in the event that there is a material breach of such agreements by the Company. Messrs. A. Densen, L. Densen, and A. Towell have agreed that the issuance of shares in this Offering will not result in any "change of control" rights under their respective employment agreements.



   On April 18, 1995, the Company entered into an agreement with Donald to act as its investment adviser for a term of three years at a retainer of $3,000 per month. The agreement may be terminated for cause at any time and after eighteen (18) months by either party upon forty-five days notice. Donald was also granted a five year warrant to purchase 12,500 shares exercisable at $12.50 per share, the closing market price on the date of grant. James Favia, a director of the Company, serves as a consultant to Donald.

   On July 10, 1995 the Company terminated its relationship with Lew Lieberbaum & Co., Inc. ("Lew Lieberbaum"), the Company's underwriter in its 1994 public offering. Pursuant to an agreement dated July 10, 1995, the Company canceled all of Lew Lieberbaum's rights under the Underwriting Agreement (the "Underwriting Agreement"), including, but not limited to, the right of first refusal to act on behalf of the Company in future transactions, the cancellation of all Underwriter's Warrants held by Lew Lieberbaum or its affiliates, their right to representation on the Company's board of directors and the termination of any obligation by holders of securities subject to a "lock-up" to obtain the permission of Lew Lieberbaum prior to sale or other disposition of said securities. At the same time, Leonard A. Neuhaus and Sheldon Lieberbaum, who are affiliated with Lew Lieberbaum, resigned as directors of the Company. In exchange, the Company issued 10,000 shares of common stock to Lew Lieberbaum.

   During February 1996, Messrs. A. Densen, A. Towell and L. Densen, executive officers and directors of the Company, guaranteed to Congress overadvances to the Company of up to $500,000 in excess of the Company's eligible borrowings. The Company issued warrants for a term of five years in consideration for their guaranty to each Messrs. A. Densen, A. Towell, and L. Densen to purchase 8,348 shares of Common Stock at $5.771 per share will, as a result of anti-dilution rights, following the consummation of this offering, become options to acquire 8,870 shares of Common Stock at $5.431 per share, which expire on February 22, 2001, and are subject to anti-dilution provisions. The overadvance has since been repaid and their guarantees have been returned to them.



   The first mortgage held by Associates which they agreed on in 1992 and upon which interest was being paid at the rate of 14% comes due on July 1, 1997 in the amount of approximately $434,000. Associates and the

Company have agreed to extend the mortgage for five years from July 1, 1997 with interest at 12% per annum or 3% over prime, whichever is greater. At the end of five years, the mortgage will come due in the amount of approximately $283,000. The Company intends to explore the refinancing of this mortgage with various lenders.



   Considering the circumstances of each transaction, the Company believes that all transactions heretofore with officers/directors and shareholders of the Company and their affiliates have been made, and in the future will be made on terms no less favorable to the Company than those available from unaffiliated parties and will be approved by a majority of the disinterested directors.

                          RECENT PRIVATE PLACEMENTS



   On June 28, 1996, the Company completed a private placement offering, pursuant to which it issued 399,000 shares at $1.50 per share to 20 investors, pursuant to provisions for exemption from registration under the Securities Act of 1933 as amended. The terms of this private placement offering were established by negotiation between the Company and Royce Investment Group, Inc., the Underwriter herein, a registered broker/dealer (the "Private Placement Agent"). Under the terms of this private placement offering, 10 1/2 units (the "Units") were offered, and sold, in multiples of $57,000 per Unit. Each full Unit consists of 38,000 shares of the Company's Common Stock, par value $0.12 per share. The Company used net proceeds from this private placement offering to pay off a short-term loan in the amount of $500,000 from Elono Portfolio S.A., which had been used to reduce the amount due to Congress. Gross proceeds from this private placement offering were $598,500. The Underwriter acted as Placement Agent and received a commission of 10% and a 3% non-accountable expense allowance. On July 9, 1996, the Company completed an additional private placement offering for 114,000 shares at $1.50 per share for use as working capital to 5 investors, pursuant to provisions for exemption from registration under the Securities Act of 1933 as amended. Royce Investment Group, Inc., the Underwriter herein, did not act as placement agent, nor was it involved in any way with the private placement which closed on July 9, 1996. The shares sold in the foregoing private placements are being registered concurrently herewith. None of the foregoing purchasers of these private placements have had a prior relationship with the Company, with the exception of Heather Reiser (owner of 21,667 shares or 4.2% of both placements) whose husband is affiliated with Donald, the Company's investment advisor. Melinda Tyrwhitt (owner of 38,000 shares or 7.4% of both placements), is the married daughter of Anthony P. Towell, the Company's Chief Financial Officer and a Director and Mr. Towell disclaims beneficial ownership of these shares. See "Concurrent Registration of Common Stock".


                                 THE OFFERING

THE RIGHTS


   The Company is granting to holders of all its outstanding Common Stock of record on September 24, 1996 ("Record Date"), in those states where qualified, or exempt from qualification, (see page 3 for list of such states), the nontransferable Rights to subscribe for Units, each of which consists of one share of common stock $0.12 par value (the "Common Stock") of the Company and one Class B Redeemable Common Stock Purchase Warrant (the "Class B Warrants") of the Company on the basis of 4 Rights for each 5 shares of Common Stock owned on the Record Date. The number of Rights will be determined by dividing shareholdings (as adjusted for all prior stock splits) by five, rounded down to the nearest whole number, with the result multiplied by four. Inasmuch as the Rights are not transferable, there will be no market for the Rights, nor will Royce Investment Group, Inc., the Underwriter herein, be purchasing any Rights.


EXPIRATION DATE


   The Rights Offering will terminate, and the Rights will expire, at 5:00 p.m. New York Time, on November 8, 1996 (the "Expiration Date").



METHOD OF EXERCISING RIGHTS

   Rights may be exercised by completing and signing a rights certificate. The completed and signed subscription form, accompanied by payment in full of the Subscription Price for all Units purchased, must be received by the Subscription Agent before the Expiration Date.

   The executed rights certificate and payment should be mailed or delivered to the Subscription Agent at the following address:

                     American Stock Transfer & Trust Co.
                                40 Wall Street
                           New York, New York 10005



   Payment of the Subscription Price must be made by certified check, bank check or money order payable to American Stock Transfer & Trust Company as agent for Eastco Industrial Safety Corp. on or before the Expiration Date. Wire transfers may be directed to an account maintained by American Stock Transfer and Trust Company at Chase Manhattan Bank, Account No. 610-045093; ABA No. 021 000 021. There is no broker protect period. Questions regarding completion, delivery and exercise of Rights may be directed to the Subscription Agent at (718) 921-8200.

   Certificates representing the Units purchased by exercising Rights will be issued as soon as practicable after the Expiration Date, provided that the Subscription Agent has received a properly completed subscription agreement accompanied by proper payment in full of the Subscription Price. The sale of the unsubscribed Units to the Underwriter is expected to occur on the third business day after the Underwriter receives notice from the Subscription Agent as to the number of unsubscribed Units for which it is committed to purchase. All funds received by the Subscription Agent will, upon its acceptance of subscriptions and its authorization of the issuance of certificates representing the Common Stock, be placed in the Subscription Agent's escrow account.

   All questions as to the validity, form, eligibility (including times of receipt and beneficial ownership) and the acceptance of rights certificates and the Subscription Price will be jointly determined by the Company and the Underwriter, whose determinations will be final and binding. Once made, subscriptions are irrevocable, and no alternative, conditional or contingent subscriptions will be accepted. The Company reserves the absolute right to reject any or all subscriptions not properly submitted or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions, and the Company's and the Underwriter's joint interpretations of the terms and conditions of the Offering shall be final and binding. Any irregularities in connection with subscriptions must be cured within such time as the Company shall determine unless waived. The Company and the Underwriter are not under any duty to give notification of defects in such subscriptions and will not have any liability for failure to give such notifications. Subscriptions will not be deemed to have been made until such irregularities have been cured or waived and, if rejected, will be returned to the holder of the Rights as soon as practicable. Risk of delivery of the Rights is with the holder of the Rights Certificate. If delivery is by mail, it is suggested that insured registered mail with return receipt be used.

STANDBY COMMITMENT

   In accordance with a standby underwriting agreement (the "Standby Agreement") entered into on the date of this Prospectus and pursuant thereto the Underwriter shall be obligated to purchase the difference between 703,591 Units and the number of Units sold pursuant to the exercise of the Rights to buy Units offered by the Company that have been exercised on or before the expiration of the Rights Offering. The Underwriter will pay for the securities on or about the third business day after the Underwriter receives notice from the Subscription Agent as to the number of unsubscribed Units for which it is committed to purchase, at the subscription price set forth on the cover page of the Prospectus. If all of the Rights are exercised, the Underwriter will not, subject to the following, purchase any of the Units pursuant to the Standby Agreement.

   In the event that the unsubscribed Units to be purchased by the Underwriter is less than 300,000 Units, the Underwriter will have the right but not the obligation to purchase such number of units that will bring the number of units to be purchased by the underwriter up to a total of 300,000 Units at the Subscription Price less a 10% discount and 3% nonaccountable expense allowance.

   The Underwriter will offer to sell to the public the components of the Units it acquires from the Company pursuant to the Standby Agreement (the "Standby Offering") at prices not to exceed the lowest asked prices then existing at the time of sale as reported on NASDAQ. If any of the Company's affiliated stockholders acquire Units or components thereof directly from the Underwriter in the Standby Offering, such purchases, if any, will not exceed 10% of the shares being offered hereby. Any securities acquired by affiliates in the Offering or the Standby Offering will be acquired for investment purposes only and made subject to a "lock-up" agreement for eighteen (18) months from the date of this Prospectus with the Underwriter. See "Shares Eligible for Future Sale."

   The Underwriter may terminate its obligations under the Standby Agreement if there is a material adverse change in the condition of the Company, or if certain other events occur. In such event investors will not have the right to cancel their subscriptions. The Company has the right to retain the monies from Rights subscribed for. The Rights Offering is distinct and separate from the Standby Offering under which the Underwriter has a market out right of cancellation as described herein.

TAX CONSEQUENCES OF THE OFFERING

   Investors and stockholders are urged to consult with their independent tax advisors for the tax consequences of this Offering for the following reasons.

   Individual shareholders may be subject to federal and/or state inheritance or estate taxes. A shareholder's evaluation of the federal and/or state income tax consequences of this Offering may depend on his federal and/or state tax situation. The Company is unable to determine the federal and/or state income tax consequences to investors and stockholders of the Company with regard to their subscribing, or failing to subscribe, for the Rights.

                                 UNDERWRITING



   Pursuant to the Standby Agreement, the Underwriter has participated in establishing the terms and structure of the Offering. Pursuant to the Standby Agreement, the Company will pay to the Underwriter a 10% standby fee of $351,795.50 ($.50 per Unit) in consideration of its agreement to enter into the standby commitment and also will pay the expenses of the Underwriter, on a 3% nonaccountable basis, in the amount of $105,538.65 ($.15 per Unit). In the event that the number of unsubscribed Units to be purchased by the Underwriter is less than 300,000 Units, the Underwriter will have the right but not the obligation to purchase a minimum of 300,000 Units at the Subscription Price less a 10% discount and 3% nonaccountable expense allowance to be purchased within 30 days of the date of the Closing. These amounts will be paid by the Company to the Underwriter whether or not all of the Rights are exercised and the Underwriter actually purchases any Units under the Standby Agreement, unless the Standby Offering is terminated pursuant to the terms of the Standby Agreement. In addition, the Company has agreed to pay to the Underwriter for its agreement to act as a financial consultant for a term of one year from the Effective Date, a fee totaling 2% of the proceeds of the Offering (including the Optional Units) payable on the Closing and the sale of the Optional Units.

   The Offering is not being underwritten. However, subject to the terms and conditions of the Standby Agreement, the Underwriter has committed to purchase, at the Subscription Price, the difference between 703,591 Units and the number of Units sold pursuant to the exercise of the Rights to buy Units offered by the Company that have been exercised on or before the expiration of the Rights Offering. The Underwriter's commitment to the Company in this regard is made on a "firm commitment" basis except if, in the reasonable judgment of the Underwriter, it is impracticable to consummate the Standby Offering under normal "market out" conditions, such as (i) the Company having sustained a material loss of whatsoever nature, except losses which occur as result of litigations solely and unequivocally based 1) upon asbestos provided that the Company remains and/or would remain a viable entity, and 2) upon product liability provided such litigation is covered under the Company's basic product liability insurance coverage and to the extent that the losses in excess of such insurance coverage do not cause the Company to be and/or result in it becoming an inviable entity, whether or not insured, which, in the sole and absolute opinion ot the Underwriter substantially affects the value of the property of the Company or materially interferes with the operation of the business of the Company; (ii) any material adverse change in the business, property or financial condition of the Company; (iii) trading in securities on the New York Stock Exchange, the American Stock Exchange or NASDAQ System having been suspended or limited or minimum prices having been established on either such Exchange or System; (iv) a banking moratorium having been declared by either federal or state authorities; (v) an outbreak of major hostilities or other national or international calamity having occurred; (vi) any action having been taken by any government in respect of its monetary affairs which, in the reasonable opinion of the Underwriter, has a material adverse effect on the United States securities markets; (vii) any action, suit or proceeding at law or in equity against the Company, or by any Federal, State of other Commission, board or agency wherein any unfavorable decision would materially adversely effect the business, property, financial condition or income of the Company; or (viii) due to conditions arising subsequent to the execution hereof, the Underwriter reasonably believes that, as a result of material and adverse events affecting the market for the Company's Common Stock or the securities markets in general, it is impracticable or inadvisable to proceed with the Standby Offering. Accordingly, should the Underwriter not purchase the unsold Units in accordance with the market out conditions, shareholders who have exercised the Rights will not have a right to cancel their subscription. In addition, in the event that all of the Units offered hereby are not sold pursuant to the exercise of Rights, and the Underwriter fails to purchase the unsold Units pursuant to its Standby Agreement, the Company will elect not to return payment received on the Rights subscribed for, and investors may be vulnerable to illiquidity and/or a loss of their entire investment. The Subscription Price has been arbitrarily determined through negotiation between the Company and the Underwriter, was set at approximately 77% of the average closing bid price as reported by NASDAQ for the ten business days preceding October 1, 1996, and may bear no relationship to current market price, earnings, assets or other recognized criteria of value applicable to the Company. Factors considered in determining such prices, in addition to prevailing market conditions, included the history of and the prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and such other factors as were determined relevant. Reference is made to the Standby Agreement, which is annexed as an exhibit to the Registration Statement, of which this Prospectus forms a part, for its complete terms and provisions.



   On or after the second business day following the Expiration Date of the Offering, the Underwriter proposes initially to offer from time to time, the components of the Units, acquired by it pursuant to its standby commitment directly to the public at prices not to exceed the lowest asked price then existing on NASDAQ. The Underwriter presently does not make a market in the Company's securities and in connection with any sales, does not intend to stabilize prices. In addition, the Underwriter will not purchase or make a market in any securities of the Company until it has completed its distribution of the components of the Units acquired in the Standby Offering.

   As a portion of the consideration for its standby commitment and the investment banking services rendered by the Underwriter, the Company has agreed to sell to the Underwriter for its own account, at a price of $.0001 per Unit covered thereby, warrants ("Underwriter's Warrants") to purchase 10% of the Units offered pursuant to its standby commitment. The Underwriter's Warrants may not be exercised for a period of twelve (12) months from the date of this Prospectus. The Underwriter's Warrants will be exercisable in whole or in part for a period of four (4) years thereafter at a price of $6 per Unit which is equal to 120% of the Subscription Price. The exercise price and the number of shares of Common Stock issuable under the Underwriter's Warrants and underlying warrants are subject to adjustment to protect the holder against dilution in certain events. The Underwriter's Warrants are not transferable by the Underwriter during the initial twelve (12) months except to one or more of its officers. The holders of the Underwriter's Warrants have no voting, dividend or other rights of shareholder of the Company with respect to the shares underlying such Underwriter's Warrants unless such Warrants have been exercised.



   Moreover, in the event that the Underwriter elects to register securities underlying the Underwriter's Warrants and commence a distribution of such securities, it will comply with SEC Rule 10b-6 in that, among other things, it will not make a market or continue to make a market if it should be a market maker in any of the Company's securities until such time as the distribution of such securities is completed. Any sale of Units and/or the components thereof at a price in excess of the Underwriter's purchase price pursuant to the Standby Offering will result in realization by the Underwriter of additional underwriting compensation. It should be noted that the Underwriter is acting as a principal in the Standby Offering, and not as agent for the Company.



   The Company has agreed, for a period of six(6) years commencing one (1) year following the date of this Prospectus, that on any occasion that it files a new registration statement or Regulation A offering within such period (except on Form S-8 or any other appropriate form) it will include in each such filing the Underwriter's Warrants and/or underlying securities to the extent permitted by the then applicable rules and regulations of the Commission, at the request of any holder or holders of such Underwriter's Warrants and/or underlying securities at no expense to them.

   Further, the Company has agreed to qualify or register the Underwriter's Warrants and/or the underlying securities once at its own expense during the four (4) year period commencing one (1) year after the date of this Prospectus, upon request of the Underwriter or its specific duly authorized designee or the holders of a least 40% of the Underwriter's Warrants and/or underlying Securities together with the consent of the Underwriter or its specific duly authorized designee. Any profit received by the Underwriter either from the sale of the Underwriter's Warrants or from the sale of the shares of Common Stock or Warrants purchasable upon exercise of the Underwriter's Warrants may be deemed additional underwriting compensation. The Company has agreed to pay the Underwriter a warrant solicitation fee of 7% of the exercise price for each Class B Warrant exercised during the period commencing twelve months after the Effective Date provided: (1) the market price of the Common Stock on the date the Warrant was exercised was greater than the Warrant exercise price on that date; (2) exercise of the Warrant was solicited by the Underwriter or a member of the NASD; (3) the Warrant was not held in a discretionary account; (4) disclosure of compensation arrangements were made both at the time of the Offering and at the time of exercise of the Warrant; and (5) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities and Exchange Act of 1934. See Risk Factor entitled "Relationship of Underwriter to Trading" with reference to the Underwriter's inability to make a market during any solicitation period.

   The Company has agreed that the Underwriter shall have a right of first refusal with respect to the public sale of any of the Company's securities to be made by the Company, its principal stockholders (except George Schiavoni) or subsidiaries during the three (3) year period commencing with the consummation of the Standby Agreement, subject to certain exceptions.



   The Standby Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities arising under the Act. Insofar as indemnification for liabilities arising under the Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

   The Standby Agreement provides that the Underwriter shall have the right to designate a director and/or non-voting advisor to the Company's board of directors for a period of sixty (60) months after the consummation of the Standby Agreement and that the Company shall use its best efforts to cause the election of said member. Said designee shall receive no more or less compensation than is paid to other non-management directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings, including but not limited to food, lodging and transportation. Moreover, to the extent permitted by law, the Company will agree to indemnify the Underwriter and its designee(s) for the actions of such designee(s) as director and/or as advisor of the Company. In the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and/or directors, it will agree, to the extent permitted by under such policy, to include each of the Underwriter and its designee(s) as an insured under such policy. The Underwriter has no present intent to exercise this right.

   The Standby Agreement provides that if the Company shall within 5 years from the Effective Date, enter into any agreement or understanding with any person or entity introduced by the Underwriter involving (i) the sale of all or substantially all of the assets and properties of the Company, (ii) the merger or consolidation of the Company (other than a merger or consolidation effected for the purpose of changing the Company's domicile) or (iii) the acquisition by the Company of the assets or stock of another business entity, which agreement or understanding is thereafter consummated, whether or not during such 5 year period, the Company, upon such consummation, shall pay to the Underwriter an amount equal to the following percentages of the consideration paid by the Company in connection with such transaction: 5% of the first $1,000,000 or portion thereof, of such consideration; 4% of the second $1,000,000 or portion thereof, of such consideration; and 3% of such consideration in excess of the first $2,000,000 of such consideration.

   The Company, for a period of one year from the Effective Date, shall not file a Registration Statement for the benefit of officers, directors, employees, consultants and/or affiliates of the Company without the prior written consent of the Underwriter. For a period of one year from the Effective Date, without the consent of the Underwriter, the Company will not place or sell any of its securities other than in connection with mergers, acquisitions or the exercise of currently outstanding options and warrants. The Company will maintain a current Registration Statement for the Underwriter to offer and sell the securities purchased by it for a period of at least nine months from the Effective Date or such reasonable further period as the Underwriter may request. Nevertheless, the Underwriter agrees to notify the Company when its distribution has been completed. Neither the Company nor any officer or director thereof shall for a period of 5 years from the Effective Date offer to sell any securities of the Company in a Regulation S offering without the prior written consent of the Underwriter.

                   CONCURRENT REGISTRATION OF COMMON STOCK



   Concurrently with this Offering, 513,000 shares of Common Stock have been registered under the Securities Act of 1933 for resale. The holders of 114,000 of these shares have agreed not to sell such shares for a period of nine months from the Effective Date. See "Recent Private Placements" regarding issuance of these shares. The following table sets forth the number of shares of Common Stock of the Company owned by each of these shareholders:


 Name of Shareholder                                         Number of Shares
 ---------------------------------------                      ----------------
RONALD SPINELLI & RICHARD SPINELLI                                 9,500
RAMESH PATEL                                                       9,500
BRENDA FURINO                                                     19,000
CINDY DOLGIN                                                       9,500
JOHN CZINGER                                                       9,500
LEONARD MOSKOWITZ & VICKIE MOSKOWITZ                               9,500
ALOYSIUS G. FREEMAN & MARY FREEMAN                                 9,500
RAYMOND KAYAL                                                      9,500
DAVID COHEN                                                        9,500
JOANN WEAN & CHARLES WEAN III                                      9,500
ASHDOWN HOLDINGS LIMITED                                          38,000
BLAISE FINANCIAL CORP.                                            38,000
ELLIOT S. SCHLISSEL & LOIS C. SCHLISSEL                           19,000
GLOBALSIDE LIMITED                                                38,000
CORNELIA COMPANY LIMITED                                          38,000
WAAL INVESTMENTS LTD                                              38,000
HARRIET REUTER                                                    19,000
EDMOND O'DONNELL                                                  19,000
DOMINICK LELIA & ALICE LELIA                                       9,500
MELINDA N. TYRWHITT(C)                                            38,000
GEORGE SCHIAVONI (A)(B)                                           76,000
ANTHONY C. SALVO (A)                                               5,000
ANDREW J. FINKLESTEIN (A)                                          6,667
HEATHER REISER (A)                                                21,667
ROBERT W. BURKE (A)                                                4,666

------
(A) Have agreed not to sell any shares for a period of nine months from the Effective Date.

(B) Has agreed not to exercise rights resulting in his ownership of more than 5% of the outstanding shares of the Company following the Offering.


(C) She is the married daughter of Anthony P. Towell, a Director and Officer of the Company, who disclaims beneficial ownership of these shares.



                                LEGAL MATTERS

   Certain legal matters with respect to the issuance of securities offered hereby will be passed upon for the Company by Hollenberg Levin Solomon Ross Belsky & Daniels, LLP, 585 Stewart Avenue, Garden City, New York 11530. Members of the firm of Hollenberg Levin Solomon Ross Belsky & Daniels, LLP are members of Associates and hold warrants to acquire 1,667 shares of Common Stock exercisable until April 11, 1999 at $13.00 per share. Lester Morse, P.C., 111 Great Neck Road, Great Neck, New York 11021, is acting as counsel for the Underwriter in connection with certain legal matters relating to the Units of Common Stock and Warrants offered hereby.

                                   EXPERTS

   The Consolidated Financial Statements included in the Registration Statement, of which this Prospectus forms a part, have been audited by Cornick, Garber & Sandler, LLP, independent public accountants, to the extent and for the periods indicated in their report with respect thereto and were included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which contains an emphasis of a matter with respect to the Company's litigation uncertainties.

                            ADDITIONAL INFORMATION

   The Company has filed with the Commission, a Registration Statement on Form SB-2 with respect to the securities being offered hereby. This Prospectus does not contain all the information set forth in such Registration Statement, as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Each statement made in this Prospectus referring to a document field as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. The Registration Statement, including exhibits thereto, may be inspected without charge, by anyone at the principal office of the Commission in Washington D.C. and copies of all or any part of thereof may be obtained from the Commission's office in Washington D.C. upon payment of the Commission's charge for copying.

               EASTCO INDUSTRIAL SAFETY CORP. AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL STATEMENTS
                                    INDEX
INDEPENDENT AUDITORS' REPORT  ................................          F-2
CONSOLIDATED FINANCIAL STATEMENTS:
     Consolidated Balance Sheets  ............................          F-3
     Consolidated Statements of Operations  ..................          F-4
     Consolidated Statements of Changes in Shareholders'
        Equity ...............................................          F-5
     Consolidated Statements of Cash Flows  ..................          F-6
     Notes to Consolidated Financial Statements  .............          F-7

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Eastco Industrial Safety Corp.
Huntington Station, New York

   We have audited the accompanying consolidated balance sheet of EASTCO INDUSTRIAL SAFETY CORP. AND SUBSIDIARIES as at June 30, 1996 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Eastco Industrial Safety Corp. and Subsidiaries as at June 30, 1996 and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

   As discussed in Note 11 to the consolidated financial statements, the Company is a defendant in various lawsuits alleging exposure by plaintiffs to asbestos and products containing asbestos sold by the Company. Since the ultimate outcome or range of liability, if any, resulting from these lawsuits cannot presently be determined, no provision for any liability that may result has been made in the accompanying consolidated financial statements.

                                        /s/ CORNICK, GARBER & SANDLER, LLP
                                        -------------------------------------
                                        CERTIFIED PUBLIC ACCOUNTANTS

Uniondale, New York
September 11, 1996

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                JUNE 30, 1996

                                         ASSETS

Current assets:
   Cash and cash equivalents (Note 1) .................................................    $   646,030
   Accounts receivable, net of allowance for doubtful accounts of $155,000 (Notes 5 and
     6)  ..............................................................................      4,669,070
   Inventories (Notes 1, 2 and 5) .....................................................      5,230,237
   Other ..............................................................................        441,763
                                                                                          -------------
          Total current assets  .......................................................     10,987,100
Property, plant and equipment, net (Notes 1, 3, 5 and 6)  .............................      1,278,095
Other assets  .........................................................................        206,910
                                                                                          -------------
          TOTAL  ......................................................................    $12,472,105
                                                                                          =============

                                      LIABILITIES
Current liabilities:
   Loans payable (Note 5) .............................................................    $ 5,853,075
   Current maturities of long-term debt (Note 6) ......................................         56,044
   Accounts payable ...................................................................      3,234,127
   Accrued expenses ...................................................................        291,341
                                                                                          -------------
          Total current liabilities  ..................................................      9,434,587
Long-term debt, less current maturities (Note 6)  .....................................        433,738
                                                                                          -------------
          Total liabilities  ..........................................................      9,868,325
                                                                                          -------------
Commitments and contingencies (Notes 9, 10 and 11)

                                  SHAREHOLDERS' EQUITY
                              (Notes 1, 5, 6, 7, 12 and 13)
Common stock, $.12 par value; authorized 20,000,000 shares;
   outstanding 765,488 ................................................................         91,859
Additional paid-in capital  ...........................................................      6,742,476
(Deficit) (statement attached)  .......................................................     (4,230,555)
                                                                                          -------------
                                                                                             2,603,780
                                                                                          -------------
          TOTAL  ......................................................................    $12,472,105
                                                                                          =============

    The notes to consolidated financial statements are made a part hereof.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     Year Ended June 30,
                                                               ------------------------------
                                                                    1996            1995
                                                                -------------   -------------
Net sales  ..................................................    $26,982,699     $24,024,897
                                                                -------------   -------------
Costs and expenses:
   Cost of sales (Note 1) ...................................     21,495,693      19,254,571
   Selling, general and administrative (Note 1) .............      4,546,222       4,148,517
   Interest (Notes 5, 6 and 7) ..............................        836,359         583,665
   Other expense (income) (net) .............................         16,388         (39,793)
   Settlement with former underwriter (Note 7) ..............         78,000
                                                                -------------   -------------
        Total costs and expenses ............................     26,972,662      23,946,960
                                                                -------------   -------------
NET INCOME  .................................................    $    10,037     $    77,937
                                                                =============   =============
Income per share (Note 1):
 Primary  ...................................................    $       .02     $       .20
                                                                =============   =============
 Assuming full dilution  ....................................    $       .02     $       .17
                                                                =============   =============
Average number of shares used in computing per share
   amounts:
   Primary ..................................................        595,758         392,529
                                                                =============   =============
   Assuming full dilution ...................................        595,758         471,698
                                                                =============   =============

    The notes to consolidated financial statements are made a part hereof.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                        (NOTES 1, 5, 6, 7, 12 AND 13)

                                                                 Additional
                                           Common Stock*           Paid-in
                                         Shares      Amount        Capital        (Deficit)          Total
                                       ----------   ---------    ------------   --------------   -------------
BALANCE -- JULY 1, 1994  ...........    347,738      $41,729     $6,224,509      $(4,318,529)     $1,947,709
Net income for the year ended June
  30, 1995 .........................                                                  77,937          77,937
                                       ----------   ---------    ------------   --------------   -------------
BALANCE -- JUNE 30, 1995  ..........    347,738       41,729      6,224,509       (4,240,592)      2,025,646
Shares issued on settlement with
  former underwriter ...............     10,000        1,200         70,825                           72,025
Exercise of Class A warrants  ......      3,750          450         48,300                           48,750
Shares issued on conversion of
  subordinated debenture ...........     26,374        3,165        121,963                          125,128
Purchase and retirement of common
  stock ............................    (21,374)      (2,565)      (177,435)                        (180,000)
Shares issued in private placement      399,000       47,880        454,314                          502,194
Net income for the year ended June
  30, 1996 .........................                                                  10,037          10,037
                                       ----------   ---------    ------------   --------------   -------------
BALANCE -- JUNE 30, 1996  ..........    765,488      $91,859     $6,742,476      $(4,230,555)     $2,603,780
                                       ==========   =========    ============   ==============  =============


------
* As restated to give retroactive effect to the 1-for-10 reverse stock split in August 1996.

    The notes to consolidated financial statements are made a part hereof.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     Year Ended June 30,
                                                                              --------------------------------
                                                                                    1996             1995
                                                                               --------------   --------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
Cash flows from operating activities:
   Net income ..............................................................    $     10,037     $     77,937
                                                                               --------------   --------------
   Adjustments to reconcile results of operations to net cash effect of operating activities:
     Depreciation and amortization  ........................................         134,290          164,533
     Provision for (recovery of) losses on accounts receivable  ............         105,732          (38,655)
     Shares issued for settlement with former underwriter  .................          72,025
     Net changes in assets and liabilities:
        Accounts receivable ................................................        (876,629)        (430,003)
        Inventories ........................................................        (866,339)      (1,197,860)
        Other current assets ...............................................          40,105          (37,608)
        Other assets .......................................................         (75,122)          20,247
        Accounts payable ...................................................         343,084          401,146
        Accrued expenses ...................................................         (40,566)        (102,136)
                                                                               --------------   --------------
                    Total adjustments  .....................................      (1,163,420)      (1,220,336)
                                                                               --------------   --------------
                    Net cash used for operating activities  ................      (1,153,383)      (1,142,399)
                                                                               --------------   --------------
Cash flows from investing activities:
   Acquisition of property, plant and equipment ............................         (93,274)        (191,242)
                                                                               --------------   --------------
Cash flows from financing activities:
   Repayments of long-term debt ............................................         (48,762)         (42,426)
   Borrowings under line of credit agreements ..............................      28,621,372       25,789,531
   Repayments under line of credit agreements ..............................     (27,697,205)     (24,044,483)
   Borrowing under Bridge loan .............................................         500,000
   Repayment of Bridge loan ................................................        (500,000)
   Net proceeds from private placement of common stock .....................         502,194
   Net proceeds from convertible subordinated debenture ....................         225,128
   Repurchase of convertible subordinated debenture ........................        (100,000)
   Proceeds from excercise of Class A warrants .............................          48,750
   (Decrease) in bank overdrafts ...........................................                         (365,277)
   Purchase of common stock ................................................        (180,000)
                                                                               --------------   --------------
                    Net cash provided by financing activities  .............       1,371,477        1,337,345
                                                                               --------------   --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS  .................................         124,820
         3,704
Cash and cash equivalents -- Beginning  ....................................         521,210          517,506
                                                                               --------------   --------------
CASH AND CASH EQUIVALENTS -- END  ..........................................    $    646,030     $
521,210
                                                                               ==============   ==============
Supplemental disclosure of cash paid for:
   Interest ................................................................    $    836,359     $    583,665
                                                                               ==============   ==============
   Income taxes ............................................................    $      5,440
                                                                               ==============
Supplemental disclosure of noncash financing activities:
   Conversion of convertible subordinated debenture into common stock ......    $    150,000
                                                                               ==============

    The notes to consolidated financial statements are made a part hereof.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 OPERATIONS:

   The Company operates in two industry segments. The first is the manufacture and sale of disposable clothing, industrial protective clothing and protective products to distributors throughout the United States and in Puerto Rico. The second is the distribution and sale of industrial protective clothing and protective products directly to "end users" located primarily in the Northeast United States.


   The Company's manufacturing division uses Tyvek(R), which is only available from one supplier, to produce disposable clothing. Products made of Tyvek(R) accounted for approximately 41% and 35% of consolidated sales for the years ended June 30, 1996 and 1995, respectively.


 PRINCIPLES OF CONSOLIDATION:

   The consolidated financial statements include the accounts of Eastco Industrial Safety Corp. and its subsidiaries, all of which are wholly-owned. All significant intercompany balances and transactions have been eliminated in consolidation.

 USE OF ESTIMATES:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 CASH:

   Cash includes certificates of deposit of approximately $300,000 and $500,000 at June 30, 1996 and 1995, respectively, which are considered cash equivalents. A $300,000 certificate has been pledged as collateral for a bank loan to the extent of such loan (see Note 5).

 INVENTORIES:

   Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market, which represents estimated net realizable value.

 DEPRECIATION AND AMORTIZATION:

   Property, plant and equipment are depreciated on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the remaining term of the lease.

 INCOME TAXES:

   The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (FASB 109).

 PER SHARE AMOUNTS:

   Primary earnings per share amounts have been computed utilizing the weighted average number of common and, if material, common equivalent shares outstanding during the period. Fully diluted earnings per share is based upon the weighted average number of common and common equivalent shares outstanding. Per share amounts give effect to the retroactive adjustment for the 1-for-10 reverse stock split approved by the shareholders in August 1996 (see Note 12).

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 1 -- Summary of Significant Accounting Policies:  - (Continued)

   All other per share amounts and information set forth in the attached financial statements and the notes thereto have also been adusted to give effect to the reverse stock split.

NOTE 2 -- INVENTORIES:

   Inventories at June 30, 1996 consist of the following:

       Raw materials................                     $1,701,676
       Work-in-process..............                        514,555
       Finished goods...............                      3,014,006
                                                       ------------
         Total  ....................                     $5,230,237
                                                       ============

NOTE 3 -- PROPERTY, PLANT AND EQUIPMENT:

   Property, plant and equipment at June 30, 1996 is comprised of the following:

                                                                   Estimated
                                                                  Useful Life
                                                                    (Years)
                                                                 -------------
Cost:
   Land ........................................   $  382,000
   Building and leasehold improvements .........      827,451       5 - 40
   Machinery and equipment .....................    1,187,178       3 - 10
   Furniture and fixtures ......................      229,074       7 - 10
                                                   -----------
        Total ..................................    2,625,703
Less accumulated depreciation and amortization      1,347,608
                                                   -----------
        Balance ................................   $1,278,095
                                                   ===========

NOTE 4 -- INCOME TAXES:

   The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109). While SFAS 109 requires the recognition of a deferred tax asset for the benefit of net operating loss carryforwards, it also requires the recognition of a valuation allowance when it is more likely than not that such benefit will not be realized. As a result of the Company's past history of losses and the amount of its net income for the two years ended June 30, 1996 and 1995, it has recorded valuation allowances equal to its net deferred tax asset account.

   Deferred income taxes relate to the following temporary differences and carryforwards at June 30, 1996:

        Deferred tax assets:
         Net operating loss carryforwards ...........             $1,800,000
         Allowance for doubtful accounts and credits                  66,000
         Tax basis adjustments to inventory .........                 56,000
                                                                  ------------
           Total ....................................              1,922,000

        Less deferred tax liability:
         Accelerated depreciation of property and
          equipment  ................................                 11,000
                                                                  ------------
           Balance ..................................              1,911,000
        Less valuation allowance ....................              1,911,000
                                                                  ------------
        Net deferred income taxes after valuation
          allowance  ................................             $        --
                                                                  ============

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 4 -- Income Taxes:  - (Continued)

   Two wholly-owned Puerto Rico based subsidiaries have been granted exemptions from paying Puerto Rico income taxes under provisions of the Puerto Rico Industrial Tax Exemption Act of 1963, provided such subsidiaries continue to meet the terms and conditions of their grants. One subsidiary's exemption expires on June 30, 1999. The subsidiary has received a 90% exemption from Puerto Rico income taxes and a 75% exemption from Puerto Rico municipal and property taxes. The second subsidiary has received a 90% exemption from Puerto Rico income and property taxes and a 60% exemption from Puerto Rico municipal income taxes to June 2006. These subsidiaries have elected, pursuant to Section 936 of the Internal Revenue Code, to receive credits equivalent to the amount of Federal income taxes which would otherwise be due on their income. The Omnibus Budget Reconciliation Act of 1993 imposes limitations on computing the Possession Tax Credit under Section 936 for tax years beginning after 1993. In addition, the Act makes the 100% dividends received deduction subject to the Alternative Minimum Tax calculation. The Small Business Job Protection Act of 1996 further limits the Possession Tax Credit for years beginning after 2001 with the credit being eliminated for tax years beginning after 2005.

   Dividends, if paid by the Puerto Rico based subsidiaries, are subject to a withholding tax of 10%; however, no taxes have been provided on their aggregate undistributed earnings (of approximately $2,321,000 at June 30, 1996) because it is management's intention to reinvest such earnings indefinitely.

   A reconciliation between the expected tax expense at the statutory federal income tax rate and the Company's actual income tax expense is as follows:

                                                                                 June 30,
                                                                         -----------------------
                                                                            1996         1995
                                                                          ---------   ----------
          Income tax expense at the statutory rate  ...................    $ 3,000     $ 26,000
          Effect of net operating loss of Puerto Rican subsidiaries
             for which there is no current tax benefit ................
          Effect of domestic net operating loss for which there is no
             current tax benefit ......................................     (3,000)
          Benefit of utilization of net operating loss carryforwards  .                 (26,000)
                                                                          ---------   ----------
            Actual income tax expense  ................................    $     --    $      --
                                                                          =========   ==========


   At June 30, 1996, the Company has net operating loss carryforwards of approximately $4,738,000 for federal income tax purposes. Such carryforwards expire in 2005 through 2011. As a result of the private placement offering in June 1996, the amount of the loss carryforwards which can be utilized to offset future taxable income are limited to approximately $345,000 a year, plus any loss carryforwards incurred after June 30, 1996.

   The annual limitation of the Company's net operating loss deductions may be further reduced as a result of the proposed public offering (see Note 13).

NOTE 5 -- LOANS PAYABLE:

   Loans payable are comprised of short-term bank borrowings of $295,000 at June 30, 1996 and borrowings under the Company's line of credit agreement with Congress Financial Corporation ("Congress"). Short-term bank borrowings (which usually have 30 day terms) are renewable at the bank's option and bear interest at 1% above the bank's prime rate.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995
NOTE 5 -- Loans Payable:  - (Continued)
   In July 1996, the line of credit with Congress was amended and extended until October 1, 1999 with an option by Congress to extend the loan for one year. The line was increased from $6,000,000 to $9,000,000 with interest at 1.25% above the prime rate. If the proposed public offering is consummated no later than December 31, 1996 and the net proceeds are at least $2,500,000, the interest charged will be reduced to 1% above prime. The limit on borrowings was increased to 85% of eligible accounts receivable and 55% of eligible inventory. The loans are subject to certain working capital and net worth requirements and are collateralized by all assets of the Company not previously pledged under other loan agreements. The loan agreement prohibits the payment of dividends by the Company. In September 1993, Congress sold to three individuals, who are officers and directors of the Company, a $250,000 junior participation in the loans made to the Company. The Company had an informal agreement with Congress, whereby Congress agreed to provide the Company an additional $500,000 in borrowing availability which was repaid at $11,250 a week beginning November 1, 1993 until $250,000 of additional borrowings was repaid. Congress can, at its option, repurchase the junior participation if the Company has at least $250,000 in availability under the financing agreement. In May 1996, participations of $35,000 were repurchased. The participants' interest in the obligations, collateral and collections is subordinated to Congress.


NOTE 6 -- LONG-TERM DEBT:


   Long-term debt consists of a mortgage payable, collateralized by land, building, accounts receivable and personal property. In June 1992, a group of investors ("investors"), including a director and the spouses of certain officers and directors of the Company, acquired for $650,000, the mortgage on the Company's building with a balance of approximately $962,000 and $500,000 of subordinated debt from a bank. The group entered into a modification of indebtedness agreement which reduced the mortgage to $650,000 and forgave the balance, which, after the write off of related deferred financing costs, resulted in a gain of $722,000 in fiscal 1992. In connection with this transaction, the Company also issued five-year warrants to acquire 10,833 shares of common stock at $30.00 a share. In January 1995, the Company reduced the exercise price to $13.00 and extended the expiration date until April 1999. The mortgage is payable in monthly installments of $10,092, including interest at 14% a year, with the remaining balance of approximately $434,000 due in July 1997. Interest on the mortgage was $72,346 and $78,682 for the years ended June 30, 1996 and 1995, respectively, approximately 38% of which was paid to a director and the spouses of the officers and directors of the Company.


   In September 1996, investors extended the mortgage until July 1, 2002, with interest at 12% a year or 3% above the prime rate, whichever is greater. The remaining balance of approximately $283,000 will be due on July 1, 2002.

   Based upon the new terms, the non-current portion of the mortgage is due as follows:


    Year ending June 30,
    --------------------
     1998                                                       $22,000
     1999                                                        27,000
     2000                                                        30,000
     2001                                                        34,000
     2002                                                        38,000
     2003                                                       283,000
                                                             ----------
       Total                                                   $434,000
                                                             ==========


                         EASTCO INDUSTRIAL SAFETY CORP.
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                       YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 7 -- SHAREHOLDERS' EQUITY:

 COMMON STOCK:

   In April 1991, the Company sold, pursuant to a rights offering, 48,007 shares of common stock. In this connection, the underwriter was sold a warrant to purchase 4,078 shares of common stock at $53.30 per share, which was exercisable until February 28, 1996. The Company also had borrowed $200,000 with interest at 17% per annum during February 1991 from five unrelated parties. These loans were repaid out of the proceeds of the rights offering, including interest. In connection with these loans, the Company issued warrants to purchase 833 shares of common stock, exercisable at $30.00 per share until May 13, 1996. In January 1995, the Company reduced the exercise price of the above warrants to $13.00 and extended their expiration dates until April 1999.


   On April 19, 1994, the Company sold in a public offering 200,000 units at $20.00 per unit. Each unit consists of one share of the Company's common stock and one Class A warrant. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $24.00 a share from April 12, 1995 through April 12, 1999. In January 1995, the Company reduced the exercise price to $13.00 a share. These warrants are redeemable by the Company commencing April 12, 1995 at $1.00 a warrant, provided that the high bid price of its stock is at least $19.50 for the required number of days prior to the Notice of Redemption. The Company also granted to the underwriter an option to purchase, at the same price, 30,000 units to cover over-allotments. This option was exercised in May 1994. In addition, the Company sold to the underwriter for $10 an option, exercisable from April 12, 1995 to April 12, 1999, to purchase 23,000 additional units at $29.00 a unit and entered into a two year consulting agreement with the underwriter at a total cost of $72,000. Subsequent to the public offering, two officers of the underwriter became directors of the Company until their resignations on July 10, 1995.


   On July 10, 1995, the Company issued 10,000 shares of common stock to the underwriter of its 1994 public stock offering in exchange for the cancellation of all of its rights under the Underwriting Agreement. The $78,000 cost thereof, based on the market value of the shares issued and legal expenses incurred, is separately reflected on the consolidated statement of operations for the year ended June 30, 1996.

 PRIVATE PLACEMENTS:

   On June 28, 1996, the Company issued, in a private placement, 10 1/2 units at $57,000 a unit. Each unit consists of 38,000 shares of the Company's common stock. The net proceeds to the Company were approximately $501,000 after fees to the placement agent and other expenses. The proceeds were used to repay a $500,000 bridge loan, with interest at 10%, made on May 17, 1996. In connection with the bridge loan, the Company issued warrants to purchase 2,500 shares at a $10.00 per share which expire on June 30, 1999. On July 9, 1996, an additional 3 units were sold for net proceeds of $171,000. No fees were paid to the placement agent for these units. The 513,000 shares issued will be registered in the proposed public offering (see Note 13). However, the shares underlying the 3 units cannot be sold until nine months after the effective date of the proposed public offering.

 CONVERTIBLE SUBORDINATED DEBENTURE:

   During April 1996, the holder of a $250,000 convertible subordinated debenture, issued in February 1996, converted $150,000 of the debenture into 26,374 shares of the Company's common stock. The Company repurchased 21,374 of these shares for $180,000 and retired the stock. The remaining $100,000 balance of the debenture was repurchased for $120,000, including accrued interest. The $20,000 excess has been included with interest expense for the year ended June 30, 1996.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 7 -- Shareholders' Equity:  - (Continued)

 OTHER WARRANTS:

   In January 1994, a corporate officer/director of the Company purchased a warrant from a prior lender. The warrant is for the purchase of 82,645 shares at $6.29 per share. The warrant expires on March 31, 1997.

   On May 13, 1996, warrants to purchase 8,348 shares each were granted to the Company's president and two vice presidents for their gurantees of overadvances by Congress (see Note 5). The warrants are exerciseable until February 23, 2001 at $5.77 per share.

   On July 26, 1995, the Company issued to a consulting firm, which is the employer of a director of the Company, a five year warrant to purchase 12,500 shares of the Company for $12.50 a share.

 INCENTIVE STOCK OPTION PLANS:

   Under the Company's 1983 Incentive Stock Option Plan, options could be granted to June 23, 1993 for a maximum of 5,625 shares of the Company's common stock. At June 30, 1996, options to purchase 865 shares at $26.70 to $30.00 a share are outstanding; no further options may be granted under this plan.

   The Company's 1992 Incentive Stock Option Plan provides for the granting of options for 20,000 shares of the Company's common stock to December 20, 2002. The Company has agreed not to issue any additional options under this plan.

   The Company's 1994 Incentive Stock Option Plan provides for the granting of options for 10,000 shares of the Company's common stock to January 2004. Options for 1,500 shares may be issued under this plan.

   Options granted under the incentive stock option plans must be exercised within such period as stated in the plans and, in any event, must be exercised no later than ten years after the date they are granted. The plans provide that the exercise price of the options may not be less than 100% of the fair market value of common stock at the date of grant or 110% in the case of an incentive stock option granted to any employee owning more than 10% of the voting power of all classes of stock of the Company.

   Transactions under the above plans are summarized as follows:

                                              Shares     Option Price Per Share
                                             --------     ---------------------
   Outstanding - June 30, 1994  .........     1,178      $26.40 to $30.00
   Granted  .............................     8,500      $10.63
   Expired  .............................       (13)
                                             --------
   Outstanding - June 30, 1995 and 1996       9,665      $10.63 to $30.00
                                             ========

 1995 STOCK OPTIONS:

   On January 20, 1995, the Board of Directors granted to the Company's president and two vice-presidents each ten-year nonqualified options to purchase 80,158 shares each at $5.30 per share. The options are exercisable after five years but may become exercisable sooner upon the Company achieving pretax earnings targets. Based on the earnings for the year ended June 30, 1995, options for 120,237 shares are now exercisable.

   Other nonqualified options outstanding at June 30, 1996, under prior years' grants, aggregate 3,108 shares at $16.875 to $30.00 a share.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 7 -- Shareholders' Equity:  - (Continued)

   The following summarizes shares reserved at June 30, 1996 under options and warrants outstanding:
                                                                 Price Per
                                           Number                  Share
                                          ---------            ---------------
          Stock options:
           Incentive stock
             option plans .....              9,665            $10.63 - $30.00
           Nonqualified
             options ..........            243,582            $ 5.30 - $30.00
          Warrants:
           Class A  ...........            226,250            $13.00
           Other  .............            138,433            $ 5.77 - $13.00


NOTE 8 -- COMMITMENTS AND CONTINGENCIES:

 RENT:

   The Company is obligated through August 2003 under several noncancellable long-term operating leases covering office, factory and warehouse facilities. Minimum annual rentals under these leases are:

 Year ending June 30:
 --------------------
         1997                                                     $  116,000
         1998                                                        127,000
         1999                                                        137,000
         2000                                                        157,000
         2001                                                        142,000
      Thereafter                                                     332,000
                                                                  ------------
          Total                                                   $1,011,000
                                                                  ============

   Rent expense, including month-to-month rentals, was $226,000 and $219,000 in the fiscal years ended June 30, 1996 and 1995.

 EMPLOYMENT AGREEMENTS:

   The Company had employment agreements, which commenced as of the effective date of the April 1994 public offering, with three of its officers. These agreements provided for combined annual salaries of $247,000. On July 1, 1995, these officers entered into new agreements which provide for the following:

          Officer                        Period                Annual Salary
 -------------------------              ---------              ---------------
          President  .....               5 years                  $121,000
          Senior
           Vice-President*               5 years                  $105,000
          Vice-President
             of Finance
             and Treasurer .             5 years                  $ 55,000
------
* This officer is entitled to a bonus of 3/4 of 1% of net sales in excess of $20,500,000 after June 30, 1997.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 8 -- Commitments and Contingencies:  - (Continued)

   The above officers are also entitled to annual increases of not less than 10% of the prior year's compensation. In addition, should an unrelated party obtain more than 20% of the Company's then outstanding stock, other than by transactions initiated by the Company in the ordinary course of business, the following will occur:

       (a) Each will be paid a bonus equal to their minimum base salary for the next three years.
       (b) Each will be repaid their junior participation in loans made to the Company (see Note 5).
       (c) All rights (options, warrants, etc.) will become immediately vested and exercisable.

   These officers have waived their right to additional compensation payable resulting from a change in control due to the private placements and the proposed public offering (see Notes 7 and 13).

NOTE 9 -- PROFIT SHARING PLAN:

   The Company's qualified profit sharing plan covering all eligible full-time employees provides for discretionary (i.e., no minimum contributions are required) contributions as approved by the Company's Board of Directors. The profit sharing plan includes a 401(k) plan. There were no contributions made for the fiscal years ended June 30, 1996 and 1995.

NOTE 10 -- INDUSTRY SEGMENT INFORMATION:

   Information for the Company's distribution and manufacturing segments for the years ended June 30, 1996 and 1995 is summarized as follows:

                   1996                       Distribution     Manufacturing        Total
                   ----                      --------------   ---------------    -------------
Net sales  ...............................     $9,094,046       $17,888,653      $26,982,699
                                             ==============   ===============    =============
Operating profit  ........................     $  133,760       $ 2,124,131      $ 2,257,891
                                             ==============   ===============
General corporate expenses  ..............                                        (1,411,495)
Interest expense  ........................                                          (836,359)
                                                                                 -------------
Income before provision for income taxes                                         $    10,037
                                                                                 =============
Identifiable assets  .....................     $5,182,514       $ 7,289,591      $12,472,105
                                             ==============   ===============    =============
Capital expenditures  ....................     $   43,704       $    49,570      $    93,274
                                             ==============   ===============    =============
Depreciation and amortization expense  ...     $   58,941       $    75,349      $   134,290
                                             ==============   ===============    =============
                   1995
                   ----
Net sales  ...............................     $9,233,456       $14,791,441      $24,024,897
                                             ==============   ===============    =============
Operating profit  ........................     $  156,199       $ 1,666,331      $ 1,822,530
                                             ==============   ===============
General corporate expenses  ..............                                        (1,160,928)
Interest expense  ........................                                          (583,665)
                                                                                 -------------
Loss before provision for income taxes  ..                                       $    77,937
                                                                                 =============
Identifiable assets  .....................     $4,291,806       $ 6,424,242      $10,716,048
                                             ==============   ===============    =============
Capital expenditures  ....................     $   27,882       $   163,360      $   191,242
                                             ==============   ===============    =============
Depreciation and amortization expense  ...     $   37,462       $   127,071      $   164,533
                                             ==============   ===============    =============

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 11 -- LITIGATION:

   At June 30, 1996, the Company is a defendant in approximately 280 lawsuits, together with a multitude of other defendants, in actions alleging exposure by approximately 1,300 first party plaintiffs to asbestos and products containing asbestos sold by the Company over unspecified periods of time.

   To June 30, 1996 and since 1981, the Company estimates approximately 900 actions on behalf of approximately 7,500 first party plaintiffs have been instituted against it concerning asbestos related claims and that claims of approximately 6,200 plaintiffs have been terminated. The foregoing numbers assume the consummation of pending settlements. The Company estimates that with the exception of defense costs, a total of approximately $1,400,000 has been agreed to in settlements to date with regard to the terminated actions of which all but $30,000 has been paid by the Company's insurance carriers. To June 30, 1996, the Company has paid less than $35,000 for legal and defense costs to counsel appointed by the insurance companies to defend it. The Company entered into an agreement with its primary insurance companies, wherein its liability is limited to 12% of the cost of the defense liability and 17% of the settlement claim of certain litigation. The agreement, which is subject to policy limitations on each insurance policy, may be terminated at any time upon 90 days notice by any of the parties provided that termination may not be effective as to any asbestos action that has already been placed on the trial calendar, unless it has a scheduled trial date more than 12 months from the date the notice is given. In May 1991, the Company reached an agreement with Mount Vernon Fire Insurance Company, one of its primary insurance carriers, with respect to its pending and future asbestos litigation. Mount Vernon agreed to contribute 6.25% to the Company's defense costs and 6.25% to its indemnity costs for so long a period of time as $100,000 in aggregate has not been paid for indemnity costs. This agreement applied only during the period Mount Vernon provided insurance coverage, which is between April 1, 1968 to April 1, 1969. However, because past results of settlements and defense costs are not necessarily indicative of future settlements and defense costs and because, as of this date, management is still unable to fully ascertain the extent of insurance coverage applicable to asbestos claims against the Company or the extent to which insurance carriers will provide coverage, neither management nor counsel is able to predict the outcome of these matters or the range of any potential liability that might result. In addition, based on past history, management believes it is likely that there will be additional asbestos action instituted against the Company.

   The Company is party to one other product liability action arising in the ordinary course of business. After consultation with counsel, the Company considers that its ultimate liability, if any, after available insurance coverage, in this matter, would not have a material adverse effect upon the Company's financial position. However, there can be no assurances that the Company's insurance coverage will adequately cover these cases or whether the Company's insurance will provide coverage for punitive damages should they be awarded.

NOTE 12 -- SUBSEQUENT EVENTS:

 REVERSE STOCK SPLIT, PREFERRED STOCK, STOCK OPTION PLANS AND STOCK
OPTIONS:

   On May 13, 1996, the Board of Directors approved the following proposals which were approved by the shareholders at a special meeting on August 12, 1996.


       1. A 1-for-10 reverse stock split of all outstanding shares of the Company. The acompanying financial statements and notes thereto give retroactive effect to this split.
       2. Amendment of the certificate of incorporation to authorize a class of preferred stock consisting of 1,000,000 shares.
       3. Adoption of the 1996 incentive stock option plan for the issuance of 300,000 shares to key employees.
       4. Adoption of the 1996 nonqualified stock option plan for the issuance of 300,000 shares to key employees.

                          EASTCO INDUSTRIAL SAFETY CORP.
                                 AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                        YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 13 -- PROPOSED PUBLIC OFFERING:

   The Company has signed a letter of intent with an underwriter for a rights offering and for the sale of units. Each holder of 5 shares of the Company's common stock will be allowed to purchase 4 units. Each unit is comprised of one share of common stock and a Class B warrant to purchase one share of common stock. The warrants are exercisable twelve months after the effective date of the offering or earlier with the underwriters consent and expire three years from the effective date of the offering. These warrants are redeemable by the Company eighteen months after the effective date at $.01 a warrant provided the high bid price of its stock is at least 150% in excess of the exercise price of the warrants for the required number of days prior to the redemption notice. The Company entered into a standby agreement with the underwriter whereby any units not sold pursuant to the exercise of rights will be sold to the underwriter at the same price. In the event the unsubscribed units to be purchased by the underwriter is less than 300,000 units, the underwriter will have the right, but not the obligation, to purchase additional units that will bring the total up to 300,000 units. The Company also granted to the underwriter, for $7, an option to purchase one unit for each 10 units sold in the offering. The Company will also enter into a one year financial consulting agreement at a cost of 2% of the gross proceeds of the offering. The Company also agreed to pay the underwriter a warrant solicitation fee of 7% of the exercise price of each Class B warrant.

=============================================================================

                              TABLE OF CONTENTS


                                                                        Page
                                                                      --------
Restrictions in Certain States  ...................                       3
Statement of Available Information  ...............                       4
Forward-Looking Statements  .......................                       4
Prospectus Summary  ...............................                       5
Summary Financial Information  ....................                       8
Risk Factors  .....................................                       9
Use of Proceeds  ..................................                      18
Dilution  .........................................                      18
Capitalization  ...................................                      19
Market Information  ...............................                      20
Dividend Policy  ..................................                      20
Management's Discussion and Analysis of Financial
  Condition and Results of Operations .............                      21
Business  .........................................                      23
Management  .......................................                      29
Principal Shareholders  ...........................                      35
Description of Securities  ........................                      37
Shares Eligible for Future Sale  ..................                      39
Certain Relationships and Related Transactions  ...                      39
Recent Private Placements  ........................                      41
The Offering  .....................................                      41
Underwriting  .....................................                      43
Concurrent Registration of Common Stock  ..........                      46
Legal Matters  ....................................                      46
Experts  ..........................................                      47
Additional Information  ...........................                      47
Consolidated Financial Statements  ................                     F-1

   No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.

=============================================================================


=============================================================================


                                703,591 UNITS



                              EASTCO INDUSTRIAL
                                 SAFETY CORP.


                                    ------
                                  PROSPECTUS




                               ROYCE INVESTMENT
                                 GROUP, INC.


                               OCTOBER 10, 1996



=============================================================================

                        EASTCO INDUSTRIAL SAFETY CORP.
                        513,000 SHARES OF COMMON STOCK


   This Prospectus relates to the sale by certain selling stockholders (the "Selling Stockholders") of 513,000 shares of common stock, $0.12 par value per share (the "Common Stock") offered hereby (the "Offering"), of Eastco Industrial Safety Corp., a New York corporation (the "Company" and sometimes "Eastco" when referring to the parent company only). None of the proceeds from the sale of the Common Stock by the Selling Stockholders will be received by the Company. By agreement, 114,000 shares are restricted from being sold until 9 months from the date hereof. The Company will bear all expenses (other than selling commissions and fees and expenses of counsel or other advisors to the Selling Stockholders) in connection with the registration and sale of the Common Stock being offered by the Selling Stockholders. See "Selling Stockholders".



   The Common Stock will be offered by the Selling Stockholders in transactions in the NASDAQ Small Cap Market and Boston Stock Exchange after listing, in negotiated transactions or a combination of such methods of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders may effect such transactions by selling the Common Stock to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom such broker/dealers may act as agent or to whom they sell as principal, or both. The Selling Stockholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker/dealers are used by the Selling Stockholders, any commissions paid to broker/dealers and, if broker/dealers purchase any shares of Common Stock as principals, any profits received by such broker/dealers on the resales of the shares of Common Stock may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed underwriting commissions. All costs, expenses and fees in connection with the registration of the shares offered by the Selling Stockholders will be borne by the Company. Brokerage commissions, if any, attributable to the sale of Common Stock will be borne by the Selling Stockholders. See "Selling Stockholders" and "Plan of Distribution".

   The Company's Common Stock is traded on the NASDAQ Stock Market ("NASDAQ") under the symbol "ESTO" and on the closing of the Unit Offering (as defined below) will be listed on the Boston Stock Exchange under the symbol "EST". On September 30, 1996, the reported closing sale price for the Common Stock as reported by NASDAQ was $5 5/8 per share.

   Concurrently with the commencement of this offering, the Company offered by separate Prospectus, 703,591 units (the "Units") each Unit consisting of one share of Common Stock and one Class B Common Stock purchase warrant (the "Class B Warrants"). The concurrent offering (the "Unit Offering") grants to the Company's stockholders as of September 24, 1996, in those states where qualified, or exempt from qualification, the nontransferable right to subscribe for Units. Any Units not subscribed for will be sold to Royce Investment Group, Inc. (the "Underwriter") pursuant to a Standby Agreement.

                                    ------
THESE ARE SPECULATIVE SECURITIES. THESE SECURITIES INVOLVE A HIGH DEGREE OF
  RISK AS DESCRIBED HEREIN. FOR A DISCUSSION OF CERTAIN MATERIAL FACTORS
    THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE
             SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                                    ------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
    PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is October 10, 1996.

                          RESTRICTIONS IN NEW JERSEY

FOR RESIDENTS OF THE STATE OF NEW JERSEY:

   The offering covered by this Prospectus may only be made by selling security holders in the State of New Jersey through a registered broker/dealer or in reliance upon an exemption from registration. Further, any sales in New Jersey may be made only to "accredited investors" as that term is defined under Regulation 501 of the Securities Act of 1933, as amended. Rule 501 defines "accredited investors" to include, among other things: (i) any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;
(ii) any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; and (iii) any entity in which all of the equity owners are accredited investors.

                      STATEMENT OF AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities and Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") under the File No. 0-8027. Such reports, proxy statements and other information filed by the Company can be inspected at the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates, and at the following Regional Offices of the Commission, Chicago Regional Office, 219 South Dearborn Street, Chicago, Illinois and New York Regional Office, 7 World Trade Center, New York, New York 10007.

   The Company currently files its reports electronically by EDGAR. The Company distributes annual reports containing audited financial statements to its shareholders.

                          FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS INCLUDES CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY. SUCH STATEMENTS REFLECT SIGNIFICANT ASSUMPTIONS AND SUBJECTIVE JUDGMENTS BY THE COMPANY'S MANAGEMENT CONCERNING ANTICIPATED RESULTS. THESE ASSUMPTIONS AND JUDGMENTS MAY OR MAY NOT PROVE TO BE CORRECT. MOREOVER, SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS. FOR A DISCUSSION OF SUCH RISKS, SEE "RISK FACTORS". INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE UNDERWRITER HAS NOT ATTEMPTED TO VERIFY THE BASIS FOR ANY SUCH STATEMENTS INDEPENDENTLY AND NEITHER THE UNDERWRITER NOR THE COMPANY UNDERTAKES ANY OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD- LOOKING STATEMENTS TO REFLECT EVENTS OCCURRING OR CIRCUMSTANCES ARISING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

                              PROSPECTUS SUMMARY

   The following is a summary as of the date hereof of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus. All shares and shares issuable under outstanding warrants and options in this Prospectus have been adjusted for a one-for-ten reverse stock split approved by the shareholders of the Company on August 12, 1996.

THE COMPANY

   Eastco Industrial Safety Corp. (the "Company" and sometimes "Eastco") is a corporation organized and existing under the laws of the State of New York, having been incorporated on May 15, 1958. The Company, through its wholly-owned subsidiaries, Disposable Safety Wear, Inc. ("Disposable"), Safety Wear Corp. ("Safety Wear"), Puerto Rico Safety Equipment Corporation ("Puerto Rico Safety Equipment"), and Puerto Rico Safety Corp. ("Puerto Rico Safety"), manufactures industrial protective clothing products and distributes a wide range of industrial safety products. The Company's Manufacturing Operations sells its products to distributors. The Company's Distribution Operations sells its products to "end users," including manufacturing companies and service businesses, public utilities, fisheries, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement. The Company's executive offices are located at 130 West 10th Street, Huntington Station, New York 11746 and its telephone number is (516) 427-1802.

MANUFACTURING OPERATIONS

   Manufactured products are sold under the "Charkate/Worksafe", "Charkate", "Worksafe" and "Cover- up" trade names. The Company, through Disposable, Safety Wear and Puerto Rico Safety Equipment, manufactures disposable and reusable industrial protective apparel. Disposable protective products items include coveralls, shirts, pants, hats, hoods, aprons, smocks, lab coats, hazardous material handler suits, examination gowns, sleeves, shoe covers and related items. Disposable clothing is designed to protect the user from, among other things, splash, dirt, contamination and against a wide range of hazardous substances. Disposable clothing is made primarily of a spun bonded polyolefin produced solely by Dupont under the trade name Tyvek(R). Reusable industrial protective clothing consists of items for the protection of various parts of the body which are designed to shield the user from, among other things, splash, dirt, contamination, heat, fire, cold and the outside environment. Specific products manufactured include coveralls, gloves, mitts, shirts, thermal underwear, sleeves, coats, pants, leggings, spats, bibs, safety vests and a variety of other kinds of protective clothing and uniforms. The Company also manufactures welding blankets, curtains and screens.

   The Company's Manufacturing Operations and warehousing are located primarily in Puerto Rico and Alabama, and are primarily directed from the Company's offices in New York. The Company's products are sold primarily in the United States and Puerto Rico. In addition, manufactured products are sold to "end-users" through the Company's Distribution Operations (the "Eastco Division") in the Northeastern region of the United States and Puerto Rico.

DISTRIBUTION OPERATIONS



   The Company, primarily through its Eastco Division, distributes industrial safety products to "end- users" made by the Charkate/Worksafe division as well as by non-affiliated companies. Products distributed include hard hats, protective glasses, ear muffs, ear plugs, respirators, goggles, face shields, rainwear, protective footwear, first-aid kits, monitoring devices, signs and related products. These products are sold to manufacturing companies and service businesses, including public utilities, fisheries, hospitals, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement.

   The Company supplies a variety of items which may be used during the removal and/or encapsulation of hazardous materials in office buildings, chemical plants, refineries, electric generating plants and schools. Abatement products sold by the Company include in the largest part, items made by other companies, such as negative air machines, respirators, air filtration equipment, vacuums, polybags and sheetings, decontamination showers, signs, tools, pumps, sprayers and related equipment. The Company does not engage in the removal or encapsulation of hazardous materials.

   The Company's Distribution Operations are primarily directed from the Company's offices in New York. The Company also has facilities for warehousing and distribution of its non- manufactured products in Puerto Rico, Connecticut and Florida. Items distributed are sold primarily in the Northeastern region of the United States.

THE OFFERING



Securities Offered  ........................  513,000 shares of Common Stock
Common Stock outstanding prior to the Unit
  Offering(2)(3) ...........................  879,488 shares of Common Stock
                                              (as adjusted for prior stock
                                              splits and estimated rounding
                                              for fractional shares)
Common Stock to be outstanding after the
  Unit Offering(1)(2)(3)(4) ................  1,583,079 shares of Common Stock
Use of Proceeds  ...........................  None to the Company.
Risk Factors  ..............................  The securities offered hereby involve a high degree of risk
                                             and immediate substantial dilution.
                                              See "Risk Factors."
NASDAQ Symbol  .............................  Common Stock --  ESTO
Boston Stock Exchange Symbol(5)  ...........  Common Stock --  EST


------
(1) Includes 703,591 shares of common stock issued concurrently as part of the Unit Offering.

(2) All shares and shares issuable under outstanding warrants and options in this Prospectus have been adjusted for a one-for-ten reverse stock split approved by the shareholders of the Company on August 12, 1996.

(3) Does not include Common Stock which may be issued upon the exercise of any options or warrants currently outstanding. The Company currently has outstanding options and warrants to purchase 617,930 shares of Common Stock exercisable at prices between $5.302 and $30.00 per share which will be adjusted to acquire 630,887 shares at prices between $5.169 and $30.00 as a result of anti- dilution rights as a result of the Unit Offering.

(4) Does not include Common Stock which may be issued upon exercise of Underwriter's Purchase Option and Optional Units.



(5) The Company's Common Stock has been approved for listing on the Boston Exchange upon completion of the Unit Offering which is expected to occur on or about November 15, 1996. See however Risk Factor entitled "Possible Volatility of Stock Price; Risk of Non-Consummation of Unit Offering" regarding the possibility of the Unit Offering not occurring.

                        SUMMARY FINANCIAL INFORMATION
                     SELECTED CONSOLIDATED FINANCIAL DATA

   The following is a summary of the Company's financial information extracted from the indicated year end Consolidated Financial Statements of the Company, and is qualified in its entirety by the detailed financial information appearing in the Consolidated Financial Statements and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

STATEMENT OF OPERATIONS DATA:


                                                                     Year Ended June 30,
                                                               ------------------------------
                                                                    1996            1995
                                                                -------------   -------------
Net sales  ..................................................  $26,982,699     $24,024,897
Cost of sales  ..............................................   21,495,693      19,254,571
                                                                -------------   -------------
Gross profit  ...............................................    5,487,006       4,770,326
                                                                -------------   -------------
Selling, general and administrative expenses  ...............    4,546,222       4,148,517
Interest  ...................................................      836,359         583,665
Other expense (income)(net)  ................................       16,388         (39,793   )
Settlement with former underwriter  .........................       78,000              --
                                                                -------------   -------------
Total expenses  .............................................    5,476,969       4,692,389
                                                                -------------   -------------
Net income  .................................................  $    10,037     $    77,937
                                                                =============   =============
Net income per share(1):
   Primary ..................................................  $           .02 $           .20
                                                                =============   =============
   Assuming full dilution ...................................  $           .02 $           .17
                                                                =============   =============
Average number of shares used in computing per share
   amounts:
   Primary ..................................................      595,758         392,529
                                                                =============   =============
   Assuming full dilution ...................................      595,758         471,698
                                                                =============   =============

CONSOLIDATED BALANCE SHEET DATA:

                                                      As at June 30, 1996
                                        ----------------------------------------------
                             As at                                         Pro-Forma
                           June 30,                           Pro-             as
                             1995         Historical        Forma(1)      Adjusted(2)
                         -------------   -------------    -------------   -------------
Current Assets  ......    $ 9,265,149     $10,987,100     $11,158,100     $11,228,459
Current Liabilities  .      8,200,620       9,434,587       9,434,587       6,809,325
Working Capital  .....      1,064,529       1,552,513       1,723,513       4,419,134
Total Assets  ........     10,716,048      12,472,105      12,643,105      12,713,464
Long-Term Debt  ......        489,782         433,738         433,738         433,738
Total Liabilities  ...      8,690,402       9,868,325       9,868,325       7,243,063
Shareholders' Equity        2,025,646       2,603,780       2,774,780       5,470,401

------
(1) Adjusted to give effect to shares issued in a private placement with net proceeds to the Company of $171,000.

(2) Adjusted to give effect to shares issued in the Unit Offering and the sale of units offered and the receipt of $2,695,621 in net proceeds and their initial application which is to prepay the Underwriter $70,359 for a one year consulting agreement with the balance going to pay down the amount outstanding on the Company's line of credit.

                                 RISK FACTORS



   The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in the Company. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this Prospectus:

   HISTORY OF PREVIOUS SIGNIFICANT LOSSES. Although for the fiscal years ended June 30, 1996 and 1995, the Company had net income of $10,037 and $77,937, respectively, the Company incurred losses (before extraordinary items) of ($2,711,378), ($858,326), ($1,362,761) and ($1,388,831),
respectively, for the fiscal years ended June 30, 1994, 1993, 1992 and 1991. Other than for the fiscal years ended June 30, 1996 and 1995, the Company has not had a profitable fiscal year since its fiscal year ended June 30, 1989. As of June 30, 1996, the Company had an accumulated deficit of $4,230,555 compared to an accumulated deficit of $4,240,592 as of June 30, 1995. There can be no assurances that the Company will be profitable or will not incur losses in the future. Recent hurricanes have adversely affected production and shipments in Puerto Rico. As a result, preliminary sales information indicates a decline of approximately $500,000 in the first quarter of fiscal 1997 when compared to sales in the first quarter of fiscal 1996 of $6,522,386. However, the Company's production facilities have not been damaged and the Company believes that such adverse effects will be temporary. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements".

   LENDING ARRANGEMENTS; LIENS ON THE COMPANY'S ASSETS. The Company is dependent upon its revolving line of credit with Congress Financial Corporation ("Congress"), which as revised during July, 1996, expires October 1, 1999, except that Congress at its sole option may extend the termination date to October 1, 2000. The line of credit was increased from $6,000,000 to $9,000,000 as of July, 1996. Interest is payable monthly at 1.25% (previously 2.25%) over a prime rate, with provision to further reduce such rate to 1% over the prime rate upon consummation of the Unit Offering for net proceeds of at least $2,500,000 which must occur no later than December 31, 1996. Borrowings are currently limited to 55% of the Company's eligible inventory and 85% of the Company's eligible accounts receivable. As of June 30, 1996, the amount outstanding on the line of credit was approximately $5,558,000, with an availability of borrowing $76,000 based upon accounts receivable and inventory at that date. The loan is subject to certain working capital and net worth covenants and is collateralized by all of the Company's assets not previously pledged under other loan agreements.



   In the event that the Company fails to comply with its obligations, the Company's indebtedness could be declared immediately due and payable and, in certain cases, the Company's assets could be foreclosed upon. Moreover, to the extent that all of the Company's assets continue to be pledged to secure outstanding indebtedness, such assets are unavailable to secure additional debt financing, which may adversely affect the Company's ability to borrow in the future.

   ASBESTOS LITIGATION AGAINST THE COMPANY. The Company, in the past, manufactured certain products made of asbestos. Such use was terminated by the Company in the mid-1980's. It has been alleged that asbestos is a cause of cancer, such as asbestosis, mesothelioma, and other related diseases, the symptoms of which may not appear for twenty or more years. Since the early 1980's, numerous lawsuits have been instituted against the Company by persons who have been exposed to asbestos and asbestos products.

   As of June 30, 1996, the Company estimates that it is a party to approximately 280 cases with respect to exposure to asbestos involving approximately 1300 plaintiffs. All of the actions against the Company to date have been brought by non-employees of the Company and are based upon personal injury claims.

   These actions are pending in the states of New York, New Jersey, and Pennsylvania. The number of first- party plaintiffs include, in various instances, spouses of said plaintiffs. The actions, with the exception of one pending action, involve a multitude of defendants. The complaints allege exposure to asbestos and asbestos products over various periods of time. Each seeks varying amounts of damages, usually unlimited, or for each plaintiff as high as $10,000,000 for compensatory damages and $20,000,000 for punitive damages.

   From 1981 through June 30, 1996, the Company estimates that approximately 900 actions on behalf of approximately 7500 first-party plaintiffs have been instituted against it concerning asbestos-related claims, and that the claims of approximately 6200 plaintiffs have been terminated against the Company. The Company estimates that, with the exception of defense costs, a total of approximately $1,400,000 has been paid, or agreed to be paid, in settlements to date with regard to the terminated actions, of which all but approximately $30,000 has been or will be paid by the Company's insurance carriers. Through June 30, 1996, the Company has paid less than approximately $35,000 for legal and defense costs to counsel appointed by the insurance carriers to defend it. Past results of settlements and defense costs are not necessarily indicative of future settlements and defense costs which the Company is unable to predict.

   The existence of the asbestos litigation may have an adverse effect upon the financial liquidity of the Company in the future. The Company is unable to predict the outcome of this uncertainty or the total extent to which its insurance carriers will provide coverage. Based upon prior experience, the Company believes that additional claims will be filed in the future. Further, the Company's independent auditors report emphasizes the uncertainties of these matters. See "Legal Proceedings" for a description of asbestos and other litigation pending against the Company.

   INSURANCE COVERAGE APPLICABLE TO ASBESTOS LITIGATION -- PERIODS OF NON-COVERAGE. For the period commencing April 1, 1968 to April 1, 1969 and March 11, 1971 to November 27, 1985, the Company believes that it has various policies of primary insurance in different amounts which would protect it against liability for asbestos-made, product-related personal injuries. The policies range in amounts from $50,000 to $1,000,000 on an annual basis. The Company also believes that since August 10, 1972 to on or about August 11, 1986 it has had various policies for excess coverage applicable to asbestos claims on an annual basis. These policies range in amounts from $500,000 to $10,000,000 for excess coverage. There are gaps of approximately six weeks in the primary coverage between March 11, 1971 to November 27, 1985 and approximately thirty-six months in the excess coverage between August 10, 1972 and August 11, 1986, and an additional period of approximately thirteen months for excess coverage insurance companies in liquidation, where there is likely to be no coverage. The policies of insurance are not applicable to all of the subsidiaries of the Company, which have varying coverage, and such subsidiaries may also be without coverage for various times of their doing business. Not all of these policies are in the possession of the Company.

   Effective June 26, 1990, an agreement between Eastco and its primary insurance carriers dated March 26, 1990 became effective. Eastco entered into this agreement in an effort to resolve uncertainties as to its insurance coverage which will cover asbestos claims against the parent Company, Eastco, where any exposure to asbestos is alleged during the period 1971 to 1985, inclusive. Pursuant to this agreement, the Company is obligated to share in the payment of asbestos-related claims against Eastco. Pursuant to the agreement, the Company is obligated to pay 12% of all attorneys' fees incurred on its behalf and 17% of indemnity costs (which include judgment and settlement amounts). The balance of these costs are to be paid by the insurance carriers, which are parties to the agreement. The agreement is subject to policy limitations of each insurance policy. The agreement may be terminated at any time upon ninety (90) days' notice by any of the parties provided that termination may not be effective as to any asbestos action that has already been placed on the trial calendar, unless it has a scheduled trial date more than twelve (12) months from the date the notice of termination is given. The Company is aware of only one case pending against it which is on the trial calendar.

   Effective during May, 1991, the Company entered into a Settlement Agreement and Release with Mount Vernon Fire Insurance Company. The Company discontinued its action against Mount Vernon, which provided that, subject to the terms of the agreement, Mount Vernon would reimburse the Company (where applicable) for 6.25% of attorneys' fees (52.08% of the Company's 12% share referred to in the agreement in the previous paragraph) and 6.25% of indemnification costs (36.76% of the Company's 17% share referred to in the agreement in the previous paragraph). The agreement is not applicable to any asbestos actions against the Company where no exposure is alleged to products manufactured or distributed by Eastco between April 1, 1968 and April 1, 1969. The agreement may be terminated at any time upon 90 days' notice, but such notice is not applicable to asbestos actions placed on a trial calendar, unless such has a trial date more than twelve months from the date the notice of termination is given. The agreement provides that the limit available under the policy is $100,000 plus attorneys' fees while the agreement is in effect and is applicable only to the parent Company, Eastco. Approximately $25,000 has been reimbursed by Mount Vernon Fire Insurance Company as of June 30, 1996 for indemnification.

   During fiscal 1994, the Company reached a settlement (the "1994 Settlement") pertaining to all pending and future cases against it in the State of New York brought by one firm of plaintiffs' attorneys, which firm has been primarily responsible for bringing asbestos actions against the Company in the State of New York. The settle-ment does not apply to Puerto Rico Safety Equipment and is only applicable to cases brought by the same law firm against the Company in the State of New York. The Company is to be dismissed without any payment in cases not involving any exposure to a power generating station in the State of New York ("Powerhouse"). Where there is Powerhouse exposure, a payment of $100 is to be made for each alleged nonmalignant case and $300 for each malignant case. Where plaintiffs consist of two spouses, such is deemed one case. Payment is to await appropriate documentation of exposure, releases from the plaintiffs and the agreement of each plaintiff whose case is settled.

   The two agreements referred to above between the Company and the insurance carriers may not be applicable to Puerto Rico Safety Equipment, which is covered by other insurance. To date, the claims settled by Puerto Rico Safety Equipment have been paid in full by insurance. No agreement has been reached with the insurance companies confirming all of these policies, which range from $100,000 to $500,000 for primary coverage and $1,000,000 to $5,000,000 for excess coverage. The policies for Puerto Rico Safety Equipment cover the period March 11, 1971 to July 23, 1986 with various gaps of fourteen months on primary coverage and forty-two months on excess coverage.

   The Company is unable to ascertain the total extent of insurance applicable to asbestos claims against it or the extent to which its insurance carriers will provide coverage. The Company's insurance may not provide coverage for punitive damages where such damages are sought against it in pending litigation. Punitive damages are allowable in addition to compensatory damages and are awarded as a punishment to the defendant for wrongs in a particular case as well as for the protection of the public against similar acts, to deter the defendant from a repetition of the wrongful act and to serve as a warning to others. Usually a wrong, aggravated by an evil or wrongful motive or a willful and intentional misdoing or a reckless indifference equivalent thereto, is required for a court to award punitive damages. The Company is unable to specify whether its actions would give rise to punitive damages. It believes that its actions should not give rise to punitive damages. There, however, can be no assurance that this will be the case. See "Legal Proceedings".



   RECENT ISSUANCE OF SUBSTANTIAL SHARES AT REDUCED PRICE. During June and July of 1996, the Company issued 513,000 shares at $1.50 per share at a time when the market price range was approximately $8 to $12 per share and the Company was contemplating a prospective rights offering at approximately $5.00 per share. This offering was authorized to provide proceeds to pay loans and provide working capital. None of the Company's officers, directors or persons associated or affiliated with them participated in the Offering. Melinda Tyrwhitt (owner of 38,000 shares or 7.4% of both placements), is the married daughter of Anthony P. Towell, the Company's Chief Financial Officer, and a Director and Mr. Towell disclaims beneficial ownership of these shares. No other person has had a prior relationship with the Company, with the exception of Heather Reiser (owner of 21,667 shares or 4.2% of both placements) whose husband is affiliated with Donald & Co., the Company's investment advisor. The shares issued are being registered for sale concurrently herewith. Holders of 114,000 of these shares have agreed not to sell their shares for nine months from the date hereof. See "Recent Private Placements".



   GOVERNMENT REGULATION; NO ASSURANCE OF COMPLIANCE WITH OSHA. The Company's manufacturing facilities are subject to regulation and inspection standards established by the Occupational Safety and Health Administration ("OSHA"), which were enacted, in part, to require employers to supply protective clothing in certain work environments. To date, the Company's manufacturing facilities have not been inspected for compliance with the standards established by OSHA. Various of the Company's products are also subject to other governmental standards. Although the Company believes that it is in material compliance with current standards, there can be no assurance that any inspection will not reveal that the Company has failed to comply with the standards established by OSHA and that, as a result, the Company may be required to expend sums, which can be costly, to assure compliance with OSHA regulations.

   NEED FOR SUBSTANTIAL INVENTORIES. The Company is required to maintain substantial inventories for both its Manufacturing Operations and its Distribution Operations in order to meet the immediate requirements of its customers who require products on short notice and who do not maintain an inventory of such products. The Company had inventory of approximately $5,230,000 and $4,364,000, as of June 30, 1996 and June 30, 1995,
respectively. Although the Company believes it currently maintains sufficient inventories, prior to a 1994 public offering (the "1994 Offering"), the Company experienced periods where it did not have sufficient working capital to maintain its inventories to meet the demands of certain of its customers. There can be no assurance that the Company will be able to maintain sufficient inventories or the Company will not return to periods where there is insufficient working capital to maintain its inventories to meet the needs of its customers.

   DEPENDENCE UPON DUPONT FOR SUPPLY OF TYVEK(R). The Company is not dependent upon any one company for a source of supply of raw materials for its manufacturing operations other than DuPont, which supplies the Company with Tyvek(R), a raw material which is used in various lines of its disposable products. Products utilizing Tyvek(R) accounted for approximately 41% and 35% of consolidated sales for the fiscal years ended June 30, 1996 and June 30, 1995, respectively. Management believes that its current relationship with DuPont is satisfactory. The Company has no contract with DuPont for the supply of such raw material; therefore, DuPont could terminate its relationship with the Company at any time. The Company does not believe that an alternative source exists for the supply of Tyvek(R). Accordingly, the loss of DuPont as a supplier of Tyvek(R) would have a material adverse effect on the Company's operations.

   NO DIVIDENDS. The Company intends to retain future earnings to finance future growth. Accordingly, any potential investor who anticipates the need for dividends for his investment should not purchase any of the securities offered hereby. In addition, the Company's agreement with Congress contains restrictions which prohibit the Company from paying cash dividends.

   COMPETITION. The market for industrial protective clothing products and industrial safety products is extremely competitive. The Company faces competition in all of its product markets from large, established companies that have greater financial, managerial, sales and technical resources than the Company, and some of the Company's product markets are dominated by such larger companies. Where larger competitors offer products that are directly competitive with the Company's products, particularly as part of an established line of products, there can be no assurance that the Company can successfully compete for sales and customers. Larger competitors also may be able to benefit from economies of scale or to introduce new products that compete with the Company's products. There can be no assurance that the Company can successfully compete in any of its product markets.

   LIMITATION ON NET OPERATING LOSS CARRYFORWARDS. As of June 30, 1996, the Company had Federal net operating loss carryforwards for income tax purposes of approximately $4,738,000 which expire through the year 2011. These carryforwards are subject to limitations on the amount that can be utilized by the Company in a fiscal year due to "change of ownership" rules as defined by applicable Federal tax statutes. The amount of income which may be offset after an ownership change is determined by multiplying the fair market value of the Company at the time of the ownership change by the long-term tax exempt rate. To the extent that such annual limitation is not utilized, it may be further carried forward until the carryforward would have otherwise expired. A "change in ownership" occurred upon the completion of two 1996 private placements ("Recent Private Placements"). See "Recent Private Placements". Based upon the number of shares offered in the Recent Private Placements and the applicable long-term tax exempt rate, the Company's ability to utilize its net operating carryforward losses in future years is limited to approximately $345,000 per year. A change in ownership may also occur upon the completion of the Unit Offering and the Company's ability to utilize its net operating loss carryforwards could be further limited.



   RELIANCE ON CURRENT MANAGEMENT. The Company's current operations and future success is greatly dependent upon the services of Mr. Alan Densen, its President, Lawrence Densen, its Senior Vice President and Anthony P. Towell, its Vice President of Finance. The loss of services of any of the foregoing, who are each employed under written agreements for five year terms, could have a material adverse effect on the Company. There is no key man insurance on the life of the executive officers of the Company. See "Management".



   CONTROL BY MANAGEMENT. As of the date of this Prospectus, the Company's executive officers and directors own of record and beneficially (assuming exercise of all their options and warrants), an aggregate of approximately 23% of the Company's outstanding Common Stock and may be in a position to have significant influence over the outcome of all matters submitted to stockholders for approval, including the election of directors of the Company, as a result of their control of such shares which will vote on all matters. The Company's Board of Directors is divided into two classes, each of which generally serves for a term of two years, with only one class of directors being elected in each year. A classified board under certain circumstances could discourage, prevent or delay a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent shareholders from receiving the maximum value for their shares. In addition, there are provisions in the employment agreements with Messrs. A. Densen, A. Towell and L. Densen, that provide for them to receive immediately a lump sum payment of three years' compensation as well as severance pay should a "Change in Control" occur, which also could have a similar effect of deterring bids for the Company. Messrs. A. Densen,
L. Densen, and A. Towell, in modification agreements to their employment agreements, have waived: (i) their right to bonuses based upon the Company's earnings before interest and taxes for the fiscal years ended June 30, 1996 through June 30, 2000; (ii) their exercise rights on options and warrants and repayment of their junior participation interests with Congress and compensation payable in the event of a Change in Control with respect to the Offerings; and (iii) their right to terminate their relationship with the Company, as per the terms of their respective employment agreements. The modification agreements and waivers provide that their right to terminate their employment agreements and waiver of their bonuses shall not be waived in the event that there is a material breach of such agreements by the Company. Messrs. A Densen, L. Densen and A. Towell have agreed that the issuance of shares in the Unit Offering will not result in any "change of control" rights under their respective employment agreements. See "Management" and "Executive Compensation -- Employment Agreements and Change of Control Features".



   OUTSTANDING OPTIONS AND WARRANTS. As of the date hereof, there are 617,930 shares of Common Stock subject to issuance upon currently outstanding options and warrants at exercise prices between $5.302 and $30.00 per share, which will be adjusted to acquire 630,887 shares at prices between $5.169 and $30.00 as a result of anti-dilution rights as a result of the Unit Offering. To the extent that outstanding options and warrants are exercised, additional equity investment funds will be paid into the Company at the expense of dilution to the interests of the Company's shareholders. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options and warrants can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than those provided in such securities. Outstanding options and warrants did not materially dilute earnings per share in 1996, but could do so in the future if there is a significant increase in the spread between their exercise price and the quoted market price of the Company's Common Stock.

   PENNY STOCK REGULATION. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction of a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's securities become subject to the penny stock rules, investors in this offering may find it more difficult to sell such securities.

   Although the Company believes that its securities will, as of the date of this Prospectus, be outside the definitional scope of a penny stock, as it will be listed on NASDAQ, in the event the Common Stock were subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be severely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities, and thus, the ability of purchasers in this offering to sell their securities in the secondary market.

   RELATIONSHIP OF UNDERWRITER TO TRADING. Subsequent to the Underwriter completing its distribution of any securities it acquires pursuant to the Standby Offering, the Underwriter intends to be a market maker for the Common Stock and Class B Warrants underlying the Units. The Underwriter also has the right to act as the Company's exclusive agent in connection with any future solicitation of warrantholders to exercise their Class B Warrants. Unless granted an exemption by the Commission from Rule 10b-6 promulgated under the Exchange Act, the Underwriter will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during a period beginning two or nine business days, whichever is applicable, prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity or the termination (by waiver or otherwise) or any right that the Underwriter may have to receive a fee for soliciting the exercise of the Class B Warrants. As a result, the Underwriter may be unable to continue to make a market for the Company's securities during certain periods while the Class B Warrants are exercisable. Such a limitation, while in effect, could impair the liquidity and market price of the Company's securities.



   TAX INCENTIVES. Puerto Rico Safety Equipment and Disposable have elected to apply Section 936 of the Internal Revenue Code, effective July 1, 1979. The provisions of Section 936 are effective until revoked by the Company. If the conditions of Section 936(a)(2) are satisfied, the Section 936 credit equals the portion of the United States income tax that is attributable to taxable income from sources outside the United States derived from the active conduct of a trade or business within a United States possession, or the sale or exchange of substantially all of the qualified possession source investment income. Dividends payable by each subsidiary to the Company from operations are entitled to a 100% dividends received deduction but are subject to a 10% withholding tax in Puerto Rico. The Omnibus Budget Reconciliation Act of 1993 (the "Omnibus Act") imposes new limitations on computing the Possession Tax Credit under Section 936 for tax years beginning after 1993. There are two methods for determining the credit under the new law. Under the first method, the amount of the credit may be determined by using the so-called economic activity limit. This attempts to limit the credit by applying various percentages to possession-based compensation, depreciation and taxes paid or accrued. Alternatively, the Company may make an irrevocable election when it files its June 30, 1996 federal income tax return to have present rules apply, but to phase out the credit to 60% of the 1994 level, and further phase down by 5% per year to 40% in 1998 and years thereafter. Since the credit is a function of future earnings, if any, the effect of such limitations cannot be determined at the present time. In addition, the Omnibus Act makes the 100% dividends received deduction subject to the Alternative Minimum Tax Calculation. No dividends have been declared on the aggregate undistributed earnings of Puerto Rico Safety Equipment and Disposable (which through June 30, 1996, aggregates approximately $2,321,000) and none are intended to be declared because it is management's intention to reinvest the earnings from such subsidiaries indefinitely. The Company believes that based upon current operations, the Omnibus Act will not have a material effect on the Company for the foreseeable future. The Small Business Job Protection Act of 1996 further limits the Possession tax credit for years beginning after 2001 with the credit being eliminated for tax years beginning after 2005.

   As Puerto Rico tax exemptions are reduced or expire, the Company may be required to pay taxes on income earned in Puerto Rico. The Company is unable to predict the amount of such impact after such exemptions are reduced or expire.



   SHARES ELIGIBLE FOR FUTURE SALE. There are 879,488 shares of Common Stock (not assuming the issuance of 703,591 shares of Common Stock as part of the Unit Offering to be registered and sold therewith) of the Company outstanding as of the Effective Date. Of these shares 528,607 shares are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act"). Of the restricted securities, 513,000 shares have been registered for sale. The holders of 114,000 of these shares have agreed not to sell any such shares for a period of nine months from the Effective Date. See "Recent Private Placements" and "Concurrent Registration of Common Stock". 14,602 of the restricted securities are owned by officers and directors of the Company. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144. In general, under Rule 144, subject to satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above. The Company's executive officers and directors have agreed not to sell their shares for a period of twelve months from the Effective Date and an additional six months without the prior consent of the Underwriter. The Underwriter may consent to the sale of such shares at any time after twelve months, in its sole discretion, upon the request of the holder. The Underwriter's decision to consent will be based upon the current market conditions, liquidity of the Common Stock, as well as such other factors the Underwriter deems appropriate. No public announcement will be made with respect to the foregoing. See "Shares Eligible for Future Sale".

   POSSIBLE VOLATILITY OF STOCK PRICE; RISK OF NON-CONSUMMATION OF UNIT OFFERING. Factors such as announcements by the Company or its competitors concerning proposed plans, procedures, and proposed government regulations, losses and litigation may have a significant effect on the market price of the Company's securities. Changes in the market price of the Company's securities may have no connection with the Company's actual financial results. In addition, the stock market has experienced extreme price and volume fluctuations which have particularly affected the market prices for many companies and which have often been unrelated to the operating performance of specific companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock. In addition, the Unit Offering may not be consummated for a variety of reasons including the Underwriter having the right to withdraw under certain specified provisions of the Standby Agreement. Failure of the Underwriter to consummate the Unit Offering could adversely affect the market price of the Company's Common Stock.

   AUTHORITY TO ISSUE BLANK CHECK PREFERRED STOCK. The Company is authorized to issue 1,000,000 shares of $.01 preferred stock without further action of the stockholders in one or more series and to fix before issuance with respect to each series: (a) the designation and the number of shares to constitute each series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, if any, (e) whether the shares will be subject to the operation of a sinking or retirement fund, if any, (f) whether the shares are to be convertible or exchangeable into other securities of the Company, and the rates thereof, if any, (g) any limitation on the payment of dividends on the Common Stock while any such series is outstanding, if any, (h) the voting power, if any, in addition to the voting rights provided by law, of the shares, which voting powers may be general or special, and (i) such other provisions as shall not be inconsistent with the certificate of incorporation. All the shares of any one series of the Preferred Stock shall be identical in all respects. The Company's board of directors has broad discretion with regard to the issuance of such shares. No preferred shares are currently outstanding. See "Description of Securities -- Other Publicly Held Securities and Preferred Stock".



                               USE OF PROCEEDS

   The Company will not receive any proceeds from the sale of Common Stock in the Selling Stockholder Offering.

                                CAPITALIZATION

   The following table sets forth the capitalization of the Company as of June 30, 1996: (i) on an historical basis; (ii) on a pro-forma basis giving effect to the sale of 114,000 shares in a private placement; and (iii) on such pro-forma basis as adjusted giving effect to the Unit Offering and the sale of Units and the application of the proceeds therefrom. This table should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Prospectus.


                                                                       As of June 30, 1996
                                                         ----------------------------------------------
                                                                                               Pro-
                                                                              Pro-           Forma As
                                                             Actual         Forma (1)      Adjusted (2)
                                                          -------------   -------------    -------------
Current Liabilities:
Loans Payable  ........................................    $ 5,853,075     $ 5,853,075     $ 3,227,813
                                                          =============   =============    =============
Long-Term Debt (including the current portion)  .......    $   489,782     $   489,782     $   489,782
                                                          -------------   -------------    -------------
Stockholders' Equity:
Common Stock, $.12 par value; authorized 20,000,000
  shares; issued and outstanding; 765,488 actual
  outstanding, 879,488 pro-forma outstanding, 1,583,079
  pro- forma as adjusted outstanding ..................         91,859         105,539         189,970
Additional paid-in capital  ...........................      6,742,476       6,899,796       9,510,986
Accumulated Deficit  ..................................     (4,230,555)     (4,230,555)     (4,230,555)
                                                          -------------   -------------    -------------
Total Stockholders' Equity  ...........................      2,603,780       2,774,780       5,470,401
                                                          -------------   -------------    -------------
Total Capitalization  .................................    $ 3,093,562     $ 3,264,562     $ 5,960,183
                                                          =============   =============    =============

------
(1) Adjusted to give effect to the issuance of 114,000 shares in a private placement with net proceeds of approximately $171,000 during July, 1996. See Note 7 in the "Consolidated Financial Statements" and "Recent Private Placements".



(2) Adjusted to give the effect to shares issued in the Unit Offering and the sale of units offered therein and the receipt of $2,695,621 in net proceeds and their initial application which is to prepay the Underwriter $70,359 for a one year consulting agreement with the balance going to paydown the amount outstanding on the Company's line of credit.

                              MARKET INFORMATION

   The principal market on which the Common Stock of the Company is traded is the NASDAQ Small-Cap Market and its symbol is ESTO. The following chart sets forth the high and low sales price as determined from NASDAQ for the Common Stock for the periods indicated as adjusted for its reverse 1 for 10 stock split effective August 12, 1996:

                                                             High        Low
                                                           ---------   --------
Fiscal Year Ended June 30,
     1995
      ------------------------
     First Quarter  ....................................    $17.50      $ 8.75
     Second Quarter  ...................................     14.38        5.63
     Third Quarter  ....................................     16.25        7.50
     Fourth Quarter  ...................................     17.50       10.00

     1996
      ------------------------
     First Quarter  ....................................    $20.00      $15.00
     Second Quarter  ...................................     20.63       10.63
     Third Quarter  ....................................     14.38        7.50
     Fourth Quarter  ...................................     14.38        6.25

     1997
      ------------------------
     First Quarter (July 1, 1996 through September 30,
        1996) ..........................................    $10.00      $  5.63



   The approximate number of holders of record of the Common Stock, as of September 17, 1996 was 325. The Company believes there are in excess of 1200 beneficial holders of the Common Stock. On September 30, 1996, the closing price of the Common Stock was $5.63.



                               DIVIDEND POLICY

   The payment by the Company of dividends, if any, rests within the discretion of the Board of Directors and, among other things, will depend upon the Company's earnings, capital requirements and financial condition, as well as other relevant factors. The Company has not declared any dividends since inception, and has no present intention of paying any dividends on its Common Stock in the foreseeable future, as it intends to reinvest its earnings, if any, in the Company's business. In addition, the Company's lending arrangement with Congress prohibits the payment of dividends without their consent.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                          AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

FISCAL YEAR 1996 COMPARED TO FISCAL YEAR 1995



   The Company's net income for fiscal 1996 was approximately $10,000, which included non-recurring expenses of approximately $113,000, comprised primarily of the settlement costs with the Company's former underwriter and costs incurred in connection with the issuance and repurchase of debentures, compared to net income of approximately $78,000 for fiscal 1995.



   Consolidated net sales during fiscal 1996 increased by 12.3% to $26,983,000 from $24,025,000 during fiscal 1995. In fiscal 1996,
Manufacturing Operations revenues increased 20.9% to $17,889,000 from $14,791,000, while Distribution Operations revenues decreased 1.5% to $9,094,000 from $9,234,000. The Company believes that the overall increase in sales was due to improved industry conditions in the manufacturing segment.

   The Company's gross profit margin continues to increase resulting in a 20.3% gross profit margin in fiscal 1996 as compared to 19.9% in fiscal 1995. The Company believes that this increase was due primarily to continued manufacturing efficiencies, targeting sales that produce higher gross profits and improved inventory position.

   Selling, general, and administrative expenses for fiscal 1996 were $4,546,000 or 16.8% of sales compared to $4,149,000 or 17.3% for the prior fiscal year. The decrease as a sales percentage was due to the increase in sales volume for the year as well as the effect of the Company's continuing cost reductions and increased purchase discounts and advertising incentives earned.

   Interest expense was $836,000 for fiscal 1996 as compared to $584,000 in the prior year. This increase was due principally due to increased borrowings during the year for working capital, including establishing of sales-point warehouses in the southwest and western areas of the United States.

   Outstanding options and warrants did not materially dilute earnings per share in 1996, but could do so in the future if there is a significant increase in the spread between their exercise price and the quoted market price of the Company's Common Stock.



   Recent hurricanes have adversely affected production and shipments in Puerto Rico. As a result, preliminary sales information indicates a decline of approximately $500,000 in the first quarter of fiscal 1997 when compared to sales in the first quarter of fiscal 1996 of $6,522,386. However, the Company's production facilities have not been damaged and the Company believes that such adverse effects will be temporary.

ADOPTION OF NEW ACCOUNTING STANDARDS

   Under Financial Accounting Standards Statement No. 123 (FASB 123), "Accounting for Stock-Based Compensation", companies are required to provide new information about stock options based upon their fair value at the date of grant. This new rule becomes effective for fiscal years beginning after December 15, 1995. FASB 123 provides for an option to disclose the pro-forma effects of stock options on net income and earnings per share or to charge their fair value to earnings when they are granted. The Company intends to use the pro-forma disclosure method in its June 30, 1997 consolidated financial statements.



LIQUIDITY AND CAPITAL RESOURCES

   The Company had working capital as of June 30, 1996 of $1,553,000 as compared to working capital of $1,065,000 as of June 30, 1995. The increase resulted primarily from the sale of stock in a private placement in June 1996. A substantial portion of the Company's working capital consists of inventory, which was $5,230,000 and $4,364,000, as of June 30, 1996 and 1995,
respectively. The Company is required to maintain substantial inventories of its numerous products to meet the immediate requirements of its customers who need products on short notice and who do not maintain an inventory of such products.

   The Company had a line of credit agreement with Congress whereby the Company could borrow up to $6,000,000, with interest payable at 2.25% above a prime rate, plus an unused line fee of .25% per year. Borrowings under this agreement were limited to 50% of the eligible inventory up to a maximum of $2,875,000 and 80% of eligible accounts receivable. In July, 1996, the line of credit was amended and extended until October 1, 1999 with an option by Congress to extend the loan for an additional year. The line was increased to $9,000,000 with an interest rate at 1.25% above the prime rate which will be reduced to prime plus 1% subject to the consummation of the Company's proposed public offering by December 31, 1996 and the net proceeds of this offering being at least $2,500,000. The limits on borrowings were increased to 85% of eligible accounts receivable and 55% of eligible inventory. The amounts outstanding at June 30, 1996 and June 30, 1995 were $5,558,000 and $4,829,000, respectively. The Company had $76,000 available for borrowing at June 30, 1996. The loan is subject to certain working capital and net worth requirements and is collateralized by all of the assets of the Company not previously pledged under other loan agreements. The loan agreement prohibits the payment of cash dividends by the Company.

   In September 1993, the Company received an overadvance of $500,000 from Congress. In connection therewith, Messrs. A. Densen, L. Densen, and A. Towell obtained a Junior Participation from Congress by advancing $250,000 of their funds to Congress. $250,000 of this overadvance has been repaid to Congress. The balance of $215,000, after repayment of $35,000 to L. Densen, will be repaid by Congress, at its option, to Messrs. A. Densen, and A. Towell subject to the availability of funds.



   The Company believes that its current working capital position, line of credit and operations will be sufficient to satisfy its cash needs through June 30, 1997. In addition, the net proceeds of $171,000 from the second private placement in July, 1996 and the net proceeds of the Unit Offering will provide the Company with additional funds to be utilized substantially to paydown the amount outstanding on the Company's line of credit thereby increasing the amount available under such line of credit for working capital and other needs such as acquisitions. The Company has not entered into any definitive agreement or understanding regarding any acquisition.

   Net cash used for operating activities was principally a result of an increase in accounts receivable and inventories which was only partially offset by an increase in accounts payable. Cash flows used in investing activities was for the purchase of property, plant, and equipment. Cash flows provided by financing activities was principally from increased borrowings under the Company's line of credit and from the proceeds of a private placement of the Company's Common Stock.

   The Company has no material commitments for capital expenditures.

   At the present time, the Company, together with a variety of defendants, is a party to various asbestos- related lawsuits involving a number of plaintiffs alleging damages from exposure to asbestos products sold by the Company. The Company may become a party to additional asbestos-related actions in the future. The Company is also party to a non-asbestos product liability action. While as indicated in "Business-Legal Proceedings" legal and settlement costs to the Company have not been material to date, the Company cannot, at this time, determine the outcome of these uncertainties which may have an adverse effect upon the liquidity of the Company in the future.

                                   BUSINESS

GENERAL

   Eastco Industrial Safety Corp. is a corporation organized and existing under the laws of the State of New York, having been incorporated on May 15, 1958. The Company, through its wholly-owned subsidiaries, Disposable, Safety Wear, Puerto Rico Safety Equipment, and Puerto Rico Safety, manufactures industrial protective clothing products and distributes a wide range of industrial safety products. The Company's Manufacturing Operations sells its products to distributors. The Company's Distribution Operations sells products to "end users," including manufacturing companies and service businesses, public utilities, fisheries, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement.

MANUFACTURING OPERATIONS

   Manufactured products are sold under the "Charkate/Worksafe", "Charkate", "Worksafe" and "COVER- UP" trade names. The Company, through Disposable, Safety Wear and Puerto Rico Safety Equipment, manufactures disposable and reusable industrial protective apparel. Disposable protective products items include coveralls, shirts, pants, hats, hoods, aprons, smocks, lab coats, hazardous material handler suits, examination gowns, sleeves, shoe covers and related items. Disposable clothing is designed to protect the user from, among other things, splash, dirt, contamination and against a wide range of hazardous substances. Disposable clothing is made primarily of a spun bonded polyolefin produced solely by DuPont under the trade name Tyvek(R). Reusable industrial protective clothing consists of items for the protection of various parts of the body which are designed to shield the user from, among other things, splash, dirt, contamination, heat, fire, cold and the outside environment. Specific products manufactured include coveralls, gloves, mitts, shirts, thermal underwear, sleeves, coats, pants, leggings, spats, bibs, safety vests and a variety of other kinds of protective clothing and uniforms. The Company also manufactures welding blankets, curtains and screens.

   Sales of manufactured disposable clothing and related disposable products accounted for approximately 43% and 39% of the Company's consolidated revenues for the fiscal years ended June 30, 1996 and 1995, respectively.



   The Company's Manufacturing Operations and warehousing are located primarily in Puerto Rico and Alabama. The Company's Manufacturing Operations are directed primarily from New York. The Company is presently testing the use of contracted production facilities in Mexico. The Company's products are sold primarily in the United States and Puerto Rico. The Company sells its manufactured products through sales representatives. In addition, manufactured products are sold through the Company's Distribution Operations in the Northeastern region of the United States and Puerto Rico to "end users."

DISTRIBUTION OPERATIONS

   The Company, primarily through Eastco, distributes to "end users" industrial safety products made by the Charkate/Worksafe division as well as by non-affiliated companies. Products distributed include hard hats, protective glasses, ear muffs, ear plugs, respirators, goggles, face shields, rainwear, protective footwear, first-aid kits, monitoring devices, signs and related products. These products are sold to manufacturing companies and service businesses, including public utilities, fisheries, hospitals, pharmaceutical plants, the transportation industry and companies engaged in hazardous materials abatement.



   The Company supplies a variety of items which may be used during the removal and/or encapsulation of hazardous materials in office buildings, chemical plants, refineries, electric generating plants and schools. Abatement products sold by the Company include in the largest part, items made by other companies, such as negative air machines, respirators, air filtration equipment, vacuums, polybags and sheetings, decontamination showers, signs, tools, pumps, sprayers and related equipment. The Company does not engage in the removal or encapsulation of hazardous materials. Sales of these products accounted for approximately 20% and 22% of the Company's consolidated revenues for the fiscal years ended June 30, 1996 and June 30, 1995, respectively. The foregoing percentages do not include products used in the abatement field which are manufactured by the Company.

   The Company's Distribution Operations are primarily directed from the Company's offices in New York. The Company also has facilities for warehousing and distribution of its non-manufactured products in Puerto Rico, Connecticut and Florida. The Company sells a variety of safety products from independent manufacturers, including, but not limited to, 3M, Racal Health and Safety, Inc. and Willson Safety Products, a division of WGM Safety Corporation. Items distributed are sold primarily in the Northeastern region of the United States.

SALES AND MARKETING

   The Company utilizes catalogs and telemarketing to aid in its sales efforts; however, the Company does not engage in any mail-order business nor sell on a retail basis. Sales are also promoted through trade shows, mailings and advertising in directories and trade magazines. Sales are primarily to "end users" comprised of industrial, commercial and governmental accounts. The Company considers industrial accounts to be those businesses which are primarily based upon manufacturing and production, while commercial accounts are considered by the Company to be service businesses. The Company also believes that standards established by OSHA have resulted in a need by others to purchase the Company's products. The Company employs 10 full-time salespeople in its Distribution Operations who sell products distributed by the Company, and on a more limited basis, products manufactured by the Company.

CUSTOMERS

   For the year ended June 30, 1996 and the previous fiscal year, no one customer accounted for more than 10% of the Company's sales. Accordingly, the Company believes it is not dependent upon any single customer, the loss of any one of which would not have an adverse effect on the business of the Company.

COMPETITION

   The market for industrial protective clothing and industrial safety products is extremely competitive. The Company faces competition in all of its product markets from large, established companies that have greater financial, managerial, sales and technical resources than the Company, and some of the Company's product markets are dominated by such larger companies. Larger competitors also may be able to benefit from economies of scale and introduce new products that compete with the Company's products.

   The Company's primary competitors in its Manufacturing Operations are Kappler Inc. and Lakeland Industries, Inc., in disposable clothing sales, and P.G.I., Incorporated; Red Kap, a subsidiary of VF Industries Inc.; Topps Mfg. Co. and Workrite Uniform Co. in the sale of reusable clothing. Primary competitors in the manufacture of reusable gloves are Chicago Protective Apparel, Inc. and Steel Grip, Inc. The Company's major competitors in its Distribution Operations are Balco Industries, Inc. and Freemont Safety Corp. in industrial sales, and Insulation Distributions Company, Industrial Productions Company and Aramsco Company in abatement sales.

SUPPLIERS



   The Company is not dependent upon any one Company for a source of supply of raw materials for its manufacturing operations other than DuPont which supplies the Company with Tyvek(R), a raw material which is used in various lines of its disposable products. Products utilizing Tyvek(R) accounted for approximately 41% and 35% of consolidated sales for the fiscal years ended June 30, 1996 and June 30, 1995, respectively. Management believes that its current relationship with DuPont is satisfactory. Loss of DuPont as a supplier of Tyvek(R) would have a material adverse effect on the Company's operations.



GOVERNMENT REGULATION

   The Company's manufacturing facilities are subject to regulation and inspection standards established by OSHA. Such facilities have not yet been inspected for compliance with OSHA. Various of the Company's products are subject to other government standards. Although the Company believes it is in material compliance with required standards, there can be no assurance that any inspection will not reveal that the Company has failed to comply with OSHA and that, as a result, the Company may be required to expend sums, which can be costly, to assure compliance with OSHA regulations.

SPECIAL TAX CONSIDERATIONS

   Puerto Rico Safety Equipment is engaged in manufacturing in Puerto Rico and was granted an exemption for seventeen (17) years under the Puerto Rico Industrial Tax Exemption Act of 1963 (the "Industrial Tax Act") with respect to Puerto Rico income taxes on the production of such items as safety clothing, protective sleeves, coats, pants, hoods and jackets for the period commencing January 1, 1970. On July 1, 1989 Puerto Rico Safety Equipment was granted an extension of its exemption and has a 90% exemption from Puerto Rico income taxes for the ten-year period ending on June 30, 1999. During this period, Puerto Rico Safety Equipment has a 75% exemption from Puerto Rico municipal taxes on its real and personal property utilized in its operations.

   Disposable has been granted a fifteen-year exemption under the Industrial Tax Act with respect to Puerto Rico income taxes on its operations covering the production of disposable clothing and with respect to the property used in its operations for the period commencing June 4, 1977, subject to the terms of the grant. This exemption has been extended until 2006 on the basis of a 90% exemption on Puerto Rico income taxes and personal property taxes and a 60% exemption on municipal license taxes.

   Puerto Rico Safety Equipment and Disposable have elected to apply Section 936 of the Internal Revenue Code, effective July 1, 1979. The provisions of
Section 936 are effective until revoked by the Company. If the conditions of
Section 936(a)(2) are satisfied, the Section 936 credit equals the portion of the United States income tax that is attributable to taxable income from sources outside the United States derived from the active conduct of a trade or business within a United States possession, or the sale or exchange of substantially all of the qualified possession source investment income. Dividends payable by each subsidiary to the Company from operations are entitled to a 100% dividends received deduction but are subject to a 10% withholding tax in Puerto Rico. The Omnibus Budget Reconciliation Act of 1993 (the "Omnibus Act") imposes new limitations on computing the Possession Tax Credit under Section 936 for tax years beginning after 1993. There are two methods for determining the credit under the new law. Under the first method, the amount of the credit may be determined by using the so-called economic activity limit. This attempts to limit the credit by applying various percentages to possession-based compensation, depreciation and taxes paid or accrued. Alternatively, the Company may make an irrevocable election when it files its June 30, 1996 federal income tax return to have present rules apply, but to phase out the credit to 60% of the 1994 level, and further phase down by 5% per year to 40% in 1998 and years thereafter. Since the credit is a function of future earnings, if any, the effect of such limitations cannot be determined at the present time. In addition, the Omnibus Act makes the 100% dividends received deduction subject to the Alternative Minimum Tax Calculation. The Small Business Job Protection Act of 1996 further limits the Possession tax credit for years beginning after 2001 with the credit being eliminated for tax years beginning after 2005. No dividends have been declared on the aggregate undistributed earnings of Puerto Rico Safety Equipment and Disposable (which through June 30, 1996, aggregates approximately $2,321,000) and none are intended to be declared because it is management's intention to reinvest the earnings from such subsidiaries indefinitely. The Company believes that based upon current operations, the Omnibus Act will not have a material effect on the Company for the foreseeable future.

   As Puerto Rico tax exemptions are reduced or expire, the Company may be required to pay taxes on income earned in Puerto Rico. The Company is unable to predict the amount of such impact if such exemptions are reduced or expire.

EMPLOYEES

   As of September 7, 1996, the Company has 195 employees in its Manufacturing Operations and 15 in its Distribution Operations. In addition, there are 4 executive management employees, and 17 clerical and administrative personnel. None of the Company's employees are covered by a collective bargaining agreement and the Company considers its relations with its employees to be satisfactory.

PROPERTIES

   The executive offices of the Company are located at 130 West 10th Street, Huntington Station, New York (the "Huntington Property"), which building is owned by the Company. The Huntington Property is also used for warehousing and distributing and contains approximately 25,000 square feet of warehouse space and 5,000 square feet of office space. As of June 30, 1996, the Huntington Property was subject to a first mortgage due to a group of investors (the "Associates") in the amount of $489,782. The wives of Messrs. Alan Densen and Anthony P. Towell, executive officers and directors of the Company, and Herbert Schneiderman, a director, are members of Associates. See "Certain Relationships and Related Transactions" regarding the extension of this mortgage for five years.

   The Company's wholly owned subsidiary, Disposable, leases a building in Aguadilla, Puerto Rico, consisting of approximately 45,000 square feet, from the Puerto Rico Industrial Development Company which is used for manufacturing and warehousing. A lease was entered into for these premises on February 21, 1995, effective for the ten year period commencing September 1, 1993. Monthly rent for the two-year period ending August 31, 1996 is at the rate of $7,079, and escalates to $13,041 monthly in the final year of the lease.

   The Company's wholly owned subsidiary, Safety Wear, occupies approximately 30,000 square feet in Decatur, Alabama. The premises are utilized for the cutting and warehousing of coveralls and the manufacturing of disposable products. The Company pays $6,450 rent per month. The premises are leased on a month-to- month basis. Should these facilities not be available to the Company, the Company believes that alternative sites are available at a comparative cost.

LEGAL PROCEEDINGS

   The Company, in the past, manufactured certain products made of asbestos. Such use was terminated by the Company in the mid-1980's. It has been alleged that asbestos is a cause of cancer, such as asbestosis, mesothelioma, and other related diseases, the symptoms of which may not appear for twenty or more years. Since the early 1980's, numerous lawsuits have been instituted against the Company by persons who have been exposed to asbestos and asbestos products. Such legal proceedings, for the most part, are covered by the Company's insurance policies.

   As of June 30, 1996, the Company estimates that it is a party to approximately 280 cases with respect to exposure to asbestos involving approximately 1300 plaintiffs, of which no cases pertain to Puerto Rico Safety Equipment. During the twelve months ended June 30, 1996, approximately 30 new actions involving approximately 630 plaintiffs were commenced against the Company. During the same period, approximately 30 actions involving approximately 670 plaintiffs were settled or discontinued, for which the Company's obligations on these settlements were approximately $19,000. All of the actions against the Company to date have been brought by non-employees of the Company and are based upon personal injury claims. The pending actions are in the Supreme Court of the State of New York,County of New York; Superior Court of New Jersey, Middlesex County, Law Division; and Court of Common Pleas of Luzerne County, Trial Division of Pennsylvania. The number of first-party plaintiffs include, in various instances, spouses of said plaintiffs. The actions, with the exception of one pending action, involve a multitude of defendants. The complaints allege exposure to asbestos and asbestos products over various periods of time. Each seeks varying amounts of damages, usually unlimited, or for each plaintiff as high as $10,000,000 for compensatory damages and $20,000,000 for punitive damages. The Company may become a party to additional asbestos actions in the future.

   From 1981 through June 30, 1996, the Company estimates that approximately 900 actions on behalf of approximately 7500 first-party plaintiffs have been instituted against it concerning asbestos-related claims and that approximately 600 actions and the claims of approximately 6200 plaintiffs have been terminated against the Company. The Company estimates that as of June 30, 1996, with the exception of defense costs, a total of approximately $1,400,000 has been paid, or agreed to be paid, in settlements to date with regard to the terminated actions (inclusive of actions against Puerto Rico Safety Equipment) of which all but approximately $30,000 has been paid by the Company's insurance carriers. The foregoing is based upon information available to the Company to date. Through June 30, 1996, the Company has paid less than $35,000 for legal and defense costs to counsel appointed by the insurance carriers to defend it. Past results of settlements and defense costs are not necessarily indicative of future settlements and defense costs, which the Company is unable to predict.

   For the period commencing April 1, 1968 to April 1, 1969 and March 11, 1971 to November 27, 1985, the Company believes that it has various policies of primary insurance in different amounts which would protect it against liability for asbestos-made, product-related personal injuries. The policies range in amounts from $50,000 to $1,000,000 on an annual basis. The Company also believes that since August 10, 1972 to on or about August 11, 1986 it has had various policies for excess coverage applicable to asbestos claims on an annual basis. These policies range in amounts from $500,000 to $10,000,000 for excess coverage. There are gaps of approximately six weeks in the primary coverage between March 11, 1971 to November 27, 1985 and approximately thirty-six months in the excess coverage between August 10, 1972 and August 11, 1986 and an additional period of approximately thirteen months for excess coverage insurance companies in liquidation where there is likely to be no coverage. The policies of insurance are not applicable to all of the subsidiaries of the Company, which have varying coverage, and such subsidiaries may also be without coverage for various times of their doing business. Not all of these policies are in the possession of the Company.

   During fiscal 1994, the Company reached a settlement (the "1994 Settlement") pertaining to all pending and future cases against it in the State of New York brought by one firm of plaintiffs' attorneys, which firm has been primarily responsible for bringing asbestos actions against the Company in the State of New York. The settlement does not apply to Puerto Rico Safety Equipment and is only applicable to cases brought by the same law firm against the Company in the State of New York. The Company is to be dismissed without any payment in cases not involving any exposure to a power generating station in the State of New York ("Powerhouse"). Where there is Powerhouse exposure, a payment of $100 is to be made for each alleged nonmalignant case and $300 for each malignant case. Where plaintiffs consist of two spouses, such is deemed one case. Payment is to await appropriate documentation of exposure, releases from the plaintiffs and the agreement of each plaintiff whose case is settled.

   Effective June 26, 1990, an agreement between Eastco and its primary insurance carriers dated March 26, 1990 became effective. Eastco entered into this agreement in an effort to resolve uncertainties as to its insurance coverage which will cover asbestos claims against the parent Company where any exposure to asbestos is alleged during the period 1971 to 1985, inclusive. Pursuant to this agreement, the Company is obligated to share in the payment of asbestos-related claims against Eastco. Pursuant to the agreement, the Company is obligated to pay 12% of all attorneys' fees incurred on its behalf and 17% of indemnity costs (which include judgment and settlement amounts). The balance of these costs are to be paid by the insurance carriers, which are parties to the agreement. The agreement is subject to policy limitations of each insurance policy. The agreement may be terminated at any time upon ninety (90) days' notice by any of the parties provided that termination may not be effective as to any asbestos action that has already been placed on the trial calendar, unless it has a scheduled trial date more than twelve (12) months from the date the notice of termination is given. The Company is presently aware of only one pending case on the trial calendar.

   Effective during May, 1991, the Company entered into a Settlement Agreement and Release with Mount Vernon Fire Insurance Company. Pursuant to this Agreement, the Company discontinued its action against Mount Vernon, which provided that, subject to the terms of the Agreement, Mount Vernon would reimburse the Company (where applicable) for 6.25% of attorneys' fees (52.08% of the Company's 12% share referred to in the agreement in the previous paragraph) and 6.25% of indemnification costs (36.76% of the Company's 17% share referred to in the agreement in the previous paragraph). The Agreement is not applicable to any asbestos actions against the Company where no exposure is alleged to products manufactured or distributed by Eastco between April 1, 1968 and April 1, 1969. The Agreement may be terminated at any time upon 90 days' notice, but such notice is not applicable to asbestos actions placed on a trial calendar, unless such has a trial date more than twelve months from the date the notice of termination is given. The agreement provides that the limit available under the policy is $100,000 plus attorneys' fees while the agreement is in effect and is applicable only to Eastco. Approximately $25,000 has been reimbursed by Mount Vernon Fire Insurance Company as of June 30, 1996 for indemnification.

   The two agreements referred to above between the Company and the insurance carriers may not be applicable to Puerto Rico Safety Equipment, which is covered by other insurance. To date, the claims settled by Puerto Rico Safety Equipment have been paid in full by insurance. No agreement has been reached with the insurance companies confirming all of these policies, which range from $100,000 to $500,000 for primary coverage and $1,000,000 to $5,000,000 for excess coverage. The policies for Puerto Rico Safety Equipment cover the period March 11, 1971 to July 23, 1986 with various gaps of fourteen months on primary coverage and forty-two months on excess coverage.

   An action entitled Michael F. Cilone and Marie Cilone v. Willson Safety Products, Inc., Standard Coating Corporation, National Paint Co., Inc., E.I. Dupont De Nemours & Co Inc., Orb Industries, Inc., PPG Industries Inc., Olde England Paint & Varnish Corp., Oatey Co., d/b/a Bond Tight Products, Eastco Industrial Safety Corp. was instituted on September 19, 1988 in the Supreme Court of the State of New York, County of Kings. The Company has referred this matter to its insurance carriers applicable to the period 1984 to 1986 and who have provided primary insurance on an annual basis of $1,000,000 per year in addition to applicable excess carriers. The complaint alleges four causes of action, including one for punitive damages on behalf of Michael F. Cilone, against the Company in the amount of $5,000,000 each and one cause of action for $500,000 on behalf of Marie Cilone. The complaint alleges that the Company sold respirators made by Willson Safety Products and other safety equipment to Michael F. Cilone's employer, the New York City Transit Authority, between 1984 and 1986 and that he sustained injuries as a result of chemicals and various materials made by the other defendants. The Company has been advised by counsel, designated by its insurance carriers to defend it, that any settlement and/or verdict expense should be within the policy limits of the Company's insurance. This is based upon the present status of the case and the fact that depositions have not yet all been completed.

   The Company is unable to ascertain the total extent of insurance applicable to asbestos claims against it or the extent to which its insurance carriers will provide coverage. The Company's insurance may not provide coverage for punitive damages where such damages are sought against it in pending litigation. Punitive damages are allowable in addition to compensatory damages and are awarded as a punishment to the defendant for wrongs in a particular case as well as for the protection of the public against similar acts, to deter the defendant from a repetition of the wrongful act and to serve as a warning to others. Usually a wrong, aggravated by an evil or wrongful motive or a willful and intentional misdoing or a reckless indifference equivalent thereto, is required for a court to award punitive damages. The Company is unable to specify whether its actions would give rise to punitive damages. It believes that its actions should not give rise to punitive damages. There, however, can be no assurance that this will be the case.

                                  MANAGEMENT

DIRECTORS AND OFFICERS

   The Board of Directors is separated into two classes. All directors hold office until the second annual meeting of shareholders of the Company following their election or until their successors are duly elected and qualified officers are appointed by the Board of Directors and serve at its discretion. The directors and executive officers of the Company are as follows:

 Name                    Age                           Position
 --------------------   -----   -----------------------------------------------
Alan E. Densen  .....    62     President, Chief Executive Officer, and Director
Lawrence Densen  ....    38     Senior Vice President and Director
Anthony P. Towell ..     64     Vice President of Finance, Secretary, Treasurer,
                                Chief Financial Officer and Director
Dr. Martin Fleisher      59     Director
James Favia  ........    62     Director
Herbert Schneiderman     64     Director

   The term of office of Alan E. Densen, Lawrence Densen, and Anthony P. Towell does not expire until the Company's next annual meeting and when their successors are chosen. The remaining directors' term does not expire until the following year's annual meeting and when their successors are chosen.

   Alan E. Densen has been President, Chief Executive Officer and a director of the Company since 1958 (except for the period September 1993 to January 1994, when he served as its Senior Vice President). He was also Treasurer and Chief Financial Officer of the Company through 1992. He is the father of Lawrence Densen.

   Lawrence Densen, Senior Vice President and director of the Company, has been a Vice President and a director of the Company since 1986. He is the son of Alan E. Densen.

   Anthony P. Towell has been the Company's Vice President of Finance, Treasurer, and Chief Financial Officer since 1992, its Secretary since 1993, and from 1989 to 1992 its Vice President. He has been a director of the Company since 1989. He was a director of New York Testing Laboratories, Inc. ("NYT"), a laboratory testing Company and manufacturer of automotive accessories, from 1988 to 1995. In addition, he has been a director since 1988 of Nytest Environmental Inc. ("Nytest"), a hazardous waste testing Company. Mr. Towell was a director of Ameridata Technologies, Inc. ("Ameridata"), a provider of computer products and services from 1991 to 1996. The common stock of Nytest is registered, and the common stock of Ameridata was registered, under Section 12(g) and (b), respectively, of the Securities Exchange Act of 1934.

   Dr. Martin Fleisher has been a director of the Company since 1989. He holds a Ph.D. in biochemistry from New York University, and has been an attending clinical chemist at Memorial Sloan-Kettering Cancer Center since 1967. He devotes only a limited portion of his time to the business of the Company.



   James Favia has been a director of the Company since July 26, 1995. He has been a consultant during the past five years to Donald & Co. ("Donald"), which has acted as the Company's investment advisor. He is a chartered financial analyst and has an MBA in finance which he obtained from New York University in 1959. He was a director of T.J. Systems until November, 1994. The common stock of T.J. Systems is registered under Section 12(g) of the Securities Exchange Act of 1934. He devotes only a limited portion of his time to the business of the Company.



   Herbert Schneiderman has been a director of the Company since July 26, 1995. He has been President of the Casablanca Group, L.P. during the past five years, a manufacturer of diversified women's sportswear. He devotes only a limited portion of his time to the business of the Company.

   There is no key man insurance on the lives of the executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

   The Board of Directors has established a Compensation Committee, a Stock Option Committee and an Audit Committee. The Compensation Committee consists of Messrs. Fleisher, Favia and Schneiderman. The purpose of the Compensation Committee is to review the Company's compensation of its executives, to make determinations relative thereto and to submit recommendations to the Board of Directors with respect thereto.



   The Stock Option Committee consists of Messrs. Fleisher, Favia and Schneiderman. The purpose of the Stock Option Committee is to select the persons to whom options to purchase shares of the Company's Common Stock under the Company's stock option plans and to make various other determinations with respect to such plans.



   The Company has an Audit Committee consisting of Messrs. Towell, Favia and Schneiderman. The purpose of the Audit Committee is to provide general oversight of audit, legal compliance and potential conflict of interest matters.

   Each of the foregoing committees met once during the fiscal year ended June 30, 1996.

                            EXECUTIVE COMPENSATION

   The following describes the components of the total compensation of the CEO and each other executive officer of the Company whose total annual salary and bonus exceeds $100,000.


                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation                           Long term compensation
                          ----------------------------------                  -------------------------
                                                                          Awards                     Payouts
                                                               ----------------------------   ----------------------
                                                    Other                       Securities                   All
  Name and                                          annual       Restricted     underlying       LTIP       other
 principal                  Salary      Bonus      compen-         stock         options/      payouts     compen-
  position       Year         ($)        ($)      sation($)     award(s)($)     SARs(#)(5)       ($)      sation($)
 -----------   ---------   ---------    -------   -----------   ------------   ------------    ---------   ---------
Alan E.           1996      119,731      -0-       35,672(3)        -0-           8,348(4)       -0-         -0-
Densen,           1995      110,000      -0-       35,672(3)        -0-          82,158(2)       -0-         -0-
CEO             1994(1)     119,225      -0-       30,078(3)        -0-               -0-        -0-         -0-

Lawrence          1996      103,848      -0-          4,200         -0-           8,348(4)       -0-         -0-
Densen,           1995       87,000      -0-          4,200         -0-          82,158(2)       -0-         -0-
Senior VP         1994       84,806      -0-          4,200         -0-               -0-        -0-         -0-


------
(1) From September, 1993 to January, 1994, Mr. Densen was not CEO; he served as Senior Vice President.

(2) Includes incentive stock options granted January 20, 1995 to acquire 2,000 shares at $10.625 as well as non-qualified stock options to acquire 80,158 shares exercisable at $5.302 per share, each exercisable until January 19, 2005. Because it was determined that the audited pre-tax profit for fiscal 1995 was greater than $50,000, non-qualified options can now be exercised for 40,079 shares of Common Stock.The remaining 40,079 non-qualified options can not be exercised during the first five years. The non-qualified options provide for adjustment in the event of dilution as a result of sales of securities at less than the exercise price. Each set of the options to acquire 40,079 shares at $5.302 per share will,as a result of anti-dilution rights, following the consummation of the Unit Offering, be adjusted to acquire 41,110 shares at $5.169 per share.

(3) Primarily life insurance premiums on the life of Alan E. Densen owned by Mr. Densen's wife and paid for by the Company.

(4) Warrants to acquire 8,348 shares of Common Stock at $5.771 granted February 23, 1996 until February 22, 2001, in consideration of the guaranty of overadvances by Congress to the Company. These warrants provide for adjustment in the event of dilution, and will be adjusted to acquire 8,870 shares at $5.431 as a result of the Unit Offering.

(5) Each person's options including only options directly held by such person.

STOCK OPTIONS

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR
                             [INDIVIDUAL GRANTS]

                         Number of        Percent of
                         securities     total options/
                         underlying      SARs granted      Exercise
                        Options/SARs      in fiscal         or base      Expiration
        Name           granted (#)(1)      year (1)      price ($/Sh)       Date
 -------------------   --------------   --------------    ------------   ------------
Alan E. Densen, CEO        8,348             33.3%          $5.771        2/22/2001
Lawrence Densen,
  Senior V.P.              8,348             33.3%          $5.771        2/22/2001

------
(1) See note (4) above in the Summary Compensation Table.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES


                                                               Number
                                                            of securities          Value
                                                             underlying       unexercised in-
                                                             unexercised     the-money options
                                                           SARs at FY-end
                              Shares                             (#)         SARs at FY-end($)
                            acquired on       Value         exercisable/        exercisable/
          Name             exercise (#)    realized ($)   unexercisable(2)     unexercisable
 -----------------------   -------------   ------------    ----------------   -----------------
Alan E. Densen, CEO (1)          0              0           50,427/40,079    $117,685/$100,638
Lawrence Densen,
  Senior VP                      0              0           51,108/40,079    $117,685/$100,638


------
(1) See footnotes (2) and (4) above in the Summary Compensation Table. Does not include warrants to acquire 1,667 shares described in Note (1) under Principal Shareholders or options held by Lawrence Densen.

(2) Each person's options include only options directly held by such person.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL FEATURES



   As of July 1, 1995, Alan E. Densen entered into a new employment agreement which provides for him to serve as the Company's President for a term of five years and Lawrence Densen also entered into a new employment agreement to serve as Senior Vice-President for a term of five years. Anthony P. Towell has a similar contract. At the end of each fiscal year during the term of the agreement, the agreements are automatically extended for one additional year to be added at the end of the then current term of the agreements, unless the Board of Directors determines not to extend the agreements. Each may also terminate their agreements upon 30 days written notice. The base annual salaries for Alan E. Densen and Lawrence Densen were $119,731 and $103,848, respectively, for fiscal 1996 which is to be increased at the beginning of each fiscal year commencing July 1, 1996, at the discretion of the Board of Directors but not less than 10% of the minimum compensation paid to the employees in the prior fiscal year. For fiscal 1997, their base fiscal salaries are $133,100 and $115,500, respectively. Each is entitled to receive an annual bonus equal to 3 1/3% of the Company's earnings before interest and taxes for the fiscal year ended June 30, 1996 and each fiscal year thereafter during the term of the agreement, and Lawrence Densen is entitled to .75% of the Company's revenues in excess of $20.5 million. Bonuses are to be paid within 30 days after the completion of the Company's audited financial statements for each fiscal year and is to be paid in cash or registered shares of common stock of the Company. In addition, each, in accordance with Company policy, is entitled to receive reimbursement of ordinary and necessary business expenses, a monthly automobile allowance of $700 and disability, medical and hospitalization insurance.



   The employment agreements entered into by Messrs. Alan E. Densen and Lawrence Densen include provisions that provide for their right to terminate the agreements and thereby receive additional compensation, as provided below, in the event that they are not elected or retained as President and Senior Vice-President, respec tively, or as a director of the Company; the Company acts to materially reduce their duties and responsibilities under the agreement; the Company changes the geographic location of their duties to a location from the New York metropolitan area; their base compensation is reduced by 10% or more; any successor to the Company fails to assume the agreements; any other material breach of the agreements which is not cured by the Company within 30 days; and a "Change of Control" by which a person, other than a person who is an officer and/or director of the Company as of the effective date of the agreements, or a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 20% or more of the combined voting power of the then outstanding securities of the Company or the composition of the board changes so that officers of the Company no longer hold a majority of the seats.

   In the event that Messrs. Alan E. Densen or Lawrence Densen terminate their positions because of any of the aforesaid reasons other than a "Change of Control", or if the Company terminates their employment in any way that is a breach of the agreement by the employer, Messrs. Alan E. Densen and Lawrence Densen shall be entitled to receive, in addition to their salary continuation, as a bonus, a cash payment equal to their total base salary plus projected expenses and bonuses for the remainder of the term thereof, payable within 30 days of termination and all stock options, warrants and other stock appreciation rights granted by the Company, with the exception of qualified incentive stock option plans, to them shall become immediately exercisable at an exercise price of $0.10 per share. In the event that either owns or is entitled to receive any unregistered securities of the Company, than the Company shall register such securities within 120 days of the their termination.

   In the event that there is a "Change of Control", Messrs. Alan E. Densen and Lawrence Densen shall be paid within 30 days thereof a one-time bonus equal to their total minimum base salary for the next three years and they shall be immediately reimbursed for all amounts not yet received for their participation in the balance of $215,000 ($35,000 has been repaid to Lawrence Densen) junior participation in the loans made to the Company from Congress Financial Corporation ("Congress") during September 1993, without regard to whether such amount is currently due pursuant to the terms thereof.



   Messrs. A. Densen, L. Densen, and A. Towell, in modification agreements their employment agreements, have waived: (i) their right to bonuses based upon the Company's earnings before interest and taxes for the fiscal years ended June 30, 1996 through June 30, 2000; (ii) their exercise rights on options and warrants and repayment of their junior participation interests with Congress and compensation payable in the event of a Change in Control with respect to the Private Placement and the Unit Offering; and (iii) their right to terminate their relationship with the Company, as per the terms of their respective employment agreements. The modification agreements and waivers provide that their right to terminate their employment agreements and waiver of their bonuses shall not be waived in the event that there is a material breach of such agreements by the Company. Messrs. A. Densen, L. Densen and A. Towell have agreed that the issuance of shares in the Unit Offering will not result in any "change of control" rights under their respective employment agreements.



   During February 1996, Messrs. A. Densen, L. Densen, and A. Towell guaranteed to Congress overadvances to the Company of up to $500,000 in excess of the Company's eligible borrowings. The Company issued warrants for a term of five years in consideration for their guaranty to each Messrs. A. Densen, L. Densen, and A. Towell to purchase 8,348 shares of Common Stock at an exercise price of $5.771 per share commencing February 23, 1996. These warrants provide for adjustment in the event of anti-dilution, and will be adjusted to acquire 8,870 shares at $5.431 as a result of the Unit Offering. The overadvances have since been repaid and their guarantees are no longer in effect.

COMPENSATION TO DIRECTORS

   No compensation is paid to officers who also serve as directors for their serving solely as a director. Outside directors are compensated at the rate of $500 for each board of directors meeting which they attend in person.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

   The Company's Certificate of Incorporation provides that the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is eliminated to the fullest extent permitted by law. The bylaws of the corporation provide that directors or officers of the corporation shall be indemnified by the corporation in the manner and to the fullest extent permitted by law, as amended from time.

Section 722 of the Business Corporation Law of the State of New York contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith, the acts were not the result of deliberate dishonesty, and that the indemnitee does not personally gain or profit where not legally entitled to do so. The Company maintains directors and officers liability insurance.



   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefor unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, or officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and is therefore unenforceable and will be governed by the final adjudication of such issue. See "Underwriting" with reference to provisions in the Standby Agreement pertaining to reciprocal indemnification of the Company and the Underwriter.



1996 STOCK OPTION PLANS

   At a special meeting of shareholders held on August 12, 1996, the shareholders approved: (i) an incentive stock option plan (the "1996 Incentive Plan"); and (ii) a non-qualified stock option plan (the "1996 Non-Qualified Plan").

1996 INCENTIVE STOCK OPTION PLAN

   The 1996 Incentive Plan authorizes the grant of 300,000 shares of Common Stock, subject to adjustment as provided in the plan. Eligibility to participate in the 1996 Incentive Plan is limited to key employees of the Company and its subsidiaries. The 1996 Incentive Plan terminates May 12, 2006. The term of each option may not exceed ten years. Options will not be transferable except upon death and, in such event, transferability will be effected by will or by the laws of descent and distribution. An option granted under the 1996 Incentive Plan may not be exercised unless, at the time of exercise, the optionee is then in the Company's employ and has completed at least twelve (12) months of continuous employment with the Company from the date of grant of the option. Incentive Stock Options may not be granted at less than 100% of fair market value at the time of the grant. Options granted to employees who own more than 10% of the Company's outstanding Common Stock will be granted at not less than 110% of fair market value for a term of five years. The aggregate market value of stock for which Incentive Stock Options are exercisable during any calendar year by an individual is limited to $100,000, but the value may exceed $100,000 for which options may be granted to an individual. Payment of the exercise price for options under the 1996 Incentive Plan are to be made in cash or by the exchange of Common Stock having equivalent value.

   No options have been granted under this Plan.

1996 NON-QUALIFIED STOCK OPTION PLAN

   The 1996 Non-Qualified Plan authorizes the grant of 300,000 shares of Common Stock, subject to adjustment as provided in the plan, to key employees, consultants and others. The 1996 Non-Qualified Plan terminates ten
(10) years after stockholder approval. Options granted shall specify the exercise price, the duration of the option, the number of shares to which the option applies and such other terms and conditions not inconsistent with the 1996 Non-Qualified Plan as the committee, or other legally permissible entity, administering the 1996 Non-Qualified Plan shall determine provided that the option price shall not be less than 100% of the fair market value at the time the option is granted and no option may be exercisable for more than ten (10) years after the date on which it is granted. Payment of the exercise price for options under the 1996 Non-Qualified Plan is to be made in cash, by the exchange of Common Stock having equivalent value or through a "Cashless Exchange". If a Participant elects to utilize a "Cashless Exercise" (as defined in the Plan), he shall be entitled to a credit equal to the amount of that equity by which the current Fair Market Value exceeds the option price on that number of options surrendered and to utilize that credit to exercise additional options held by him that such equity could purchase. There shall be canceled that number of options utilized for the credit and for the options exercised with such credit.

   No options have been granted under this Plan.

                            PRINCIPAL SHAREHOLDERS

   The following are known by the Company, as of the date hereof, to be the beneficial owners of more than five percent of Common Stock:

                                                                                 Percent           Percent
                                                                                 of Class         of Class
                     Name and Address             Amount and Nature            Before Unit       After Unit
Title of Class       of Beneficial Owner          of Beneficial Owner            Offering        Offering(A)
 ------------------   --------------------------   -----------------------    ---------------   --------------
Common Stock           Alan E. Densen                 59,396(1)(4)(5)             6.4%             3.7%
$.12 par value         130 West 10th Street           shares direct and
                       Huntington Station, NY         beneficial

Common Stock           Lawrence Densen                53,608(2)(4)(5)             5.8%             3.4%
$.12 par value         130 West 10th Street           shares direct and
                       Huntington Station, NY         beneficial

Common Stock           Anthony P. Towell              138,739(3)(4)(5)           13.7%             8.6%
$.12 par value         130 West 10th Street           shares direct and
                       Huntington Station, NY         beneficial

Common Stock           George Schiavoni                76,000                     8.6%              0 %(6)
$.12 par value         46 Bayview Avenue              shares direct and
                       Sag Harbor, NY                 beneficial

------

(A) Assumes no Rights, warrants or options will be exercised as a result of the Unit Offering. However, this column takes into consideration additional shares issuable under the anti-dilution rights of certain options and warrants.

(1) Includes warrants, held by Mr. Densen's wife, to acquire 1,667 shares of Common Stock, exercisable at $13.00 per share which expire April 11,1999. Also includes incentive stock options granted under the 1994 Plan to acquire 2,000 shares of Common Stock, exercisable at $10.625 which expire January 19, 2005. Amount indicated does not include shares beneficially owned by Lawrence Densen, son of Alan E. Densen.

(2) Does not include shares beneficially owned by Alan E. Densen, father of Lawrence Densen. Includes 700 Class A Warrants; incentive stock options granted under the 1983 Incentive Stock Option Plan (the "1983 Plan") to acquire 625 shares which expire December 17, 1996 and are exercisable at $26.664 per share; incentive stock options granted under the 1983 Plan to acquire 56 shares of Common Stock which expire May 31, 1998 and are exercisable at $30.00 per share; and incentive stock options granted under the 1994 Plan to acquire 2,000 shares of Common Stock , which expire January 19, 2005 and are exercisable at $10.625.

(3) Includes 1,500 Class A Warrants; warrants, held by Mr. Towell's wife, to acquire 1,667 shares of Common Stock, exercisable at $13.00 per share which expire April 11, 1999; and incentive stock options granted under the 1994 Plan to acquire 2,000 shares of Common Stock, exercisable at $10.625 which expire January 19, 2005. Also includes warrants to acquire 82,645 shares of Common Stock exercisable at $6.292 per share which expire April 11, 1999, which warrants provide for an anti-dilution adjustment as a result of sales of securities at less than the exercise price, and will be adjusted to acquire 90,941 shares at $5.718 as a result of the Unit Offering. Does not include 38,000 shares owned by Melinda Tyrwhitt the married daughter of Mr. Towell which he disclaims beneficial ownership of. Her shares were acquired in a recent private placement and are included in the concurrent registration. See "Recent Private Placements" and "Concurrent Registration of Common Stock".



(4) Includes non-qualified options to acquire 40,079 shares to each Messrs.
    A. Densen, A. Towell and L. Densen exercisable until January 19, 2005 at an exercise price of $5.302. Does not include options to acquire an additional 40,079 shares to each Messrs. A. Densen, A. Towell and L. Densen which cannot be exercised until January 20, 2000 unless the pre-tax profit for fiscal 1996 is greater than $250,000. These options provide for an anti-dilution adjustment as a result of sales of securities at less than the exercise price. Each of the options to acquire 40,079 shares at $5.302 per share will, as a result of anti-dilution rights, following the consummation of the Unit Offering, become options to acquire 41,110 shares at $5.169 per share. See "Certain Relationships and Related Transactions".

(5) Includes warrants to acquire 8,348 shares of Common Stock exercisable at $5.771 per share, which expire February 22, 2001. These warrants provide for an adjustment anti-dilution adjustment as a result of sales of securities at less than the exercise price, and will be adjusted to acquire 8,870 shares at $5.431 as a result of the Unit Offering. See "Certain Relationships and Related Transactions".

(6) Mr. Schiavoni is a selling shareholder and this Prospectus assumes the sale of his shares of Common Stock after nine months from the Effective Date.

   The following table sets forth as of August 12, 1996, the number of shares of Common Stock owned by each of the present directors of the Company, together with certain information with respect to each:

                                                                          Percent           Percent
                                                                         of Class          of Class
                                           Amount and Nature            Before Unit       After Unit
Name and Address                           of Beneficial Owner           Offering         Offering(A)
 ----------------------------------------   -----------------------   ---------------    --------------
Alan E. Densen                                 59,396(1)                    6.4%              3.7%
130 West 10th Street                           shares direct
Huntington Station, NY                         and beneficial

Anthony P. Towell                              138,739(2)                  13.7%              8.6%
130 West 10th Street                           shares direct
Huntington Station, NY                         and beneficial

Lawrence Densen                                53,608(3)                    5.8%              3.4%
130 West 10th Street                           shares direct
Huntington Station, NY                         and beneficial

Dr. Martin Fleisher                             1,000(4)                      *                 *
130 West 10th Street                           shares direct
Huntington Station, NY                         and beneficial

James Favia                                     2,000(5)                      *                 *
130 West 10th Street                           shares direct
Huntington Station, NY                         and beneficial

Herbert Schneiderman                            3,833(6)                      *                 *
130 West 10th Street                           shares direct
Huntington Station, NY                         and beneficial

All executive officers and directors
  as a group (6 persons)                        258,576                      23.0%             14.8%

------
* Less than 1%

(A) Assumes no Rights, warrants or options will be exercised as a result of the Unit Offering. However, this column takes into consideration additional shares issuable under the anti-dilution rights of certain options and warrants.

(1) See footnotes (1), (4), and (5) in the preceding chart.

(2) See footnotes (3), (4), and (5) in the preceding chart.

(3) See footnotes (2), (4), and (5) in the preceding chart.

(4) Includes stock options to acquire 1,000 shares of Common Stock.

(5) Includes stock options to acquire 1,000 shares of Common Stock.

(6) Includes warrants and stock options to acquire 1,833 shares of Common
    Stock.

The foregoing reflects the outstanding options and warrants held by each of such persons, and reflects all adjustments for anti-dilution rights through the Unit Offering.

                          DESCRIPTION OF SECURITIES

COMMON STOCK

   The authorized capital stock of the Company is 20,000,000 shares of Common Stock, $0.12 par value per share. The holders of Common Stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which shareholders may vote at all meetings of shareholders.

   The holders of shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 51% of such outstanding shares voting for the election of Directors can elect all of the Directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the Company's Directors.

TRANSFER AGENT

   The Transfer Agent for the Common Stock is American Stock Transfer and Trust Co., 40 Wall Street, New York, New York 10005.

OTHER PUBLICLY HELD SECURITIES AND PREFERRED STOCK

 CLASS A WARRANTS

   The Company has issued and outstanding 2,262,500 Class A Warrants, exercisable for 226,250 shares of Common Stock, which are publicly tradeable and are exercisable at a price of $13.00 per share until April 11, 1999. Such holders are protected against dilution upon the occurrence of certain events including but not limited to stock dividends, stock splits, reclassifications, and mergers, but have no voting rights and are not entitled to dividends. In the event of liquidation, dissolution, or winding up of the Company, holders of Class A Warrants are not entitled to participate in the distribution of any of the Company's assets.

 CLASS B WARRANTS



   The Company will issue 703,591 Class B Warrants as part of the Unit Offering for Units which also includes 703,591 shares of Common Stock. Each Class B Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $6.25 per share commencing twelve months (or sooner with the consent of the Underwriter) until three years after the date of this Prospectus. The Class B Warrants may be redeemed by the Company at any time, commencing eighteen months after the Effective Date, but no sooner than 12 months from the date the warrants become exercisable at a redemption price of $.01 per Warrant upon 30 days prior written notice, provided the closing high bid price of the Common Stock for the 15 consecutive trading days ending on the third day prior to the date of notice of redemption is in excess of $9.375 (or 150% of the exercise price of the Class B Warrants to be proportionately adjusted for any stock dividends and stock splits occurring after the Effective Date and which may be adjusted to 150% of the current exercise price of the Class B Warrants, if such exercise price is changed) per share. Warrantholders shall exercise rights until the close of business on the day preceding the date fixed for redemption.



   Holders of the Class B Warrants will be protected against dilution upon the occurrence of certain events, including, but not limited to stock dividends, stock splits, reclassifications, mergers, and sales of Common Stock below the Exercise Price or then-current market value. However, holders of Class B Warrants will have no voting rights and are not entitled to dividends. In the event of liquidation, dissolution or winding up of the Company, holders of Class B Warrants will not be entitled to participate in any distribution of the Company's assets.

 PREFERRED STOCK

   Pursuant to shareholder approval at the August 12, 1996 Special Shareholders' Meeting, the Company is authorized to issue 1,000,000 shares of preferred stock par value $.01. The Board of Directors has the express authority, without further action of the stockholders, to issue shares of Preferred Stock from time to time in one or more series and to fix before issuance with respect to each series: (a) the designation and the number of shares to constitute each series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, if any, (e) whether the shares will be subject to the operation of a sinking or retirement fund, if any, (f) whether the shares are to be convertible or exchangeable into other securities of the Company, and the rates thereof, if any, (g) any limitation on the payment of dividends on the Common Stock while any such series is outstanding, if any, (h) the voting power, if any, in addition to the voting rights provided by law, of the shares, which voting powers may be general or special, and (i) such other provisions as shall not be inconsistent with the certificate of incorporation. All the shares of any one series of the Preferred Stock shall be identical in all respects. No preferred shares are currently outstanding.

                       SHARES ELIGIBLE FOR FUTURE SALE



   There are 879,488 shares of Common Stock (not assuming the issuance of 703,591 shares of Common Stock as part of the Unit Offering to be registered and sold therewith) of the Company outstanding as of the Effective Date. Of these shares 528,607 shares are restricted securities, as that term is defined in Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act"). Of the restricted securities, 513,000 shares have been registered for sale. The holders of 114,000 of these shares have agreed not to sell any such shares for a period of nine months from the Effective Date. See "Recent Private Placements" and "Concurrent Registration of Common Stock". 14,602 shares of the restricted securities are owned by officers and directors of the Company. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. In general, under Rule 144, subject to satisfaction of certain other conditions, a person, including an affiliate of the Company, who has beneficially owned restricted shares of Common Stock for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or if the Common Stock is quoted on NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the volume limitations described above. The Company's executive officers and directors have agreed not to sell their shares for a period of twelve months from the Effective Date and an additional six months without the prior consent of the Underwriter. The Underwriter may consent to the sale of such shares at any time, in its sole discretion, upon the request of the holder. The Underwriter's decision to consent will be based upon the current market conditions, liquidity of the Common Stock, as well as such other factors the Underwriter deems appropriate. No public announcement will be made with respect to the foregoing. See "Concurrent Registration of Common Stock."



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   During September 1993, the Company's lender, Congress, agreed to provide an overadvance to the Company of $500,000. In connection therewith, Messrs.
A. Densen, L. Densen and A. Towell obtained a junior participation interest from Congress by advancing $250,000 of their funds to Congress. $250,000 of this overadvance was repaid to Congress during fiscal 1994. Mr. L. Densen was repaid $35,000 of the previous balance in full by Congress during May, 1996. The remaining balance of $215,000 will be repaid by Congress, at its option, to Messrs. A. Densen and A. Towell, subject to the availability of funds.

   Associates holds a first mortgage on the Company's executive offices and warehouse facility in the principal amount of $489,782 as of June 30, 1996 and security interest on the Company's personal property. The wives of Alan
E. Densen and Anthony P. Towell, executive officers and directors of the Company, and Herbert Schneiderman, a director of the Company, are members of Associates owning approximately 38% thereof. During the fiscal year ended June 30, 1996, the Company paid Associates $121,107 in principal and interest on the mortgage, of which $72,346 constituted interest. The Company intends to explore refinancing of this mortgage with various lenders.

   On January 20, 1995, the Company granted non-qualified options to acquire 80,158 shares of Common Stock to each of Messrs. A. Densen, A. Towell, and L. Densen. Because it was determined that the audited pre- tax profit for fiscal 1995 was greater than $50,000, non-qualified options can now be exercised for 40,079 shares of Common Stock. The remaining 40,079 non-qualified options can not be exercised during the first five years. The non-qualified options provide for adjustment in the event of dilution as a result of sales of securities at less than the exercise price. Each set of the options to acquire 40,079 shares at $5.302 per share will,as a result of anti-dilution rights, following the consummation of the Unit Offering, become options to acquire 41,110 shares at $5.169 per share. All of the options granted on January 20, 1995 were granted in consideration of previous sacrifices including reduction in salaries, cancellation of options, and other surrendered benefits by executive officers as well as the turnaround performance achieved by the Company. The turnaround achieved by the Company in its performance can be directly related to the efforts of Messrs. A. Densen, A. Towell, and L. Densen.

   On January 31, 1995, the Company's board of directors reduced the exercise price of the 2.3 million outstanding Class A Warrants issued in connection with the 1994 Public Offering to $13.00 per share. At the same time, the board of directors also reduced the exercise price to $13.00 per share with regard to the 10,833 warrants ("Associate Warrants") issued to a group of investors, including the spouses of Alan Densen (1,667 Associate Warrants owned by her) and Anthony P. Towell (1,667 Associate Warrants owned by her), and Herbert Schneiderman (833 Associate Warrants owned by him), in connection with a reduction of indebtedness regarding the Company's premises; 82,645 warrants purchased by Anthony P. Towell, the Company's Chief Financial Officer, from Scorpio Partners, L.P. (90,941, as adjusted for the Unit Offering); 4,078 Royce warrants issued in connection with a 1991 public offering to the same Underwriter herein; and 833 warrants in connection with a 1991 bridge loan. All these warrants have also been extended to April 11, 1999. These warrants were all adjusted as indicated so as to treat them on an equal basis and to provide incentives for them to be exercised.



   The Company had employment agreements with Messrs. A. Densen, A. Towell and L. Densen, which commenced as of the effective date of the Company's 1994 public offering in April, 1994. As of July 1, 1995, these executive officers entered into new agreements. See "Executive Compensation -- Employment Agreements and Change in Control Features" with regards to provisions contained in the employment agreement of Alan E. Densen, the Company's President and CEO, and Lawrence Densen, the Company's Senior Vice-President. Similar provisions are contained in the employment agreement with Anthony P. Towell. Messrs. A. Densen, L. Densen, and A. Towell, in modification agreements to their employment agreements, have waived: (i) their right to bonuses based upon the Company's earnings before interest and taxes for the fiscal years ended June 30, 1996 through June 30, 2000; (ii) their exercise rights on options and warrants and repayment for their junior participation interests with Congress and compensation payable in the event of a Change in Control with respect to the Private Placement and the Unit Offering; and
(iii) their right to terminate their relationship with the Company, as per the terms of their respective employment agreements. The modification agreements and waivers provide that their right to terminate their employment agreements and waiver to their bonuses shall not be waived in the event that there is a material breach of such agreements by the Company. Messrs. A. Densen, L. Densen and A. Towell have agreed that the issuance of shares in the Unit Offering will not result in any "Change of Control" rights under their respective employment agreements. See "Management" and "Executive Compensation -- Employment Agreements and Change of Control Features".



   On April 18, 1995, the Company entered into an agreement with Donald to act as its investment adviser for a term of three years at a retainer of $3,000 per month. The agreement may be terminated for cause at any time and after eighteen (18) months by either party upon forty-five days notice. Donald was also granted a five year warrant to purchase 12,500 shares exercisable at $12.50 per share, the closing market price on the date of grant. James Favia, a director of the Company, serves as a consultant to Donald.

   On July 10, 1995 the Company terminated its relationship with Lew Lieberbaum & Co., Inc. ("Lew Lieberbaum"), the Company's underwriter in its 1994 public offering. Pursuant to an agreement dated July 10, 1995, the Company canceled all of Lew Lieberbaum's rights under the Underwriting Agreement (the "Underwriting Agreement"), including, but not limited to, the right of first refusal to act on behalf of the Company in future transactions, the cancellation of all Underwriter's Warrants held by Lew Lieberbaum or its affiliates, their right to representation on the Company's board of directors and the termination of any obligation by holders of secu-rities subject to a "lock-up" to obtain the permission of Lew Lieberbaum prior to sale or other disposition of said securities. At the same time, Leonard A. Neuhaus and Sheldon Lieberbaum, who are affiliated with Lew Lieberbaum, resigned as directors of the Company. In exchange, the Company issued 10,000 shares of common stock to Lew Lieberbaum.

   During February 1996, Messrs. A. Densen, A. Towell and L. Densen, executive officers and directors of the Company, guaranteed to Congress overadvances to the Company of up to $500,000 in excess of the Company's eligible borrowings. The Company issued warrants for a term of five years in consideration for their guaranty to each Messrs. A. Densen, A. Towell, and L. Densen to purchase 8,348 shares of Common Stock at $5.771 per share, which will, as a result of anti-dilution rights following the Unit Offering become options to purchase 8,870 shares of Common Stock at $5.431 per share which expire on February 22, 2001, and are subject to anti-dilution provisions. The overadvance has since been repaid and their guarantees have been returned to them.



   The first mortgage held by Associates which they agreed on in 1992 and upon which interest was being paid at the rate of 14% comes due on July 1, 1997 in the amount of approximately $434,000. Associates has agreed to extend the mortgage for five years from July 1, 1997 with interest at 12% per annum or 3% over prime, whichever is greater. At the end of five years, the mortgage will come due in the amount of approximately $283,000.



   Considering the circumstances of each transaction, the Company believes that all transactions heretofore with officers/directors and shareholders of the Company and their affiliates have been made, and in the future will be made on terms no less favorable to the Company than those available from unaffiliated parties and will be approved by a majority of the disinterested directors.



                          RECENT PRIVATE PLACEMENTS

   On June 28, 1996, the Company completed a private placement offering, pursuant to which it issued 399,000 shares at $1.50 per share to 20 investors, pursuant to provisions for exemption from registration under the Securities Act of 1933 as amended. The terms of this private placement offering were established by negotiation between the Company and Royce Investment Group, Inc., a registered broker/dealer (the "Private Placement Agent"). Under the terms of this private placement offering, 10 1/2 units (the "Units") were offered, and sold, in multiples of $57,000 per Unit. Each full Unit consists of 38,000 shares of the Company's Common Stock, par value $0.12 per share. The Company used net proceeds from this private placement offering to pay off a short-term loan in the amount of $500,000 from Elono Portfolio S.A., which had been used to reduce the amount due to Congress. Gross proceeds from this private placement offering were $598,500. The Underwriter acted as Placement Agent and received a commission of 10% and a 3% non-accountable expense allowance. On July 9, 1996, the Company completed an additional private placement offering for 114,000 shares at $1.50 per share for use as working capital to 5 investors, pursuant to provisions for exemption from registration under the Securities Act of 1933 as amended. Royce Investment Group, Inc. did not act as placement agent, nor was it involved in any way with the private placement which closed on July 9, 1996. The shares sold in the foregoing private placements are being registered concurrently herewith. None of the foregoing purchasers of these private placements have had a prior relationship with the Company, with the exception of Heather Reiser (owner of 21,667 shares or 4.2% of both placements) whose husband is affiliated with Donald, the Company's investment advisor. Melinda Tyrwhitt (owner of 38,000 shares or 7.4% of both placements), is the married daughter of Anthony P. Towell, the Company's Chief Financial Officer and a Director and Mr. Towell disclaims beneficial ownership of these shares.

                   CONCURRENT REGISTRATION OF COMMON STOCK



   Concurrently with the commencement of this Offering, the Company has offered by separate prospectus 703,591 Units at $5.00 per Unit. Each Unit consists of one share of Common Stock and one Class B Warrant. In connection therewith, the Company has granted to all holders of its outstanding Common Stock of record on the close of business September 24, 1996 ("Record Date"), in those states where qualified, or exempt from qualification, the nontransferable right ("Rights") to subscribe for Units on the basis of 4 Units for every 5 shares of Common Stock owned on the Record Date. Any Units not subscribed for pursuant to the exercise of Rights will be sold to the Underwriter at the subscription price under the Standby Agreement which is identical to the price for the Rights being offered to the Company's shareholders, which is $5.00 per Unit.

                             SELLING STOCKHOLDERS

   The following table sets forth the number of shares of Common Stock of the Company owned by each Selling Stockholder and the number of shares of Common Stock included for sale in this Prospectus.

                                           Beneficial Ownership   Beneficial Ownership
                                           of shares of Common    of shares of Common
Selling Stockholders                       Stock prior to Sale    Stock after Sale(B)
 ---------------------------------------   --------------------   --------------------
RONALD SPINELLI & RICHARD SPINELLI                 9,500                   0
RAMESH PATEL                                       9,500                   0
BRENDA FURINO                                     19,000                   0
CINDY DOLGIN                                       9,500                   0
JOHN CZINGER                                       9,500                   0
LEONARD MOSKOWITZ & VICKIE MOSKOWITZ               9,500                   0
ALOYSIUS G. FREEMAN & MARY FREEMAN                 9,500                   0
RAYMOND KAYAL                                      9,500                   0
DAVID COHEN                                        9,500                   0
JOANN WEAN & CHARLES WEAN III                      9,500                   0
ASHDOWN HOLDINGS LIMITED                          38,000                   0
BLAISE FINANCIAL CORP.                            38,000                   0
ELLIOT S. SCHLISSEL & LOIS C. SCHLISSEL           19,000                   0
GLOBALSIDE LIMITED                                38,000                   0
CORNELIA COMPANY LIMITED                          38,000                   0
WAAL INVESTMENTS LTD                              38,000                   0
HARRIET REUTER                                    19,000                   0
EDMOND O'DONNELL                                  19,000                   0
DOMINICK LELIA & ALICE LELIA                       9,500                   0
MELINDA N. TYRWHITT (C)                           38,000                   0
GEORGE SCHIAVONI (A)                              76,000                   0
ANTHONY C. SALVO (A)                               5,000                   0
ANDREW J. FINKLESTEIN (A)                          6,667                   0
HEATHER REISER (A)                                21,667                   0
ROBERT W. BURKE (A)                                4,666                   0

------
(A) Has agreed not to sell their shares for 9 months from the date hereof.
(B) Assumes no exercise of rights in the Unit Offering.
(C) She is the married daughter of Anthony P. Towell, a Director and Officer of the Company, who disclaims beneficial ownership of these shares.

                             PLAN OF DISTRIBUTION

   Each Selling Stockholder is free to offer and sell his or her shares of Common Stock at such times, in such manner and at such prices as he or she shall determine. Such shares may be offered by the Selling Stockholders in one or more types of transactions, which may or may not involve brokers, dealers or cash transactions. The Selling Stockholders may also use Rule 144 under the Securities Act, to sell such securities, if they meet the criteria and conform to the requirements of such Rule. There is no underwriter or coordinating broker acting in connection with the proposed sale of Common Stock to the Selling Stockholders.



   Sales of common stock by the Selling Stockholders may be effected from time to time in transactions (which may include block transactions) in the NASDAQ Small Cap Market and Boston Stock Exchange after listing, in negotiated transactions, through the writing of options on the Common Stock, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Stockholders may effect such transactions by selling Common Stock directly to purchasers or to or through broker/dealers which may act as agents or principals. Such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or purchasers of Common Stock for whom such broker/dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). The Selling Stockholders and any broker/dealers that act in connection with the sale of the Common Stock might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares of Common Stock as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker/dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.



   Because Selling Stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of his or her shares, any Selling Stockholder, any selling broker or dealer and any "affiliated purchasers" may be subject to Rule 10b-7 under the Exchange Act which prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of Common Stock in connection with this Offering.

                                LEGAL MATTERS

   Certain legal matters with respect to the issuance of securities offered hereby will be passed upon for the Company by Hollenberg Levin Solomon Ross Belsky & Daniels, LLP, 585 Stewart Avenue, Garden City, New York 11530. Members of the firm of Hollenberg Levin Solomon Ross Belsky & Daniels, LLP are members of Associates and hold warrants to acquire 1,667 shares of Common Stock exercisable until April 11, 1999 at $13.00 per share.

                                   EXPERTS

   The Consolidated Financial Statements included in the Registration Statement, of which this Prospectus forms a part, have been audited by Cornick, Garber & Sandler, LLP, independent public accountants, to the extent and for the periods indicated in their report with respect thereto and were included herein in reliance upon the authority of said firm as experts in giving said report. Reference is made to said report which contains an emphasis of a matter with respect to the Company's litigation uncertainties.

                            ADDITIONAL INFORMATION

   The Company has filed with the Commission, a Registration Statement on Form SB-2 with respect to the securities being offered hereby. This Prospectus does not contain all the information set forth in such Registration Statement, as permitted by the Rules and Regulations of the Commission. For further information with respect to the Company and such securities, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Each statement made in this Prospectus referring to a document field as an exhibit to the Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions. The Registration Statement, including exhibits thereto, may be inspected without charge, by anyone at the principal office of the Commission in Washington D.C. and copies of all or any part of thereof may be obtained from the Commission's office in Washington D.C. upon payment of the Commission's charge for copying.

               EASTCO INDUSTRIAL SAFETY CORP. AND SUBSIDIARIES
                      CONSOLIDATED FINANCIAL STATEMENTS
                                    INDEX

 INDEPENDENT AUDITORS' REPORT  ................................         F-2
CONSOLIDATED FINANCIAL STATEMENTS:
     Consolidated Balance Sheets  ............................          F-3
     Consolidated Statements of Operations  ..................          F-4
     Consolidated Statements of Changes in Shareholders'
        Equity ...............................................          F-5
     Consolidated Statements of Cash Flows  ..................          F-6
     Notes to Consolidated Financial Statements  .............          F-7

                         INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
Eastco Industrial Safety Corp.
Huntington Station, New York

   We have audited the accompanying consolidated balance sheet of EASTCO INDUSTRIAL SAFETY CORP. AND SUBSIDIARIES as at June 30, 1996 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of Eastco Industrial Safety Corp. and Subsidiaries as at June 30, 1996 and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1996, in conformity with generally accepted accounting principles.

   As discussed in Note 11 to the consolidated financial statements, the Company is a defendant in various lawsuits alleging exposure by plaintiffs to asbestos and products containing asbestos sold by the Company. Since the ultimate outcome or range of liability, if any, resulting from these lawsuits cannot presently be determined, no provision for any liability that may result has been made in the accompanying consolidated financial statements.

                                             /s/ CORNICK, GARBER & SANDLER, LLP
                                             ----------------------------------
                                             CERTIFIED PUBLIC ACCOUNTANTS

Uniondale, New York
September 11, 1996

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
                                JUNE 30, 1996

                                         ASSETS
Current assets:
   Cash and cash equivalents (Note 1) .................................................    $   646,030
   Accounts receivable, net of allowance for doubtful accounts of $155,000 (Notes 5 and
     6)  ..............................................................................      4,669,070
   Inventories (Notes 1, 2 and 5) .....................................................      5,230,237
   Other ..............................................................................        441,763
                                                                                          -------------
          Total current assets  .......................................................     10,987,100
Property, plant and equipment, net (Notes 1, 3, 5 and 6)  .............................      1,278,095
Other assets  .........................................................................        206,910
                                                                                          -------------
          TOTAL  ......................................................................    $12,472,105
                                                                                          =============

                                      LIABILITIES
Current liabilities:
   Loans payable (Note 5) .............................................................    $ 5,853,075
   Current maturities of long-term debt (Note 6) ......................................         56,044
   Accounts payable ...................................................................      3,234,127
   Accrued expenses ...................................................................        291,341
                                                                                          -------------
          Total current liabilities  ..................................................      9,434,587
Long-term debt, less current maturities (Note 6)  .....................................        433,738
                                                                                          -------------
          Total liabilities  ..........................................................      9,868,325
                                                                                          -------------
Commitments and contingencies (Notes 9, 10 and 11)

                                  SHAREHOLDERS' EQUITY
                              (Notes 1, 5, 6, 7, 12 and 13)
Common stock, $.12 par value; authorized 20,000,000 shares;
   outstanding 765,488 ................................................................         91,859
Additional paid-in capital  ...........................................................      6,742,476
(Deficit) (statement attached)  .......................................................     (4,230,555)
                                                                                          -------------
                                                                                             2,603,780
                                                                                          -------------
          TOTAL  ......................................................................    $12,472,105

                                                                                          =============

    The notes to consolidated financial statements are made a part hereof.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     Year Ended June 30,
                                                               ------------------------------
                                                                    1996            1995
                                                                -------------   -------------
Net sales  ..................................................    $26,982,699     $24,024,897
                                                                -------------   -------------
Costs and expenses:
   Cost of sales (Note 1) ...................................     21,495,693      19,254,571
   Selling, general and administrative (Note 1) .............      4,546,222       4,148,517
   Interest (Notes 5, 6 and 7) ..............................        836,359         583,665
   Other expense (income) (net) .............................         16,388         (39,793)
   Settlement with former underwriter (Note 7) ..............         78,000
                                                                -------------   -------------
        Total costs and expenses ............................     26,972,662      23,946,960
                                                                -------------   -------------
NET INCOME  .................................................    $    10,037     $    77,937
                                                                =============   =============
Income per share (Note 1):
 Primary  ...................................................    $       .02     $       .20
                                                                =============   =============
 Assuming full dilution  ....................................    $       .02     $       .17
                                                                =============   =============
Average number of shares used in computing per share
   amounts:
   Primary ..................................................        595,758         392,529
                                                                =============   =============
   Assuming full dilution ...................................        595,758         471,698
                                                                =============   =============


    The notes to consolidated financial statements are made a part hereof.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                        (NOTES 1, 5, 6, 7, 12 AND 13)


                                                                 Additional
                                           Common Stock*           Paid-in
                                         Shares      Amount        Capital        (Deficit)          Total
                                       ----------   ---------    ------------   --------------   -------------
BALANCE -- JULY 1, 1994  ...........    347,738      $41,729     $6,224,509      $(4,318,529)     $1,947,709
Net income for the year ended June
  30, 1995 .........................                                                  77,937          77,937
                                       ----------   ---------    ------------   --------------   -------------
BALANCE -- JUNE 30, 1995  ..........    347,738       41,729      6,224,509       (4,240,592)      2,025,646
Shares issued on settlement with
  former underwriter ...............     10,000        1,200         70,825                           72,025
Exercise of Class A warrants  ......      3,750          450         48,300                           48,750
Shares issued on conversion of
  subordinated debenture ...........     26,374        3,165        121,963                          125,128
Purchase and retirement of common
  stock ............................    (21,374)      (2,565)      (177,435)                        (180,000)
Shares issued in private placement      399,000       47,880        454,314                          502,194
Net income for the year ended June
  30, 1996 .........................                                                  10,037          10,037
                                       ----------   ---------    ------------   --------------   -------------
BALANCE -- JUNE 30, 1996  ..........    765,488      $91,859     $6,742,476      $(4,230,555)     $2,603,780
                                       ==========   =========    ============   ==============   =============

------
* As restated to give retroactive effect to the 1-for-10 reverse stock split in August 1996.

    The notes to consolidated financial statements are made a part hereof.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                     Year Ended June 30,
                                                                              --------------------------------
                                                                                    1996             1995
                                                                               --------------   --------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
Cash flows from operating activities:
   Net income ..............................................................    $     10,037     $     77,937
                                                                               --------------   --------------
   Adjustments to reconcile results of operations to net cash effect of operat-  ..............................................................
   ing activities:
     Depreciation and amortization  ........................................         134,290          164,533
     Provision for (recovery of) losses on accounts receivable  ............         105,732          (38,655)
     Shares issued for settlement with former underwriter  .................          72,025
     Net changes in assets and liabilities:
          Accounts receivable  .............................................        (876,629)        (430,003)
          Inventories  .....................................................        (866,339)      (1,197,860)
          Other current assets  ............................................          40,105          (37,608)
          Other assets  ....................................................         (75,122)          20,247
          Accounts payable  ................................................         343,084          401,146
          Accrued expenses  ................................................         (40,566)        (102,136)
                                                                               --------------   --------------
                    Total adjustments  .....................................      (1,163,420)      (1,220,336)
                  ---------------------------------------------------------------------------   --------------
                    Net cash used for operating activities  ................      (1,153,383)      (1,142,399)
                  ---------------------------------------------------------------------------   --------------
Cash flows from investing activities:
   Acquisition of property, plant and equipment ............................         (93,274)        (191,242)
                                                                               --------------   --------------
Cash flows from financing activities:
   Repayments of long-term debt ............................................         (48,762)         (42,426)
   Borrowings under line of credit agreements ..............................      28,621,372       25,789,531
   Repayments under line of credit agreements ..............................     (27,697,205)     (24,044,483)
   Borrowing under Bridge loan .............................................         500,000
   Repayment of Bridge loan ................................................        (500,000)
   Net proceeds from private placement of common stock .....................         502,194
   Net proceeds from convertible subordinated debenture ....................         225,128
   Repurchase of convertible subordinated debenture ........................        (100,000)
   Proceeds from excercise of Class A warrants .............................          48,750
   (Decrease) in bank overdrafts ...........................................                         (365,277)
   Purchase of common stock ................................................        (180,000)
                                                                               --------------   --------------
                    Net cash provided by financing activities  .............       1,371,477        1,337,345
                  ---------------------------------------------------------------------------   --------------
NET INCREASE IN CASH AND CASH EQUIVALENTS  .................................         124,820            3,704
Cash and cash equivalents -- Beginning  ....................................         521,210          517,506
                                                                               --------------   --------------
CASH AND CASH EQUIVALENTS -- END  ..........................................    $    646,030     $    521,210
                                                                               ==============   ==============
Supplemental disclosure of cash paid for:
   Interest ................................................................    $    836,359     $    583,665
                                                                               ==============   ==============
   Income taxes ............................................................    $      5,440
                                                                               ==============
Supplemental disclosure of noncash financing activities:
   Conversion of convertible subordinated debenture into common stock ......    $    150,000
                                                                               ==============

    The notes to consolidated financial statements are made a part hereof.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 OPERATIONS:

   The Company operates in two industry segments. The first is the manufacture and sale of disposable clothing, industrial protective clothing and protective products to distributors throughout the United States and in Puerto Rico. The second is the distribution and sale of industrial protective clothing and protective products directly to "end users" located primarily in the Northeast United States.

   The Company's manufacturing division uses Tyvek(R), which is only available from one supplier, to produce disposable clothing. Products made of Tyvek(R) accounted for approximately 41% and 35% of consolidated sales for the years ended June 30, 1996 and 1995, respectively.

 PRINCIPLES OF CONSOLIDATION:

   The consolidated financial statements include the accounts of Eastco Industrial Safety Corp. and its subsidiaries, all of which are wholly-owned. All significant intercompany balances and transactions have been eliminated in consolidation.

 USE OF ESTIMATES:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 CASH:

   Cash includes certificates of deposit of approximately $300,000 and $500,000 at June 30, 1996 and 1995, respectively, which are considered cash equivalents. A $300,000 certificate has been pledged as collateral for a bank loan to the extent of such loan (see Note 5).

 INVENTORIES:

   Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market, which represents estimated net realizable value.

 DEPRECIATION AND AMORTIZATION:

   Property, plant and equipment are depreciated on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are amortized on a straight-line basis over the shorter of their estimated useful lives or the remaining term of the lease.

 INCOME TAXES:

   The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (FASB 109).

 PER SHARE AMOUNTS:

   Primary earnings per share amounts have been computed utilizing the weighted average number of common and, if material, common equivalent shares outstanding during the period. Fully diluted earnings per share is based upon the weighted average number of common and common equivalent shares outstanding. Per share amounts give effect to the retroactive adjustment for the 1-for-10 reverse stock split approved by the shareholders in August 1996 (see Note 12).

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 1 -- Summary of Significant Accounting Policies:  - (Continued)

   All other per share amounts and information set forth in the attached financial statements and the notes thereto have also been adusted to give effect to the reverse stock split.

NOTE 2 -- INVENTORIES:

   Inventories at June 30, 1996 consist of the following:

Raw materials                         $1,701,676
Work-in-process                          514,555
Finished goods                         3,014,006
                                      ------------
  Total  .......                      $5,230,237
                                      ============

NOTE 3 -- PROPERTY, PLANT AND EQUIPMENT:

   Property, plant and equipment at June 30, 1996 is comprised of the following:

                                                                   Estimated
                                                                  Useful Life
                                                                    (Years)
                                                                 -------------
Cost:
   Land ........................................   $  382,000
   Building and leasehold improvements .........      827,451       5 - 40
   Machinery and equipment .....................    1,187,178       3 - 10
   Furniture and fixtures ......................      229,074       7 - 10
                                                   -----------
        Total ..................................    2,625,703
Less accumulated depreciation and amortization      1,347,608
                                                   -----------
        Balance ................................   $1,278,095
                                                   ===========


NOTE 4 -- INCOME TAXES:

   The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109). While SFAS 109 requires the recognition of a deferred tax asset for the benefit of net operating loss carryforwards, it also requires the recognition of a valuation allowance when it is more likely than not that such benefit will not be realized. As a result of the Company's past history of losses and the amount of its net income for the two years ended June 30, 1996 and 1995, it has recorded valuation allowances equal to its net deferred tax asset account.

   Deferred income taxes relate to the following temporary differences and carryforwards at June 30, 1996:

        Deferred tax assets:
         Net operating loss carryforwards ...........             $1,800,000
         Allowance for doubtful accounts and credits                  66,000
         Tax basis adjustments to inventory .........                 56,000
                                                                  ------------
           Total ....................................              1,922,000

        Less deferred tax liability:
         Accelerated depreciation of property and
          equipment  ................................                 11,000
                                                                  ------------
           Balance ..................................              1,911,000
        Less valuation allowance ....................              1,911,000
                                                                  ------------
        Net deferred income taxes after valuation
          allowance  ................................             $        --
                                                                  ============


                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 4 -- Income Taxes:  - (Continued)

   Two wholly-owned Puerto Rico based subsidiaries have been granted exemptions from paying Puerto Rico income taxes under provisions of the Puerto Rico Industrial Tax Exemption Act of 1963, provided such subsidiaries continue to meet the terms and conditions of their grants. One subsidiary's exemption expires on June 30, 1999. The subsidiary has received a 90% exemption from Puerto Rico income taxes and a 75% exemption from Puerto Rico municipal and property taxes. The second subsidiary has received a 90% exemption from Puerto Rico income and property taxes and a 60% exemption from Puerto Rico municipal income taxes to June 2006. These subsidiaries have elected, pursuant to Section 936 of the Internal Revenue Code, to receive credits equivalent to the amount of Federal income taxes which would otherwise be due on their income. The Omnibus Budget Reconciliation Act of 1993 imposes limitations on computing the Possession Tax Credit under Section 936 for tax years beginning after 1993. In addition, the Act makes the 100% dividends received deduction subject to the Alternative Minimum Tax calculation. The Small Business Job Protection Act of 1996 further limits the Possession Tax Credit for years beginning after 2001 with the credit being eliminated for tax years beginning after 2005.

   Dividends, if paid by the Puerto Rico based subsidiaries, are subject to a withholding tax of 10%; however, no taxes have been provided on their aggregate undistributed earnings (of approximately $2,321,000 at June 30, 1996) because it is management's intention to reinvest such earnings indefinitely.

   A reconciliation between the expected tax expense at the statutory federal income tax rate and the Company's actual income tax expense is as follows:

                                                                                 June 30,
                                                                         -----------------------
                                                                            1996         1995
                                                                          ---------   ----------
          Income tax expense at the statutory rate  ...................    $ 3,000     $ 26,000
          Effect of net operating loss of Puerto Rican subsidiaries
             for which there is no current tax benefit ................
          Effect of domestic net operating loss for which there is no
             current tax benefit ......................................     (3,000)
          Benefit of utilization of net operating loss carryforwards  .                 (26,000)
             ----------------------------------------------------------------------   ----------
            Actual income tax expense  ................................    $     --    $      --
                                                                          ==========  ==========

   At June 30, 1996, the Company has net operating loss carryforwards of approximately $4,738,000 for federal income tax purposes. Such carryforwards expire in 2005 through 2011. As a result of the private placement offering in June 1996, the amount of the loss carryforwards which can be utilized to offset future taxable income are limited to approximately $345,000 a year, plus any loss carryforwards incurred after June 30, 1996.

   The annual limitation of the Company's net operating loss deductions may be further reduced as a result of the proposed public offering (see Note 13).

NOTE 5 -- LOANS PAYABLE:

   Loans payable are comprised of short-term bank borrowings of $295,000 at June 30, 1996 and borrowings under the Company's line of credit agreement with Congress Financial Corporation ("Congress"). Short-term bank borrowings (which usually have 30 day terms) are renewable at the bank's option and bear interest at 1% above the bank's prime rate.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995
NOTE 5 -- Loans Payable:  - (Continued)
   In July 1996, the line of credit with Congress was amended and extended until October 1, 1999 with an option by Congress to extend the loan for one year. The line was increased from $6,000,000 to $9,000,000 with interest at 1.25% above the prime rate. If the proposed public offering is consummated no later than December 31, 1996 and the net proceeds are at least $2,500,000, the interest charged will be reduced to 1% above prime. The limit on borrowings was increased to 85% of eligible accounts receivable and 55% of eligible inventory. The loans are subject to certain working capital and net worth requirements and are collateralized by all assets of the Company not previously pledged under other loan agreements. The loan agreement prohibits the payment of dividends by the Company. In September 1993, Congress sold to three individuals, who are officers and directors of the Company, a $250,000 junior participation in the loans made to the Company. The Company had an informal agreement with Congress, whereby Congress agreed to provide the Company an additional $500,000 in borrowing availability which was repaid at $11,250 a week beginning November 1, 1993 until $250,000 of additional borrowings was repaid. Congress can, at its option, repurchase the junior participation if the Company has at least $250,000 in availability under the financing agreement. In May 1996, participations of $35,000 were repurchased. The participants' interest in the obligations, collateral and collections is subordinated to Congress.

NOTE 6 -- LONG-TERM DEBT:

   Long-term debt consists of a mortgage payable, collateralized by land, building, accounts receivable and personal property. In June 1992, a group of investors ("investors"), including a director and the spouses of certain officers and directors of the Company, acquired for $650,000, the mortgage on the Company's building with a balance of approximately $962,000 and $500,000 of subordinated debt from a bank. The group entered into a modification of indebtedness agreement which reduced the mortgage to $650,000 and forgave the balance, which, after the write off of related deferred financing costs, resulted in a gain of $722,000 in fiscal 1992. In connection with this transaction, the Company also issued five-year warrants to acquire 10,833 shares of common stock at $30.00 a share. In January 1995, the Company reduced the exercise price to $13.00 and extended the expiration date until April 1999. The mortgage is payable in monthly installments of $10,092, including interest at 14% a year, with the remaining balance of approximately $434,000 due in July 1997. Interest on the mortgage was $72,346 and $78,682 for the years ended June 30, 1996 and 1995, respectively, approximately 38% of which was paid to a director and the spouses of the officers and directors of the Company.

   In September 1996, investors extended the mortgage until July 1, 2002, with interest at 12% a year or 3% above the prime rate, whichever is greater. The remaining balance of approximately $283,000 will be due on July 1, 2002.

   Based upon the new terms, the non-current portion of the mortgage is due as follows:

    Year ending June 30,
  -----------------------
1998                                                                 $22,000
1999                                                                  27,000
2000                                                                  30,000
2001                                                                  34,000
2002                                                                  38,000
2003                                                                 283,000
                                                                    ----------
  Total                                                             $434,000
                                                                    ==========


                         EASTCO INDUSTRIAL SAFETY CORP.
                                AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                       YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 7 -- SHAREHOLDERS' EQUITY:

 COMMON STOCK:

   In April 1991, the Company sold, pursuant to a rights offering, 48,007 shares of common stock. In this connection, the underwriter was sold a warrant to purchase 4,078 shares of common stock at $53.30 per share, which was exercisable until February 28, 1996. The Company also had borrowed $200,000 with interest at 17% per annum during February 1991 from five unrelated parties. These loans were repaid out of the proceeds of the rights offering, including interest. In connection with these loans, the Company issued warrants to purchase 833 shares of common stock, exercisable at $30.00 per share until May 13, 1996. In January 1995, the Company reduced the exercise price of the above warrants to $13.00 and extended their expiration dates until April 1999.

   On April 19, 1994, the Company sold in a public offering 200,000 units at $20.00 per unit. Each unit consists of one share of the Company's common stock and one Class A warrant. Each warrant entitled the holder to purchase one share of common stock at an exercise price of $24.00 a share from April 12, 1995 through April 12, 1999. In January 1995, the Company reduced the exercise price to $13.00 a share. These warrants are redeemable by the Company commencing April 12, 1995 at $1.00 a warrant, provided that the high bid price of its stock is at least $19.50 for the required number of days prior to the Notice of Redemption. The Company also granted to the underwriter an option to purchase, at the same price, 30,000 units to cover over-allotments. This option was exercised in May 1994. In addition, the Company sold to the underwriter for $10 an option, exercisable from April 12, 1995 to April 12, 1999, to purchase 23,000 additional units at $29.00 a unit and entered into a two year consulting agreement with the underwriter at a total cost of $72,000. Subsequent to the public offering, two officers of the underwriter became directors of the Company until their resignations on July 10, 1995.

   On July 10, 1995, the Company issued 10,000 shares of common stock to the underwriter of its 1994 public stock offering in exchange for the cancellation of all of its rights under the Underwriting Agreement. The $78,000 cost thereof, based on the market value of the shares issued and legal expenses incurred, is separately reflected on the consolidated statement of operations for the year ended June 30, 1996.

 PRIVATE PLACEMENTS:

   On June 28, 1996, the Company issued, in a private placement, 10 1/2 units at $57,000 a unit. Each unit consists of 38,000 shares of the Company's common stock. The net proceeds to the Company were approximately $501,000 after fees to the placement agent and other expenses. The proceeds were used to repay a $500,000 bridge loan, with interest at 10%, made on May 17, 1996. In connection with the bridge loan, the Company issued warrants to purchase 2,500 shares at a $10.00 per share which expire on June 30, 1999. On July 9, 1996, an additional 3 units were sold for net proceeds of $171,000. No fees were paid to the placement agent for these units. The 513,000 shares issued will be registered in the proposed public offering (see Note 13). However, the shares underlying the 3 units cannot be sold until nine months after the effective date of the proposed public offering.

 CONVERTIBLE SUBORDINATED DEBENTURE:

   During April 1996, the holder of a $250,000 convertible subordinated debenture, issued in February 1996, converted $150,000 of the debenture into 26,374 shares of the Company's common stock. The Company repurchased 21,374 of these shares for $180,000 and retired the stock. The remaining $100,000 balance of the debenture was repurchased for $120,000, including accrued interest. The $20,000 excess has been included with interest expense for the year ended June 30, 1996.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 7 -- Shareholders' Equity:  - (Continued)

 OTHER WARRANTS:

   In January 1994, a corporate officer/director of the Company purchased a warrant from a prior lender. The warrant is for the purchase of 82,645 shares at $6.29 per share. The warrant expires on March 31, 1997.

   On May 13, 1996, warrants to purchase 8,348 shares each were granted to the Company's president and two vice presidents for their gurantees of overadvances by Congress (see Note 5). The warrants are exerciseable until February 23, 2001 at $5.77 per share.

   On July 26, 1995, the Company issued to a consulting firm, which is the employer of a director of the Company, a five year warrant to purchase 12,500 shares of the Company for $12.50 a share.

 INCENTIVE STOCK OPTION PLANS:

   Under the Company's 1983 Incentive Stock Option Plan, options could be granted to June 23, 1993 for a maximum of 5,625 shares of the Company's common stock. At June 30, 1996, options to purchase 865 shares at $26.70 to $30.00 a share are outstanding; no further options may be granted under this plan.

   The Company's 1992 Incentive Stock Option Plan provides for the granting of options for 20,000 shares of the Company's common stock to December 20, 2002. The Company has agreed not to issue any additional options under this plan.

   The Company's 1994 Incentive Stock Option Plan provides for the granting of options for 10,000 shares of the Company's common stock to January 2004. Options for 1,500 shares may be issued under this plan.

   Options granted under the incentive stock option plans must be exercised within such period as stated in the plans and, in any event, must be exercised no later than ten years after the date they are granted. The plans provide that the exercise price of the options may not be less than 100% of the fair market value of common stock at the date of grant or 110% in the case of an incentive stock option granted to any employee owning more than 10% of the voting power of all classes of stock of the Company.

   Transactions under the above plans are summarized as follows:

                                            Shares     Option Price Per Share
                                           --------     ----------------------
 Outstanding - June 30, 1994  .........     1,178      $26.40 to $30.00
 Granted  .............................     8,500      $10.63
 Expired  .............................       (13)
                                           --------
 Outstanding - June 30, 1995 and 1996       9,665      $10.63 to $30.00
                                           ========

 1995 STOCK OPTIONS:

   On January 20, 1995, the Board of Directors granted to the Company's president and two vice-presidents each ten-year nonqualified options to purchase 80,158 shares each at $5.30 per share. The options are exercisable after five years but may become exercisable sooner upon the Company achieving pretax earnings targets. Based on the earnings for the year ended June 30, 1995, options for 120,237 shares are now exercisable.

   Other nonqualified options outstanding at June 30, 1996, under prior years' grants, aggregate 3,108 shares at $16.875 to $30.00 a share.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 7 -- Shareholders' Equity:  - (Continued)

   The following summarizes shares reserved at June 30, 1996 under options and warrants outstanding:

                                                                 Price Per
                                           Number                  Share
                                          ---------            ---------------
          Stock options:
           Incentive stock
             option plans .....              9,665            $10.63 - $30.00
           Nonqualified
             options ..........            243,582            $5.30 - $30.00
          Warrants:
           Class A  ...........            226,250            $13.00
           Other  .............            138,433            $5.77 - $13.00

NOTE 8 -- COMMITMENTS AND CONTINGENCIES:

 RENT:

   The Company is obligated through August 2003 under several noncancellable long-term operating leases covering office, factory and warehouse facilities. Minimum annual rentals under these leases are:

 Year ending June 30:
 --------------------
         1997                                                     $  116,000
         1998                                                        127,000
         1999                                                        137,000
         2000                                                        157,000
         2001                                                        142,000
      Thereafter                                                     332,000
                                                                  ------------
          Total                                                   $1,011,000
                                                                  ============

   Rent expense, including month-to-month rentals, was $226,000 and $219,000 in the fiscal years ended June 30, 1996 and 1995.

 EMPLOYMENT AGREEMENTS:

   The Company had employment agreements, which commenced as of the effective date of the April 1994 public offering, with three of its officers. These agreements provided for combined annual salaries of $247,000. On July 1, 1995, these officers entered into new agreements which provide for the following:

          Officer                        Period                Annual Salary
 -------------------------              ---------              ---------------
          President  .....               5 years                  $121,000
          Senior
           Vice-President*               5 years                  $105,000
          Vice-President
             of Finance
             and Treasurer .             5 years                  $ 55,000

------
* This officer is entitled to a bonus of 3/4 of 1% of net sales in excess of $20,500,000 after June 30, 1997.

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 8 -- Commitments and Contingencies:  - (Continued)

   The above officers are also entitled to annual increases of not less than 10% of the prior year's compensation. In addition, should an unrelated party obtain more than 20% of the Company's then outstanding stock, other than by transactions initiated by the Company in the ordinary course of business, the following will occur:

       (a) Each will be paid a bonus equal to their minimum base salary for the next three years.
       (b) Each will be repaid their junior participation in loans made to the Company (see Note 5).
       (c) All rights (options, warrants, etc.) will become immediately vested and exercisable.

   These officers have waived their right to additional compensation payable resulting from a change in control due to the private placements and the proposed public offering (see Notes 7 and 13).

NOTE 9 -- PROFIT SHARING PLAN:

   The Company's qualified profit sharing plan covering all eligible full-time employees provides for discretionary (i.e., no minimum contributions are required) contributions as approved by the Company's Board of Directors. The profit sharing plan includes a 401(k) plan. There were no contributions made for the fiscal years ended June 30, 1996 and 1995.

NOTE 10 -- INDUSTRY SEGMENT INFORMATION:

   Information for the Company's distribution and manufacturing segments for the years ended June 30, 1996 and 1995 is summarized as follows:

                   1996                       Distribution     Manufacturing        Total
 -----------------------------------------   --------------   ---------------    -------------
Net sales  ...............................     $9,094,046       $17,888,653      $26,982,699
                                             ==============   ===============    =============
Operating profit  ........................     $  133,760       $ 2,124,131      $ 2,257,891
                                             ==============   ===============
General corporate expenses  ..............                                        (1,411,495)
Interest expense  ........................                                          (836,359)
                                                                                 -------------
Income before provision for income taxes                                         $    10,037
                                                                                 =============
Identifiable assets  .....................     $5,182,514       $ 7,289,591      $12,472,105
                                             ==============   ===============    =============
Capital expenditures  ....................     $   43,704       $    49,570      $    93,274
                                             ==============   ===============    =============
Depreciation and amortization expense  ...     $   58,941       $    75,349      $   134,290
                                             ==============   ===============    =============
                   1995
----------------------------------------
Net sales  ...............................     $9,233,456       $14,791,441      $24,024,897
                                             ==============   ===============    =============
Operating profit  ........................     $  156,199       $ 1,666,331      $ 1,822,530
                                             ==============   ===============
General corporate expenses  ..............                                        (1,160,928)
Interest expense  ........................                                          (583,665)
                                                                                 -------------
Loss before provision for income taxes  ..                                       $    77,937
                                                                                 =============
Identifiable assets  .....................     $4,291,806       $ 6,424,242      $10,716,048
                                             ==============   ===============    =============
Capital expenditures  ....................     $   27,882       $   163,360      $   191,242
                                             ==============   ===============    =============
Depreciation and amortization expense  ...     $   37,462       $   127,071      $   164,533
                                             ==============   ===============    =============

                        EASTCO INDUSTRIAL SAFETY CORP.
                               AND SUBSIDIARIES
          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                      YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 11 -- LITIGATION:

   At June 30, 1996, the Company is a defendant in approximately 280 lawsuits, together with a multitude of other defendants, in actions alleging exposure by approximately 1,300 first party plaintiffs to asbestos and products containing asbestos sold by the Company over unspecified periods of time.

   To June 30, 1996 and since 1981, the Company estimates approximately 900 actions on behalf of approximately 7,500 first party plaintiffs have been instituted against it concerning asbestos related claims and that claims of approximately 6,200 plaintiffs have been terminated. The foregoing numbers assume the consummation of pending settlements. The Company estimates that with the exception of defense costs, a total of approximately $1,400,000 has been agreed to in settlements to date with regard to the terminated actions of which all but $30,000 has been paid by the Company's insurance carriers. To June 30, 1996, the Company has paid less than $35,000 for legal and defense costs to counsel appointed by the insurance companies to defend it. The Company entered into an agreement with its primary insurance companies, wherein its liability is limited to 12% of the cost of the defense liability and 17% of the settlement claim of certain litigation. The agreement, which is subject to policy limitations on each insurance policy, may be terminated at any time upon 90 days notice by any of the parties provided that termination may not be effective as to any asbestos action that has already been placed on the trial calendar, unless it has a scheduled trial date more than 12 months from the date the notice is given. In May 1991, the Company reached an agreement with Mount Vernon Fire Insurance Company, one of its primary insurance carriers, with respect to its pending and future asbestos litigation. Mount Vernon agreed to contribute 6.25% to the Company's defense costs and 6.25% to its indemnity costs for so long a period of time as $100,000 in aggregate has not been paid for indemnity costs. This agreement applied only during the period Mount Vernon provided insurance coverage, which is between April 1, 1968 to April 1, 1969. However, because past results of settlements and defense costs are not necessarily indicative of future settlements and defense costs and because, as of this date, management is still unable to fully ascertain the extent of insurance coverage applicable to asbestos claims against the Company or the extent to which insurance carriers will provide coverage, neither management nor counsel is able to predict the outcome of these matters or the range of any potential liability that might result. In addition, based on past history, management believes it is likely that there will be additional asbestos action instituted against the Company.

   The Company is party to one other product liability action arising in the ordinary course of business. After consultation with counsel, the Company considers that its ultimate liability, if any, after available insurance coverage, in this matter, would not have a material adverse effect upon the Company's financial position. However, there can be no assurances that the Company's insurance coverage will adequately cover these cases or whether the Company's insurance will provide coverage for punitive damages should they be awarded.

NOTE 12 -- SUBSEQUENT EVENTS:

 REVERSE STOCK SPLIT, PREFERRED STOCK, STOCK OPTION PLANS AND STOCK
OPTIONS:

   On May 13, 1996, the Board of Directors approved the following proposals which were approved by the shareholders at a special meeting on August 12, 1996.

       1. A 1-for-10 reverse stock split of all outstanding shares of the Company. The acompanying financial statements and notes thereto give retroactive effect to this split.
       2. Amendment of the certificate of incorporation to authorize a class of preferred stock consisting of 1,000,000 shares.
       3. Adoption of the 1996 incentive stock option plan for the issuance of 300,000 shares to key employees.
       4. Adoption of the 1996 nonqualified stock option plan for the issuance of 300,000 shares to key employees.

                          EASTCO INDUSTRIAL SAFETY CORP.
                                 AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  - (Continued)
                        YEAR ENDED JUNE 30, 1996 AND 1995

NOTE 13 -- PROPOSED PUBLIC OFFERING:

   The Company has signed a letter of intent with an underwriter for a rights offering and for the sale of units. Each holder of 5 shares of the Company's common stock will be allowed to purchase 4 units. Each unit is comprised of one share of common stock and a Class B warrant to purchase one share of common stock. The warrants are exercisable twelve months after the effective date of the offering or earlier with the underwriters consent and expire three years from the effective date of the offering. These warrants are redeemable by the Company eighteen months after the effective date at $.01 a warrant provided the high bid price of its stock is at least 150% in excess of the exercise price of the warrants for the required number of days prior to the redemption notice. The Company entered into a standby agreement with the underwriter whereby any units not sold pursuant to the exercise of rights will be sold to the underwriter at the same price. In the event the unsubscribed units to be purchased by the underwriter is less than 300,000 units, the underwriter will have the right, but not the obligation, to purchase additional units that will bring the total up to 300,000 units. The Company also granted to the underwriter, for $7, an option to purchase one unit for each 10 units sold in the offering. The Company will also enter into a one year financial consulting agreement at a cost of 2% of the gross proceeds of the offering. The Company also agreed to pay the underwriter a warrant solicitation fee of 7% of the exercise price of each Class B warrant.

=============================================================================

                              TABLE OF CONTENTS

                                                                       Page
                                                                      --------
Restrictions in New Jersey  .......................                       2
Statement of Available Information  ...............                       3
Forward-Looking Statements  .......................                       3
Prospectus Summary  ...............................                       4
Summary Financial Information  ....................                       6
Risk Factors  .....................................                       7
Use of Proceeds  ..................................                      13
Capitalization  ...................................                      14
Market Information  ...............................                      15
Dividend Policy  ..................................                      15
Management's Discussion and Analysis of Financial
  Condition and Results of Operations .............                      16
Business  .........................................                      18
Management  .......................................                      24
Principal Shareholders  ...........................                      30
Description of Securities  ........................                      32
Shares Eligible for Future Sale  ..................                      33
Certain Relationships and Related Transactions  ...                      33
Recent Private Placements  ........................                      35
Concurrent Registration of Common Stock  ..........                      36
Selling Stockholders  .............................                      36
Plan of Distribution  .............................                      37
Legal Matters  ....................................                      37
Experts  ..........................................                      37
Additional Information  ...........................                      38
Consolidated Financial Statements  ................                     F-1

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation.

=============================================================================

=============================================================================

                                513,000 SHARES
                              EASTCO INDUSTRIAL
                                 SAFETY CORP.
                                    ------
                                  PROSPECTUS
                               OCTOBER 10, 1996
=============================================================================